As filed with the Securities and Exchange Commission on February 6, 2025

Registration No. 333-283591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scienture Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5122	46-3673928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Surendra Ajjarapu

Chief Executive Officer

Scienture Holdings, Inc.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen
Louis D. Kern
Dykema Gossett PLLC
111 E Kilbourn Ave, Suite 1050

Milwaukee, Wisconsin 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2025

SCIENTURE HOLDINGS, INC.

4,300,000 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 4,300,000 shares of common stock, par value $0.00001, of Scienture Holdings, Inc. (f/k/a TRxADE HEALTH, INC.), a Delaware corporation (“we,” “us,” “our,” or the “Company”), by Arena Finance Markets, LP (“Arena Finance”), Arena Special Opportunities Partners III, LP (“ASOP” and, together with Arena Finance, the “Arena Investors”), and Arena Business Solutions Global SPC II, Ltd (“Arena Global” and, together with the Arena Investors, the “Selling Stockholders”).

We are registering the resale of up to 4,300,000 shares of common stock, comprised of (i) 3,925,000 ELOC Shares (as defined below), (ii) 70,000 shares of common stock (the “Initial Commitment Fee Shares”) issued to Arena Global as a commitment fee upon the execution of a purchase agreement dated November 25, 2024 (the “ELOC Purchase Agreement”), (iii) up to 250,000 shares of common stock issuable to Arena Global as an additional commitment fee pursuant to the ELOC Purchase Agreement (the “Additional Commitment Fee Shares” and, together with the Initial Commitment Fee Shares, the “ELOC Commitment Fee Shares”), and (iv) 55,000 shares of common stock (the “SPA Commitment Fee Shares”) issued to the Arena Investors as a commitment fee upon the execution of a securities purchase agreement dated November 22, 2024 (the “Securities Purchase Agreement”). See “The Arena Global Transactions” for a description of the terms and conditions of the ELOC Purchase Agreement and the Securities Purchase Agreement, including the ELOC Shares, the ELOC Commitment Fee Shares, and the SPA Commitment Fee Shares.

The prices at which the Selling Stockholders may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, we may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement and we have received approximately $3,000,000 of gross proceeds in connection with the first closing under the Securities Purchase Agreement.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 77 of this prospectus.

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of their shares of common stock hereunder.

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their shares of common stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SCNX”. The last reported sale price of our common stock on Nasdaq on February 4, 2025, was $3.55 per share. We urge prospective purchasers of our common stock to obtain current information about the market prices of the common stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 10 HEREIN, AS WELL AS OUR PERIODIC AND CURRENT REPORTS WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [●], 2024.

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ABOUT THIS PROSPECTUS

Scienture Holdings, Inc. and its consolidated subsidiaries are referred to herein as “Scienture,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the shares offered by them described in this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference” before deciding to invest in our securities.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

Neither we nor the Selling Stockholders are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 4,300,000 shares of common stock.

Common Stock Outstanding Prior to this Offering	8,990,582 shares of common stock (as of February 4, 2025, and including (i) the 70,000 Initial Commitment Fee Shares, which have been issued to Arena Global, and (ii) the 55,000 SPA Commitment Fee Shares, which have been issued to the Arena Investors).

Common Stock Outstanding After this Offering	13,165,582 shares of common stock, assuming the sale of all of the ELOC Shares and the issuance of 250,000 Additional Commitment Fee Shares.

Terms of the Offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. For more information, see “Plan of Distribution.”

Use of Proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of common stock to Arena Global that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use the proceeds from the sale of our shares of common stock to Arena Global for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement.

For more information, see “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully read the section titled “Risk Factors” beginning on page 10 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Market for the Common Stock	Our common stock is listed on Nasdaq under the symbol “SCNX”.

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 8,990,582 shares of common stock outstanding as of February 4, 2025 and excludes:

●	190,242 shares of common stock issuable upon exercise of warrants (as of February 4, 2025);

●	1,575,900 shares of common stock issuable upon conversion of preferred stock (as February 4, 2025); and

●	23,930 shares of common stock issuable upon exercise of options (as of February 4, 2025).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Actual performance or results could differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our history of operating losses and that our operations may not become profitable;

●	claims relating to alleged violations of intellectual property rights of others;

●	our ability to manage our growth;

●	regulatory and licensing requirement risks;

●	risks related to changes in the U.S. healthcare environment;

●	risks associated with the operations of our more established competitors;

●	our ability to respond to general economic conditions, including financial market volatility and disruption, elevated levels of inflation, and declining economic conditions in the United States;

●	changes in laws or regulations relating to our operations;

●	our growth strategy;

●	the actual number of shares we will issue or sell under the ELOC Purchase Agreement to Arena Global;

●	compliance with the continued listing requirements of Nasdaq;

●	risks relating to the liquidity and trading of our common stock;

●	our ability to raise financing in the future;

●	demand for our products and services may decline;

●	data security breaches, cyber-attacks or other network outages; and

●	other risks disclosed below under, and incorporated by reference in, “Risk Factors.”

The forward-looking statements contained in this Registration Statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this Registration Statement, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We historically focused on health services IT assets and operations aimed at digitalizing the retail pharmacy experience via an online pharmaceutical marketplace. Our legacy operations are currently conducted through Integra Pharma Solutions, LLC (“IPS”), which is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS’ customers span various healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

On July 25, 2024, we acquired a wholly-owned subsidiary, Scienture, LLC (f/k/a Scienture, Inc.) (“Scienture LLC”), which is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system and cardiovascular diseases. Scienture LLC is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders. The intellectual property application process was initiated in November 2019 and the product development activities commenced in January 2020. Scienture LLC’s assets in development are across therapeutics areas and indications and cater to different market segments. Scienture LLC’s mission is to identify, develop and bring to market innovative technology-based products to address unmet medical needs. Its targeted portfolio consists of short term and long-term opportunities with efficient development, regulatory, and go to market strategies.

On September 20, 2024, we changed the legal name of the Company from “TRxADE HEALTH, Inc.” to “Scienture Holdings, Inc.”

As of September 30, 2024, we owned 100% of Softell Inc. (f/k/a Trxade Inc.), IPS, Bonum Health, LLC, Bonum Health Inc., and Scienture LLC.

On October 4, 2024, we entered into an Assignment and Assumption of Membership Interests (the “IPS Assignment Agreement”) with our wholly-owned subsidiary, Softell Inc. (f/k/a Trxade Inc.) (“Softell”), pursuant to which we transferred, and Softell accepted, 100% of the membership interests of IPS. As a result, IPS became a wholly-owned subsidiary of Softell and Softell’s current primary operations are conducted through IPS.

Bonum Health, LLC was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020. However, we do not anticipate installations moving forward and we anticipate dissolving Bonum Health, Inc. and Bonum Health, LLC.

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Corporate Information

Our principal business address is 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 and our telephone number is (800) 261-0281. We maintain our corporate website at https://scienture.com. The reference to our website is intended to be an inactive textual reference only. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. Our common stock is listed on Nasdaq under the symbol “SCNX”.

Status as a Public Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

The Arena Global Transactions

ELOC Purchase Agreement

On November 25, 2024, we entered into the ELOC Purchase Agreement with Arena Global, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 in shares of our common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement, which includes, but is not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to Arena Global. The term of the ELOC Purchase Agreement began on the date of execution and ends on the earlier of (i) December 1, 2027, (ii) the date on which Arena Global shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena Global to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena Global. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount, which is calculated as follows:

(a)	if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to eighty percent (80%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $20,000,000;

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(b)	if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $10,000,000;

(c)	if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $5,000,000; and

(d)	if the Advance Notice is received after 12:30 p.m. Eastern Time but prior to 2:30 p.m. Eastern Time, the lower of: (i) an amount equal to ten percent (10%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $2,500,000.

The purchase price to be paid by Arena Global for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement.

At any given time of any sale by us to Arena Global, we may not sell, and Arena Global may not purchase, ELOC Shares that would result in Arena Global owning more than 9.99% of our outstanding common stock upon such issuance (the “Beneficial Ownership Limitation”). Additionally, the Company must obtain shareholder approval to issue an aggregate number of shares of common stock to Arena Global, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement prior to delivering any Advance Notices. For purposes of the foregoing, and the Beneficial Ownership Limitation, any additional shares issued pursuant to the terms of the Securities Purchase Agreement described below will be aggregated with the ELOC Shares, ELOC Commitment Fee Shares, and SPA Commitment Fee Shares.

In consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to Arena Global, as a commitment fee: (i) 70,000 Initial Commitment Fee Shares and (ii) in two separate tranches, a number of Additional Commitment Fee Shares equal to (a) with respect to the first tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the effectiveness (the “Effectiveness Date”) of the initial registration statement on which the ELOC Commitment Fee Shares are registered (the “First Trance Price”) and (b) with respect to the second tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the two (2) month anniversary (the “Anniversary”) of the Effectiveness Date (the “Second Tranche Price”). The Additional Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to the terms of the ELOC Purchase Agreement. We are registering up to 320,000 ELOC Commitment Fee Shares hereunder.

Under the ELOC Purchase Agreement we also agreed to, no later than ten (10) business days following the execution date, file with the SEC a registration statement for the resale by Arena Global of the ELOC Shares and the ELOC Commitment Fee Shares, and to file one or more additional registration statements if necessary. This registration statement on Form S-1 (“Registration Statement”) is being filed in order to satisfy our obligations under the ELOC Purchase Agreement related to registering for resale the ELOC Shares and the ELOC Commitment Fee Shares.

The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena Global represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). We will sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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Securities Purchase Agreement

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Arena Investors. Under the Securities Purchase Agreement, the Company will issue 10% original issue discount secured convertible debentures (“Debentures”) in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The closing of the first tranche was consummated on November 25, 2024 (the “First Closing”) and the Company issued to the Arena Investors Debentures in an aggregate principal amount of $3,333,333 (the “First Closing Debentures”). The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%).

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

As consideration for the Arena Investors’ consummation of the First Closing, concurrently with the First Closing, the Company issued to each Arena Investor participating in the First Closing its pro rata portion of 55,000 shares of Company common stock. Furthermore, as consideration for the Arena Investors’ consummation of subsequent closings, the Company shall issue to the Arena Investors participating in such closing a certain number of Company common stock as agreed upon among the Company and the Arena Investors participating.

The Company agreed, pursuant to a Security Agreement, dated November 25, 2024 (the “Security Agreement”), with the Arena Investors, to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture LLC, entered into a Guarantee Agreement, dated November 25, 2024 (the “Guarantee”), with the Arena Investors, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Company also agreed, pursuant to a Registration Rights Agreement, dated November 25, 2024 (the “Registration Rights Agreement”), with the Arena Investors to file with the SEC an initial registration statement within 45 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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Summary of Risk Factors

We are subject to numerous risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, results of operations, financial condition, and/or cash flows. You should carefully consider the risks discussed in the section titled “Risk Factors,” including the following risks, before investing in our common stock.

Risks Related to Our Business

●	We operate a clinical-stage biopharmaceutical company with a limited operating history, which may make it difficult to evaluate its current business and predict its future success and viability.
●	Our executive officers lack experience with the clinical development of therapeutic products for FDA marketing approval.
●	We need additional capital which may not be available when needed or on commercially acceptable terms, thereby casting substantial doubt on our ability to continue as a going concern. Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates. To the extent outstanding loan conversion rights associated with our existing indebtedness are exercised, there will be dilution to our stockholders.
●	Indebtedness and liabilities could limit the cash flow available for our operations, including under Scienture LLC’s outstanding secured convertible debt, expose us to risks that could adversely affect our business, financial condition, and results of operations.
●	Due to the significant resources required to develop our product pipeline, and depending on our ability to access capital, we must prioritize the development of certain product candidates over others and we may fail to expend our limited resources on product candidates or indications that may have been more profitable or for which there is a greater likelihood of success.
●	Our business is highly dependent on the success of certain product candidates. If we are unable to successfully complete clinical development, obtain regulatory approval for or commercialize one or more of our product candidates, or if we experience delays in doing so, our business will be materially harmed.
●	We are dependent upon our current management, who may have conflicts of interest. Our ability to develop product candidates and our future growth depends on attracting, hiring and retaining key personnel and recruiting additional qualified personnel.
●	We may seek to collaborate with third parties and may not be able to implement these collaborations on commercially acceptable terms, if at all. The success of certain of our product candidates may depend in significant part on the success of such collaborations.
●	Our third-party manufacturing partners may be unable to increase the scale of production or product yield of our product candidates, resulting in increased manufacturing costs and delays in commercialization of our products. Furthermore, changes in methods of manufacturing our product candidates could result in additional costs or delays.
●	Our growth depends in part on the success of our strategic relationships with third parties. Some of these third parties may be located outside of the United States.
●	Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.
●	We may be subject to lawsuits.
●	The successful development of Scienture LLC’s pharmaceutical products involves a lengthy and expensive process and is highly uncertain.

Risks Related to Our Legal and Regulatory Requirements

●	We are subject, directly or indirectly, to federal and state healthcare, fraud, abuse false claims, and other laws and regulations as well as health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face investigations and substantial penalties. Furthermore, it may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.
●	We may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of our product candidates and adversely impact our business and results of operations.
●	Even if we obtain regulatory approval for any of our product candidates, we will be subject to ongoing regulatory requirements, which may result in significant additional expenses. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.
●	We intend to use certain regulatory pathways to seek regulatory approval of several of our product candidates. If the FDA concludes that our marketing applications no longer qualify for these regulatory pathways, then our applications may not be accepted by the FDA for review and approval of our products may be delayed.
●	We may seek priority review designation for our product candidates. We might not receive such designation, and even if we do, such designation may not lead to faster regulatory review or approval.
●	We may seek orphan drug designation from the FDA for our product candidates. We may be unable to obtain such designation or, if obtained, to maintain the benefits associated with orphan drug status, including the potential for non-patent market exclusivity.
●	If regulatory authorities approve generic versions of our products, or do not grant our products a sufficient period of market exclusivity before approving a generic version, our ability to generate revenue may be adversely affected.
●	Even if we obtain FDA approval for a product candidate in the United States, we may never obtain approval for or successfully commercialize that candidate outside of the United States, which would limit our ability to realize a product’s full market potential.

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●	Even if we are able to commercialize any of our product candidates, the third-party payor coverage and reimbursement status of newly-approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.
●	We are developing a drug-device combination product, which may result in additional regulatory risks.
●	Our third party collaborators and service providers are, or may become, subject to a variety of stringent and evolving privacy and data security laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to privacy and data security. Any actual or perceived failure to comply with such obligations could expose us to significant fines or other penalties and otherwise harm our business and operations.
●	The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.
●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.
●	Inadequate funding for the FDA and other government agencies, including from government shutdowns, or other disruptions to these agencies’ operations, could hinder such agencies’ ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely.

Risks Related to Our Technology and Intellectual Property

●	We may not be able to protect our intellectual property and trade secret rights throughout the world. If our efforts to protect our intellectual property rights are inadequate, we may not be able to compete effectively in our market.
●	We depend on in-licensed intellectual property. If we fail to comply with our obligations under intellectual property licenses with third parties, we could lose license rights that are important to our business.
●	If we or our licensors are unable to obtain and maintain patent protection for our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our product candidates, and our ability to successfully commercialize our product candidates may be adversely affected. Furthermore, we do not intend to seek patent protection for one of our products, SCN-106.
●	Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies. Our patent protection could be reduced or eliminated for non-compliance with these requirements.
●	Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.
●	Changes to patent law in the United States and in foreign jurisdictions could diminish the value of our patents in general, thereby impairing our ability to protect our product candidates.
●	If we do not obtain patent term extension for our current product candidates, our business may be materially harmed.
●	We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be distracting, expensive, time consuming, and unsuccessful.
●	We may be subject to claims challenging the inventorship or ownership of our intellectual property or asserting that we violated intellectual property rights of others, the outcome of which would be uncertain. These claims could be extremely costly to defend, could require us to pay significant damages and limit our ability to operate, and could distract our personnel from normal responsibilities.
●	European patents and patent applications could be challenged in the recently created Unified Patent Court for the European Union.
●	Our use, or the use by our third party collaborators and service providers, of new and evolving technologies, such as artificial intelligence (“AI”) and machine learning (“ML”), may result in spending additional resources and present new risks and challenges that can impact our business, including by posing security and other risks to our sensitive data. As a result, we may be exposed to reputational harm, other adverse consequences, and liability.
●	If our trademarks and trade names are not adequately protected then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Risks Related to the Offering and Our Common Stock

●	It is not possible to predict the actual number of shares we will issue to Arena Global.
●	Investors who buy shares at different times will likely pay different prices.
●	The issuance of common stock to the Selling Stockholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholders could cause the price of our common stock to decline.
●	We may not be able to comply with Nasdaq’s continued listing standards.
●	Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”
●	The exercise of outstanding warrants, options and other securities that are exercisable into shares of our common stock will be dilutive to our existing stockholders.
●	We have not historically paid or declared any dividends on our common stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.
●	Our common stock price is likely to be highly volatile because of several factors, including a limited public float.
●	There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.
●	Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to Our Business

We operate a clinical-stage biopharmaceutical company with a limited operating history, which may make it difficult to evaluate its current business and predict its future success and viability.

We hold a clinical-stage biopharmaceutical company with a limited operating history. Scienture LLC was formed in 2019 and its operations to date have been limited to organizing and staffing its company, business planning, raising capital, identifying and developing its product candidates for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases, securing intellectual property rights, and planning and undertaking preclinical studies and clinical trials. Scienture LLC has not yet demonstrated an ability to generate revenues, obtain regulatory approvals, manufacture any product on a commercial scale or arrange for a third party to do so on its behalf or conduct sales and marketing activities necessary for successful product commercialization. Scienture LLC’s limited operating history as a company makes any assessment of its future success and viability subject to significant uncertainty. Scienture LLC will encounter risks and difficulties frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields, and Scienture has not yet demonstrated an ability to successfully overcome such risks and difficulties. If Scienture does not address these risks and difficulties successfully, its business will suffer.

The success of our business depends primarily upon its ability to identify, develop, and commercialize product candidates, including our existing product candidates: SCN-102, SCN-104, SCN-106, and SCN-107. We only have one product candidate, SCN-102, for which it has conducted pivotal clinical studies to date, and we will be required to similarly perform pivotal clinical studies for the other products in its pipeline in order to obtain regulatory approval for these earlier stage candidates. Our business depends heavily on its ability to obtain FDA approval for SCN-102 and successfully launch this product candidate and do the same for the other products in its pipeline. We do not know whether it will be able to develop any products of commercial value. We do not have any products approved for commercial sale and have not generated any revenue from product sales to date. We will continue to incur significant research and development and other expenses related to its preclinical and clinical development and ongoing operations. As a result, we are not profitable and has incurred losses in each period since its inception. Net losses and negative cash flows have had, and likely will continue to have, an adverse effect on our financial condition. Scienture LLC’s net losses totaled $3.7 million and $2.2 million for the years ended December 31, 2022 and December 31, 2023, respectively. Scienture LLC’s net losses totaled $4.4 million and $471 thousand for the six months ended June 30, 2023 and 2024, respectively. As of June 30, 2024, Scienture LLC has not yet generated revenues and had an accumulated deficit of $15.8 million. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates.

We anticipate that our expenses will increase substantially if, and as, we:

●	advance its product candidates through clinical development;

●	seek regulatory approvals for Scienture’s product candidates that successfully complete clinical trials;

●	hire additional clinical, quality control, medical, scientific and other technical personnel to support the clinical development of Scienture’s product candidates;

●	experience an increase in headcount as Scienture expands its research and development organization and market development and pre-commercial planning activities;

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●	undertake any pre-commercial or commercial activities to establish sales, marketing and distribution capabilities, including in relation to its product candidates;

●	seek to identify, acquire and develop additional product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

●	maintain, expands and protects its intellectual property portfolio;

●	make milestone, royalty or other payments due under any future in-license or collaboration agreements; and

●	make milestone, royalty, interest or other payments due under any future financing or other arrangements with third parties.

Biopharmaceutical product development entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, secure market access and reimbursement and become commercially viable, and therefore any investment in us is highly speculative. Accordingly, you should consider our prospects, factoring in the costs, uncertainties, delays and difficulties frequently encountered by companies in clinical development, especially clinical-stage biopharmaceutical companies such as us. Any predictions you make about our future success or viability may not be as accurate as they would otherwise be if it had a longer operating history or a history of successfully developing and commercializing pharmaceutical products. We may encounter unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving Scienture’s business objectives.

Additionally, our expenses could increase beyond our expectations if we are required by the FDA or other comparable regulatory authorities to perform clinical trials in addition to those that we currently expect, or if there are any delays in establishing appropriate manufacturing arrangements for or in completing its clinical trials or the development of any of our product candidates.

Certain of our executive officers lack experience with the clinical development of therapeutic products for FDA marketing approval.

Our primary executive officers, including Suren Ajjarapu, Chairman of the Board, Chief Executive Officer, and Secretary, and Prashant Patel, President, Chief Operating Officer, Interim Principal Financial/Accounting Officer and Director, lack experience in overseeing the clinical development of therapeutic products for FDA marketing approval. While Scienture LLC’s executive officers have extensive experience in this regard, the lack of such experience at the executive level of the Company presents a risk that the Company may not effectively oversee the operations of Scienture LLC and Scienture LLC’s comply with applicable laws, rules and regulations.

We need additional capital which may not be available when needed or on commercially acceptable terms, thereby casting substantial doubt on our ability to continue as a going concern. Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates. To the extent outstanding loan conversion rights associated with our existing indebtedness are exercised, there will be dilution to our stockholders.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. As of June 30, 2024, the Company had an accumulated deficit of $26.5 million. After the Company’s MMS disposition, the Company had $3.5 million in cash. The Company received $7.5 million in May 2024 pertaining to the final payment of the MMS disposition. As of June 30, 2024, Scienture had $109,000 in cash and cash equivalents and $5,000 in money market securities.

Scienture LLC’s activities of developing biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Moving forward, we expect our expenses to continue to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek regulatory and marketing approval for, our product candidates. Even if our current or future product candidates are approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Because of the numerous risks and uncertainties associated with research and development of product candidates, we are unable to predict the timing or amount of our working capital requirements.

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Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations with existing cash, cash equivalents, short-term investments, and any future equity or debt financings and upfront and milestone and royalty payments, if any, received under any future licenses or collaborations. While the Company believes that its cash as of the date of this Registration Statement will be sufficient to meet its funding requirements during the next 12 months, this belief may prove to be wrong as we could utilize available capital resources sooner than we expect. We will eventually need to raise additional capital or secure debt funding to support on-going operations. This may include raising additional financing on an opportunistic basis in the future. For example, we may seek to raise equity capital or obtain additional capital in the near term due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for current or future operating plans.

Attempting to secure additional financing may divert management from day-to-day activities, which may adversely affect our ability to develop product candidates. Our future capital requirements will depend on many factors, including but not limited to:

●	the scope, timing, progress, costs and results of discovery, preclinical development and clinical trials for our current or future product candidates;

●	the number of clinical trials required for regulatory approval of our current or future product candidates;

●	the costs, timing and outcome of regulatory review of any of our current or future product candidates;

●	the costs associated with acquiring or licensing additional product candidates, technologies or assets, including the timing and amount of any milestones, royalties or other payments due in connection with our acquisitions and licenses;

●	the cost of manufacturing clinical and commercial supplies of our current or future product candidates;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims, including any claims by third parties that we are infringing upon their intellectual property rights;

●	the effectiveness of our approach at identifying target patient populations and utilizing our approach to enrich our patient population in our clinical trials;

●	our ability to maintain existing, and establish new, strategic collaborations or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;

●	the costs and timing of future commercialization activities, including manufacturing, marketing, sales and distribution, for any of our product candidates for which we receive marketing approval;

●	the revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval;

●	expenses to attract, hire and retain skilled personnel;

●	our ability to establish a commercially viable pricing structure and obtain approval for coverage and adequate reimbursement from third-party and government payors;

●	the effect of macroeconomic trends including inflation and rising interest rates;

●	addressing any potential supply chain interruptions or delays;

●	the effect of competing technological and market developments; and

●	the extent to which we acquire or invests in business, products and technologies.

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We anticipate that the sources of capital available to us will be through the sale of equity and debt, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. Our ability to raise additional funds will depend on financial, economic, political and market conditions and other factors, over which we may have no or limited control. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our shares to decline. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues, our financial position, and liquidity. Furthermore, we could be forced to delay, limit, reduce or terminate product development programs, future commercialization efforts or other operations.

On September 2023, Scienture LLC entered into a Loan and Security Agreement dated September 8, 2023, by and between NV Finance LLC, a Nebraska Limited Liability Company (“NVK”) and Scienture LLC (the “NVK Loan Agreement”) for a principal amount of $2,000,000. The loan is due upon maturity, together with all unpaid interest expense, in September 2025. The outstanding balance under the NVK debt is convertible, at NVK’s option at any time, into common stock. NVK is entitled to receive warrants to purchase shares of Scienture LLC’s common stock. Scienture LLC entered into a Consent and Waiver on July 25, 2024 (the “NVK Consent and Waiver”), regarding the NVK loan in connection with the business combination with Scienture Holdings. Under the NVK Consent and Waiver, the warrants previously granted to NVK were converted into 5.25% warrants on a fully diluted basis, equaling 500,526 shares of outstanding common stock of Scienture LLC and placed in escrow. Any such conversion by NVK will result in dilution to holders of the Company’s common stock. Conversely, should NVK not exercise its conversion right prior to maturity of the loan, Scienture LLC would need to obtain additional financing to fund its cash payment obligations thereunder.

If we raise additional capital through the sale of equity or convertible debt securities or we issue any equity or convertible debt securities in connection with a collaboration agreement or other contractual arrangement, our stockholders’ ownership interests also will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of stockholders.

Debt financing, if available, may result in increased fixed payment obligations and involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends or acquiring, selling or licensing intellectual property rights or assets, which could adversely impact the ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. We could also be required to seek funds through arrangements with collaborators or others at an earlier stage than otherwise would be desirable. Any of these occurrences may have a material adverse effect on our business, operating results and prospects.

Market conditions and changes in financial regulations and policies can impact the viability of financial institutions. In the event of failure of any of the financial institutions where we maintain cash and cash equivalents, there can be no assurance that we would be able to access uninsured funds in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect our business and financial position. In addition, changes in regulations governing financial institutions are beyond our control and difficult to predict; consequently, the impact of such changes on our business and results of operations is difficult to predict and may have an adverse effect on us.

These matters, when considered in the aggregate, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that our condensed financial statements are issued. The financial herein do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

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Indebtedness and liabilities could limit the cash flow available for our operations, including under Scienture LLC’s outstanding secured convertible debt, expose us to risks that could adversely affect our business, financial condition, and results of operations.

In September 2023, Scienture LLC incurred $2 million of indebtedness under a Loan and Security Agreement dated September 8, 2023, by and between NVK Finance LLC, a Nebraska Limited Liability Company (“NVK”) and Scienture LLC (the “NVK Loan Agreement”) in connection with the business combination of NVK with Scienture LLC. In the future, we may incur indebtedness to meet financing needs or otherwise refinance existing indebtedness. Indebtedness could have significant negative consequences for our security holders and our business, results of operations, and financial condition by, among other things:

Increasing vulnerability to adverse economic and industry conditions;

●	Limiting our ability to obtain additional financing;

●	Requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the amount of cash available for other purposes;

●	Limiting our flexibility to plan for, or react to, changes in our business; and

●	Placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Scienture LLC’s obligations under the NVK loan agreement are secured by a first priority security interest in all of Scienture LLC’s assets, including its intellectual property rights. Accordingly, Scienture LLC’s failure to perform its obligations under the NVK loan agreement could result in NVK selling to foreclose on this collateral. Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves to pay amounts due under any indebtedness incurred.

Due to the significant resources required to develop our product pipeline, and depending on our ability to access capital, we must prioritize the development of certain product candidates over others and we may fail to expend our limited resources on product candidates or indications that may have been more profitable or for which there is a greater likelihood of success.

Scienture LLC’s lead product candidate, SCN-102, for the treatment of hypertension, is currently under FDA review. Its other product candidates and programs are at various stages of development, and Scienture LLC has not yet initiated clinical trials for these other candidates in our pipeline. We seek to support Scienture LLC in rapidly advancing discovery and development of transformational medicines for patients suffering from CNS and CVS diseases.

Due to the significant resources required for the development of our product candidates, we must decide which product candidates and indications to pursue and advance and the amount of resources to allocate to each. Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates, therapeutic areas or indications may not lead to the development of viable commercial products and may divert resources away from better opportunities. If we make incorrect determinations regarding the viability or market potential of any of our product candidates or misread trends in the pharmaceutical industry, in particular for CNS and CVS diseases, our business, financial condition and results of operations could be materially and adversely affected. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other product candidates or other diseases and disease pathways that may later prove to have greater commercial potential than those we choose to pursue, or relinquish valuable rights to such product candidates through collaboration, licensing or royalty arrangements in cases in which it would have been advantageous for us to invest additional resources to retain sole development and commercialization rights.

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Our business is highly dependent on the success of certain product candidates. If we are unable to successfully complete clinical development, obtain regulatory approval for or commercialize one or more of our product candidates, or if we experience delays in doing so, our business will be materially harmed.

Scienture LLC has not completed the development of any product candidates. Although Scienture LLC has initiated development for product candidates, all of these candidates, other than SCN-102, remain in early-stage clinical or preclinical development. Our future success and ability to generate revenue from Scienture LLC’s product candidates is dependent on our ability to successfully develop, obtain regulatory approval for and commercialize one or more of our product candidates. Even if approved by the FDA, SCN-102 will require substantial additional investment for commercialization, clinical development, regulatory review, and approval in one or more jurisdictions. If any of Scienture LLC’s product candidates encounters safety or efficacy problems, development delays, regulatory issues or other problems, our development plans and business would be materially harmed.

We may not have the financial resources to continue development of Scienture LLC’s product candidates, particularly if Scienture LLC experience any issues that delay or prevent regulatory approval of, or its ability to commercialize, product candidates, including:

●	Scienture LLC’s inability to demonstrate to the satisfaction of the FDA or other comparable regulatory authorities that our product candidates are safe and effective;

●	insufficiency of our financial and other resources to complete the necessary clinical trials and preclinical studies;

●	negative or inconclusive results from Scienture LLC’s clinical trials, preclinical studies or the clinical trials of others for product candidates similar to Scienture LLC, leading to a decision or requirement to conduct additional clinical trials or preclinical studies or abandon a program;

●	product-related adverse events experienced by subjects in Scienture LLC’s clinical trials, including unexpected toxicity results, or by individuals using drugs or therapeutic biologics similar to Scienture LLC’s product candidates;

●	delays in submitting an Investigational New Drug (“IND”) application or other regulatory submission to the FDA or other comparable regulatory authorities, or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial or a suspension or termination, or hold, of a clinical trial once commenced;

●	conditions imposed by the FDA or other comparable regulatory authorities regarding the scope or design of Scienture LLC’s clinical trials;

●	poor effectiveness of our product candidates during clinical trials;

●	better than expected performance of control arms, such as placebo groups, which could lead to negative or inconclusive results from Scienture LLC’s clinical trials;

●	delays in enrolling subjects in Scienture LLC’s clinical trials;

●	high drop-out rates of subjects from Scienture LLC’s clinical trials;

●	inadequate supply or quality of product candidates or other materials necessary for the conduct of Scienture LLC’s clinical trials;

●	higher than anticipated clinical trial or manufacturing costs;

●	unfavorable FDA or comparable regulatory authority inspection and review of Scienture LLC’s clinical trial sites;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or the clinical trial protocol or otherwise meet their contractual obligations in a timely manner, or at all;

●	delays and changes in regulatory requirements, policies and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to Scienture LLC’s therapies in particular; or

●	varying interpretations of data by the FDA or other comparable regulatory authorities.

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In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Scienture LLC may in the future conduct one or more of its clinical trials with one or more trial sites that are located outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to conditions imposed by the FDA, and there can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any trial that we conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and could delay or permanently halt our development of the applicable product candidates.

We are dependent upon our current management, who may have conflicts of interest. Our ability to develop product candidates and our future growth depends on attracting, hiring and retaining key personnel and recruiting additional qualified personnel.

Our success depends upon the continued contributions of our key management and scientific personnel, many of whom have substantial experience with developing therapies, identifying potential product candidates and building the technologies related to the clinical development of our product candidates. However, some of officers and directors have duties and affiliations with other companies. Involvement of our officers and directors in other businesses may present a conflict of interest regarding decisions they make for the Company or with respect to the amount of time available for the Company.

Given the specialized nature of CNV and CVS diseases and our approach, there is an inherent scarcity of experienced personnel in these fields. As we continue developing product candidates, we will require personnel with medical, scientific, or technical qualifications specific to each program. The loss of any of our officers or directors, in particular our current management team consisting of Shankar Hariharan, Narasimhan Mani, Rahul Surana, Suren Ajjarapu, or Prashant Patel, could have a materially adverse effect upon our business and future prospects.

The Company holds, on behalf of and for the benefit of Mr. Ajjarapu, a personal disability insurance policy providing for a $1,500,000 lump sum benefit, payable to Mr. Ajjarapu, in the event of Mr. Ajjarapu’s disability. The premiums on such policy will be paid by the Company for so long as Mr. Ajjarapu is employed by the Company. The Company also holds a $4,000,000 key-man life insurance policy on the life of Mr. Ajjarapu, and a $1,500,000 lump sum disability insurance policy on Mr. Ajjarapu, providing for the Company as beneficiary of such policies. The Company does not hold key-man life insurance policies for any other employees.

Despite our efforts to retain valuable employees, members of our team may terminate employment on short notice. The competition for qualified personnel in the biotechnology and biopharmaceutical industries is intense, and our future success depends upon our ability to attract, retain, and motivate highly skilled scientific, technical and managerial employees. We face competition for personnel from other companies, universities, public and private research institutions, and other organizations. If our recruitment and retention efforts are unsuccessful in the future, it may be difficult for us to implement our business strategy, which would have a material adverse effect on our business.

In addition, our clinical operations and research and development programs depend on our ability to attract and retain highly skilled scientists, data scientists, and engineers, particularly in New York, New Jersey, Massachusetts and Pennsylvania. There is powerful competition for skilled personnel in these geographical markets, and we may experience, difficulty in hiring and retaining employees with appropriate qualifications on acceptable terms, or at all. Many of the companies with which we compete for experienced personnel have greater resources than we do. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached legal obligations, resulting in a diversion of our time and resources and, potentially, damages. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If the perceived benefits of stock awards decline, it may harm our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects would be harmed.

We may seek to collaborate with third parties and may not be able to implement these collaborations on commercially acceptable terms, if at all. The success of certain of our product candidates may depend in significant part on the success of such collaborations.

We plan to opportunistically pursue strategic partnerships if we believe that these partnerships can accelerate the development or maximize the market potential of our product candidates. Likely collaborators may include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. In addition, if we are able to obtain regulatory approval for product candidates from foreign regulatory authorities, we may enter into partnerships or collaborations with international biotechnology or pharmaceutical companies for the commercialization of such product candidates.

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We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a partnership or collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed partnerships or collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the potential differentiation of our product candidates from competing product candidates, design or results of clinical trials, the likelihood of approval by the FDA or other comparable regulatory authorities and the regulatory pathway for any such approval, the potential market for the product candidate, the costs and complexities of manufacturing and delivering the product to patients and the potential of competing products. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available for partnership or collaboration and whether such a partnership or collaboration could be more attractive than the one with the Company for our product candidate. If we elect to increase expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop product candidates or bring them to market and generate product revenue.

Partnerships and collaborations are each complex and time-consuming to negotiate and document. Further, business combinations among large pharmaceutical companies could result in a reduced number of potential future collaborators. Any partnership or collaboration agreement that we enter into in the future may contain restrictions on our ability to enter into potential partnerships or collaborations or to otherwise develop specified product candidates. We may not be able to negotiate partnerships or collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay development programs, delay potential commercialization or reduce the scope of any sales or marketing activities, or increase expenditures and undertake development or commercialization activities at our own expense.

We may have limited control over the amount and timing of resources that our collaborators will dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on any future collaborators’ abilities to successfully perform the functions assigned to them in these arrangements. In addition, any future collaborators may have the right to abandon research or development projects and terminate applicable agreements, including funding obligations, prior to or upon the expiration of the agreed upon terms.

Collaborations involving our product candidates pose a number of risks, including the following:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not perform their obligations as expected;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs, based on clinical trial results, changes in the collaborators’ strategic focus or available funding or external factors, such as an acquisition, which divert resources or create competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates;

●	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	disagreements with collaborators, including disagreements over proprietary rights, including trade secrets and intellectual property rights, contract interpretation, or the preferred course of development might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

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●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If any future collaborator is involved in a business combination, we could decide to delay, diminish or terminate the development or commercialization of any licensed product candidate.

We have relied upon and plan to continue to rely on third parties, such as Contract Research Organizations (“CROs”), clinical data management organizations, medical institutions and clinical investigators, to conduct our clinical trials and expect to rely on these third parties to conduct clinical trials of any other product candidate that we develop. Our ability to complete clinical trials in a timely fashion depends on a number of key factors. These factors include protocol design, regulatory and Institutional Review Board approval, patient enrollment rates and compliance with GCPs. Generally, we rely on our third-party partners to accurately report their results. Our reliance on third parties for clinical development activities may impact or limit our control over the timing, conduct, expense and quality of our clinical trials. Moreover, the FDA requires that we to comply with GCPs for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of clinical trial sponsors, principal investigators, clinical trial sites and Institutional Review Boards. For certain commercial prescription drug products, manufacturers and other parties involved in the supply chain must also meet chain of distribution requirements and build electronic, interoperable systems for product tracking and tracing and for notifying the FDA of counterfeit, diverted, stolen and intentionally adulterated products or other products that are otherwise unfit for distribution in the United States.

We remain responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards. Our failure or the failure of third parties to comply with the applicable protocol, legal and regulatory requirements and scientific standards can result in rejection of our clinical trial data or other sanctions. If we or our third-party clinical trial providers or third-party CROs do not successfully carry out these clinical activities, our clinical trials or the potential regulatory approval of a product candidate may be delayed or be unsuccessful. Additionally, if we or our third-party contractors fail to comply with applicable GCPs for any reason, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our product candidates, which would delay the regulatory approval process. We cannot be certain that, upon inspection, the FDA will determine that any of our clinical trials comply with GCPs. We are also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under our agreements with such contractors, we cannot control whether or not they devote sufficient time, skill and resources to our ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties, including clinical investigators, do not successfully carry out their contractual duties, meet expected deadlines or conduct its clinical trials in accordance with regulatory requirements or its stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. In such an event, our financial results and the commercial prospects for any product candidates that we seek to develop could be harmed, our costs could increase and our ability to generate revenues could be delayed, impaired or foreclosed.

We also rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or regulatory approval of our product candidates or commercialization of any resulting products, producing additional losses and depriving us of potential product revenue.

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In addition, we rely on wholesalers and attempt to structure our agreements with such wholesalers to ensure that we are appropriately and predictably compensated for the services we provide. We cannot control the frequency or magnitude of pharmaceutical price changes. We might be unable to renew agreements with wholesalers in a timely and favorable manner. These risks might have a materially adverse impact on our business operations and our financial positions or results of operations.

Any of the third-party organizations we utilize may terminate our engagements with us under certain circumstances. The replacement of an existing CRO or other third party may result in the delay of the affected trials or otherwise adversely affect our efforts to obtain regulatory approvals and commercialize our product candidates. We may not be able to enter into alternative arrangements or do so on commercially reasonable terms. In addition, even if there are suitable replacements for one or more of these service providers, there is a natural transition period when a new service provider begins work. As a result, delays may occur, which could negatively impact our ability to meet our expected clinical development timelines and harm our business, financial condition and prospects.

Our third-party manufacturing partners may be unable to increase the scale of production or product yield of our product candidates, resulting in increased manufacturing costs and delays in commercialization of our products. Furthermore, changes in methods of manufacturing our product candidates could result in additional costs or delays.

In order to produce sufficient quantities to meet the demand for clinical trials and, if approved, subsequent commercialization of our product candidates, our third-party manufacturers will be required to increase production and optimize manufacturing processes while maintaining the quality of our product candidates. The transition to larger scale production could prove difficult. In addition, if our third-party manufacturers are not able to optimize their manufacturing processes to increase the product yield for our product candidates, or if such third party manufacturers are unable to produce increased amounts of our product candidates while maintaining the same quality, then we may not be able to meet the demands of clinical trials or market demands. This could decrease our ability to generate profits and have a material adverse impact on our business and results of operations.

Our growth depends in part on the success of our strategic relationships with third parties. Some of these third parties may be located outside of the United States.

In order to grow our business, we anticipate that we will need to continue to depend on our relationships with third parties, including our technology providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential customers. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased customer use of our products or increased revenue.

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates, and we lack the resources and the capabilities to do so. Our current strategy is to outsource all manufacturing of its product candidates to third parties, including in jurisdictions outside of the United States such as China. As such, we currently rely on third-party manufacturers to provide all of the API and the final drug product formulation of all of our product candidates that are being used in our clinical trials and preclinical studies. If we were to need an alternate manufacturer, we would incur added costs and delays in identifying and qualifying any such replacement. In addition, we typically order raw materials, API and drug product and services on a purchase order basis and do not enter into long-term dedicated capacity or minimum supply arrangements with any commercial manufacturer. We may not be able to timely secure needed supply arrangements on satisfactory terms, or at all. Our failure to secure these arrangements as needed could have a material adverse effect on our ability to complete the development of our product candidates or, to commercialize them, if approved. We may be unable to conclude agreements for commercial supply with third-party manufacturers or may be unable to do so on acceptable terms. There may be difficulties in scaling up to commercial quantities and formulation of our product candidates, and the costs of manufacturing could be prohibitive.

Many of the third-party manufacturers we rely on have only recently begun working with us and have limited or no experience manufacturing our API and final drug products. If our manufacturers have difficulty or suffer delays in successfully manufacturing material that meets our specifications, it may limit supply of our product candidates and could delay our clinical trials.

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Even if we are able to establish and maintain arrangements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	the failure of the third-party manufacturer to comply with applicable regulatory requirements and reliance on third parties for manufacturing process development, regulatory compliance and quality assurance;

●	manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreement between parties;

●	limitations on supply availability resulting from capacity and scheduling constraints of third parties;

●	the failure of the third-party manufacturer to produce materials with acceptable quality on a larger scale;

●	the possible breach of manufacturing agreements by third parties because of factors beyond our control;

●	the possible termination or non-renewal of the manufacturing agreements by the third party, at a time that is costly or inconvenient to us; and

●	the possible misappropriation of our proprietary information, including our trade secrets and know-how.

If we do not maintain its key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to obtain regulatory approval for our product candidates. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other comparable regulatory authorities.

Additionally, if any third-party manufacturer with whom we contract fail to perform its obligations, we may be forced to manufacture the materials ourself, for which we may not have the capabilities or resources, or enter into an agreement with a different manufacturer. In either scenario, our clinical trials supply could be delayed significantly as we establish alternative supply sources. In some cases, the technical skills required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills to a back-up or alternate supplier, or we may be unable to transfer such skills at all. In addition, if we are required to change third-party manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. We will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce its product candidate according to the specifications previously submitted to the FDA or other comparable regulatory authorities. We may be unsuccessful in demonstrating the comparability of clinical supplies, which could require the conduct of additional clinical trials. The delays associated with the verification of a new third-party manufacturer could negatively affect our ability to develop product candidates or commercialize our products in a timely manner or within budget. Furthermore, a third-party manufacturer may possess technology related to the manufacture of our product candidates that such third party owns independently. This would increase our reliance on such third-party manufacturer or require us to obtain a license from such third-party manufacturer in order to have another third party manufacture our product candidates.

If any of our product candidates are approved by any regulatory agency, we intend to utilize arrangements with third-party contract manufacturers for the commercial production of those products. This process is difficult and time consuming and we may face competition for access to manufacturing facilities as there are a limited number of contract manufacturers operating under cGMPs that are capable of manufacturing our product candidates. Consequently, we may not be able to reach agreement with third-party manufacturers on satisfactory terms, which could delay commercialization.

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Some of our manufacturers are located outside of the United States, including in China. There is currently significant uncertainty about the future relationship between the United States and various other countries, including China, with respect to trade policies, treaties, government regulations and tariffs. Increased tariffs or pending legislation that would impose federal contracting or federal funding limitations on parties directly using or connected to those using the services or equipment of certain foreign entities with known or alleged associations with foreign adversaries could potentially disrupt our existing supply chains and impose additional costs on our business. In particular, certain Chinese biotechnology companies and commercial manufacturing organizations may become subject to trade restrictions, sanctions, and other regulatory requirements by the U.S. government, which could restrict or even prohibit our ability to work with such entities, thereby potentially disrupting our supplies and manufacturing. Additionally, it is possible further tariffs may be imposed that could affect imports of any Active Pharmaceutical Ingredients (“APIs”) used in our product candidates in the future, or our business may be adversely impacted by retaliatory trade measures taken by China or other countries, including restricted access to such raw materials used in its product candidates. Given the unpredictable regulatory environment in China and the United States and uncertainty regarding how the U.S. or foreign governments will act with respect to tariffs, international trade agreements and policies, further governmental action related to tariffs, additional taxes, contracting matters, regulatory changes or other retaliatory trade measures in the future could occur with a corresponding detrimental impact on our business and financial condition.

Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, seizures or voluntary recalls of product candidates, operating restrictions and criminal prosecutions, any of which could significantly affect supplies of our product candidates. The facilities used by our contract manufacturers to manufacture our product candidates must be evaluated by the FDA. We do not control the manufacturing process of, and is completely dependent on, its contract manufacturing partners for compliance with cGMPs. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other comparable regulatory authorities, we may not be able to secure and/or maintain regulatory approval for our product candidates manufactured at these facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA finds deficiencies or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our approved product candidates. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to our its product candidates and market our products, if approved.

The FDA or other comparable regulatory authorities require manufacturers to register manufacturing facilities, and also inspect these facilities to confirm compliance with cGMPs.

Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA and other comparable regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products following approval, if obtained.

Furthermore, should we decide to use any APIs in any of our product candidates that are proprietary to one or more third parties, we would need to maintain licenses to those APIs from those third parties. If we are unable to gain or continue to access rights to such APIs prior to conducting preclinical toxicology studies intended to support clinical trials, we may need to develop alternate product candidates from these programs by either accessing or developing alternate APIs, resulting in increased development costs and delays in commercialization of these product candidates. If we are unable to gain or maintain continued access rights to the desired APIs on commercially reasonable terms or develop suitable alternate APIs, we may not be able to commercialize product candidates from these programs.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as the vendors used to manufacture drug product or manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay or prevent completion of clinical trials, require conducting bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay or prevent approval of our product candidates and jeopardize our ability to commence sales and generate revenue.

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We may be subject to lawsuits.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

In August 2022 and April 2023, Scienture LLC entered into exclusive license and commercial agreements with Kesin Pharma Corporation (“Kesin”), a related party, pursuant to which Scienture LLC granted the exclusive license rights to commercialize two of its potential products, SCN-102 and SCN-104, to Kesin for use in the United States. In March 2024, Scienture LLC and Kesin agreement to terminate those agreements and agreed that Scienture LLC would pay Kesin a total gross amount of $1.3 million upon commercialization of either SCN-102 or SCN-104 via a royalty arrangement. This agreement also requires that if the full $1.3 million has not been repaid within two years of the earlier of i) commercial launch of a product or ii) 120 days after FDA approval of a product, then interest will accrue prospectively at a rate of 8% annually on the unpaid balance. In August 2024, Kesin demanded immediate payment of the full amount under this agreement, alleging it is payable in connection with the consummation Scienture LLC’s business combination with the Company. We have disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, we will vigorously defend it. Any litigation arising from this matter could be costly and may divert management’s attention from the day-to-day operations of our business. We would have to obtain financing to fund any amounts payable under this agreement.

The successful development of Scienture LLC’s pharmaceutical products involves a lengthy and expensive process and is highly uncertain.

Successful development of Scienture LLC’s pharmaceutical products involves a lengthy and expensive process, is highly uncertain, and is dependent on numerous factors, many of which are beyond our control. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:

●	clinical trial results may show the product candidates to be less effective than expected;

●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by patients who fail the trial screening process, slow enrollment in clinical trials, patients dropping out of trials, patients lost to follow-up, length of time to achieve trial endpoints, additional time requirements for data analysis or New Drug Application (“NDA”) or similar foreign application preparation, discussions with the FDA or other comparable regulatory authority, FDA or other comparable regulatory request for additional preclinical or clinical data (such as long-term toxicology studies) or unexpected safety or manufacturing issues;

●	preclinical study results may show the product candidate to be less effective than desired or to have harmful side effects;

●	failure to receive the necessary post-marketing approval requirements; or

●	the proprietary rights of others and their competing products and technologies may prevent our product candidates from being commercialized.

Furthermore, the length of time necessary to complete clinical trials and submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product candidate to the next and from one country or jurisdiction to the next and may be difficult to predict.

Even if a product is approved, the FDA may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials and/or reporting as conditions of approval. Regulators of other countries and jurisdictions have their own procedures for the approval of product candidates with which we must comply prior to marketing in those countries or jurisdictions.

Even if we are successful in obtaining marketing approval, commercial success of any approved products will also depend in large part on the availability of coverage and adequate reimbursement from third-party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations in the United States or country-specific governmental organizations in foreign countries, which may be affected by existing and future healthcare reform measures designed to reduce the cost of healthcare. Third-party payors could require us to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert our resources. If government and other healthcare payors were not to provide coverage and adequate reimbursement for our products once approved, market acceptance and commercial success would be reduced. Even if we are able to obtain coverage and adequate reimbursement for approved products, there may be features or characteristics of our products, such as dose preparation requirements, that prevent our products from achieving market acceptance by the healthcare or patient communities.

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In addition, if any of our product candidates receive marketing approval, we will be subject to significant regulatory obligations regarding the submission of safety and other post-marketing information and reports and registration, and will need to continue to comply (or ensure that our third-party providers comply) with current Good Manufacturing Practices (“cGMPs”) and Good Clinical Practices (“GCPs”) for any clinical trials that we conduct post-approval. In addition, there is always the risk that we, a regulatory authority or a third party might identify previously unknown problems with a product post-approval, such as adverse events of unanticipated severity or frequency. Compliance with these requirements is costly, and any failure to comply or other issues with our product candidates post-approval could adversely affect our business, financial condition and results of operations.

Risks Related to Our Legal and Regulatory Requirements

We are subject, directly or indirectly, to federal and state healthcare, fraud, abuse false claims, and other laws and regulations as well as health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face investigations and substantial penalties. Furthermore, it may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.

Our operations are subject to extensive regulation by the U.S. federal and state governments. Healthcare providers and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our operations and our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other healthcare laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and the law commonly referred to as the Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our clinical research, as well as our proposed sales and marketing programs.

We may be subject to health information privacy and security laws by the federal government, the states and other jurisdictions in which we may conduct our business. In particular, we may be subject to regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which establishes privacy and security standards that limit the use and disclosure of individually identifiable health information, known as “protected health information,” and requires the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. We are directly subject to certain provisions of the regulations as a “Business Associate” through our relationships with customers. We are also directly subject to the HIPAA privacy and security regulations as a “Covered Entity” with respect to our operations as a healthcare clearinghouse, specialty pharmacy and medical surgical supply business. If we are unable to properly protect the privacy and security of protected health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with applicable HIPAA privacy and security standards, we could face civil and criminal penalties. Although we have implemented and continue to maintain policies and processes to assist us in complying with these regulations and our contractual obligations, we cannot provide assurances regarding how these regulations will be interpreted, enforced or applied by the government and regulators to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level might also require us to make costly system purchases /or modifications from time to time. For more information, see “Scienture’s Business–Government Regulation–Other Healthcare Laws.”

We also may be subject to extensive, and frequently changing, local, state and federal laws and regulations relating to healthcare fraud, waste and abuse. Local, state and federal governments continue to strengthen their position and scrutiny over practices involving fraud, waste and abuse affecting Medicare, Medicaid and other government healthcare programs. Many of the regulations applicable to us, including those relating to marketing incentives, are vague or indefinite and have not been interpreted by the courts. The regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could become liable for damages and suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

In addition, we may be subject to the operating and security standards of the Drug Enforcement Administration, the FDA, various state boards of pharmacy, state health departments, the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare & Medicaid Services (“CMS”), and other comparable agencies. We are also subject to certain state laws relating to price gouging. Although we have enhanced our procedures to ensure compliance, a regulatory agency or tribunal may conclude that our operations are not compliant with applicable laws and regulations. In addition, we may be unable to maintain or renew existing permits, licenses or any other regulatory approvals or obtain without significant delay, future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could lead to litigation and have a material adverse impact on our results of operations.

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Because of the breadth of these laws and the limited statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

We may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of our product candidates and adversely impact our business and results of operations.

We have submitted an NDA to the FDA for our lead candidate, SCN-102. However, we have not yet received approval of this NDA and have not prepared or submitted an NDA or submitted similar filings to comparable foreign regulatory authorities for any other product candidates. An NDA or other similar regulatory filing requesting approval to market a product candidate must include extensive preclinical and clinical data and supporting information to establish that the product candidate is safe, effective, pure and potent for each desired indication. The NDA or other similar regulatory filing must also include significant information regarding the chemistry, manufacturing and controls for the product.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, and such regulations differ from country to country. We are not permitted to market any product candidate in the United States or in any foreign countries until we receive the requisite approval from the applicable regulatory authorities of such jurisdictions.

The FDA or any foreign regulatory bodies can delay, limit or deny approval of a product candidate for many reasons, including:

●	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory body that the product candidate is safe and effective for the requested indication;

●	the FDA’s or the applicable foreign regulatory agency’s disagreement with our trial protocol or the interpretation of data from preclinical studies or clinical trials;

●	our inability to demonstrate that the clinical and other benefits of a product candidate outweigh any safety or other perceived risks;

●	the FDA’s or the applicable foreign regulatory agency’s requirement for additional preclinical studies or clinical trials;

●	the FDA’s or the applicable foreign regulatory agency’s non-approval of the formulation, labeling or specifications of a product candidate;

●	the FDA’s or the applicable foreign regulatory agency’s failure to approve our manufacturing processes and facilities or the facilities of third-party manufacturers upon which we rely; or

●	the potential for approval policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

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Of the large number of pharmaceutical products in development, only a small percentage successfully complete the FDA or other regulatory bodies’ approval processes and are commercialized.

Even if we eventually complete clinical testing and receive approval from the FDA or applicable foreign agencies for our product candidates, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or the applicable foreign regulatory agency also may approve a product candidate for a more limited indication or a narrower patient population than we originally requested, and the FDA, or applicable foreign regulatory agency, may not approve it with the labeling that we believe is necessary or desirable for the successful commercialization.

Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of our product candidates and would materially adversely impact our business and prospects.

Even if we obtain regulatory approval for any of our product candidates, we will be subject to ongoing regulatory requirements, which may result in significant additional expenses. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

If any of our product candidates are approved by the FDA or a comparable foreign regulatory authority, they will be subject to extensive and ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, as well as continued compliance with cGMPs and GMPs for any clinical trials that we conduct post-approval. Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses, including the duration of use, for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product. The FDA may also require a Risk Evaluation and Mitigation Strategy in order to approve our product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations and implementing tracking and tracing requirements for certain prescription pharmaceutical products. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMPs and adherence to commitments made in any approved marketing application. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

We will have to comply with requirements concerning advertising and promotion for our product candidates. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote any of our products for indications or uses for which they do not have approval. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. We also must submit new or supplemental applications and obtain approval for certain changes to the product labeling or manufacturing processes for our products, if approved.

If we discover previously unknown problems with any of our product candidates, such as adverse events of unanticipated severity or frequency, or problems with the facility where they manufactured, or if the FDA disagrees with the promotion, marketing or labeling of our products, the FDA may impose restrictions on us, including requiring withdrawal from the market. If we fail to comply with applicable regulatory requirements, the FDA and other regulatory authorities may, among other things:

●	issue warning letters or other regulatory enforcement action;

●	impose injunctions, fines or civil or criminal penalties;

●	suspend or withdraw regulatory approval;

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●	suspend any ongoing clinical studies;

●	refuse to approve pending applications or supplements to approved applications;

●	require revisions to the labeling, including limitations on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

●	impose a Risk Evaluation and Mitigation Strategy, which may include distribution or use restrictions;

●	require the conduct of an additional post-market clinical trial or trials to assess the safety of the product;

●	impose restrictions on our operations, including closing our contract manufacturers’ facilities where regulatory inspections identify observations of noncompliance requiring remediation; or

●	restrict the marketing of the product, require a product recall, seizure or detention, or refuse to permit the import or export of the product.

Any government action or investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, our operating results will be adversely affected.

Moreover, the policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. In addition, if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action and we may not achieve or sustain profitability.

We intend to use certain regulatory pathways to seek regulatory approval of several of our product candidates. If the FDA concludes that our marketing applications no longer qualify for these regulatory pathways, then our applications may not be accepted by the FDA for review and approval of our products may be delayed.

We intend to seek FDA approval for certain product candidates through the Section 505(b)(2) regulatory pathway. Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, (the “Hatch-Waxman Amendments”), and permits the submission of an NDA where at least some of the information required for approval comes from preclinical studies or clinical trials not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The FDA interprets Section 505(b)(2) of the FDCA to permit the applicant to rely upon the FDA’s previous findings of safety and efficacy for an approved product. The FDA requires submission of information needed to support any changes to a previously approved drug, such as published data or new studies conducted by the applicant or clinical trials demonstrating safety and efficacy. The FDA could require additional information to sufficiently demonstrate safety and efficacy to support approval. If the FDA later determines our applications for any of our product candidates do not meet the requirements of Section 505(b)(2), or that additional information is needed to support a marketing application for such candidates we are planning to develop under the Section 505(b)(2) pathway, we could experience delays in submitting a marketing application or in obtaining marketing approval. Moreover, even if we obtain approval for our product candidates under the Section 505(b)(2) regulatory pathway, the approval may be subject to limitations on the indicated uses for which they may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

We may seek priority review designation for our product candidates. We might not receive such designation, and even if we do, such designation may not lead to faster regulatory review or approval.

If the FDA determines that a product candidate offers a treatment for a serious condition and, if approved, the product would provide a significant improvement in safety or effectiveness, the FDA may designate the product candidate for priority review. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. We may request priority review for one or more of our product candidates. The FDA has broad discretion with respect to whether or not to grant priority review status, so even if we believe a product candidate for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily result in an expedited regulatory review or approval process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or at all.

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We may seek orphan drug designation from the FDA for our product candidates. We may be unable to obtain such designation or, if obtained, to maintain the benefits associated with orphan drug status, including the potential for non-patent market exclusivity.

We may seek orphan drug designation for certain of our product candidates, but we may not be able to obtain such designation or maintain the benefits associated with orphan drug designation (if obtained), including the potential for non-patent market exclusivity. Under the Orphan Drug Act, the FDA may designate a drug or biologic as an orphan drug if it is a product intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population of 200,000 or more in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.

Generally, if a product with an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same product and indication for that time period, except in limited circumstances. Any competitor developing the same product in the same indication with orphan drug designation may block our ability to obtain orphan drug exclusivity in the future if the competitor receives marketing approval before we do. The applicable exclusivity period is seven years in the United States.

Even if we obtain orphan drug exclusivity, that exclusivity may not effectively protect our product from competition because different products can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same product for the same condition if the FDA concludes that the later product is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition or if another product with the same active moiety is determined to be safer, more effective, or represents a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a product nor gives the product any advantage in the regulatory review or approval process.

If regulatory authorities approve generic versions of our products, or do not grant our products a sufficient period of market exclusivity before approving a generic version, our ability to generate revenue may be adversely affected.

Once an NDA is approved, including under the 505(b)(2) pathway, the product covered thereby becomes a “reference listed drug” in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. Manufacturers may seek approval of generic versions of reference listed drugs through submission of Abbreviated New Drug Applications and may obtain therapeutical equivalence evaluations for 505(b)(2) pathway drugs under the Food and Drug Omnibus Reform Act’s expanded authorities, in the United States. In support of an Abbreviated New Drug Application, a generic manufacturer need not conduct clinical trials to assess safety and efficacy. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labelling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

Generic drug manufacturers may seek to launch generic products following the expiration of any applicable exclusivity period we obtain if any of our products is approved, even if we still have patent protection. In particular, competition that our lead candidate, SCN-102, could face from generic versions could materially and adversely affect our future revenue, profitability, and cash flows and substantially limit our ability to obtain a return on the investments we have made in SCN-102.

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Even if we obtain FDA approval for a product candidate in the United States, we may never obtain approval for or successfully commercialize that candidate outside of the United States, which would limit our ability to realize a product’s full market potential.

In order to market a candidate outside of the United States, we must obtain marketing authorizations and comply with numerous and varying regulatory requirements of other countries regarding quality, safety and efficacy. Clinical trials conducted in one country may not be accepted by foreign regulatory authorities, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional non-clinical studies or clinical trials, which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our product candidates in those countries. We do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market for our product candidates will be reduced and we would not be able to realize the full market potential of our product candidates.

Even if we are able to commercialize any of our product candidates, the third-party payor coverage and reimbursement status of newly-approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors in the United States are essential for most patients to be able to afford treatments such as our products or product candidates, if approved. Our ability to achieve acceptable levels of coverage and reimbursement for drug treatments by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize our products, and potentially attract additional collaboration partners to invest in the development of our product candidates. We cannot be sure that adequate coverage and reimbursement in the United States, the EU or elsewhere will be available for our products or any products that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future. For more information, see “Scienture’s Business–Government Regulation– Pharmaceutical Coverage, Pricing, and Reimbursement.”

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs, biologics and medical devices will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs, biologics and medical devices. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our products or product candidates.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. We expect to experience pricing pressures in connection with the sale of our products and product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

We are developing a drug-device combination product, which may result in additional regulatory risks.

Our SCN-104 injection pen will be regulated as a drug-device combination product. We currently plan to develop this product as a combination of a small molecule drug product administered using a disposable, multiple fixed dose injection pen. There may be additional regulatory risks for drug-device combination products. We may experience delays in obtaining regulatory approval of SN-104 given the increased complexity of the review process when approval of the product and a delivery device is sought under a single marketing application. In the United States, each component of a combination product is subject to the requirements established by the FDA for that type of component, whether a drug, biologic or device. The delivery device will be subject to FDA design control device requirements which comprise among other things, design verification, design validation (including human factors testing), and testing to assess performance, cleaning, and robustness. Delays in or failure of the studies conducted by us, or failure of us, our collaborators, if any, or our third-party providers or suppliers to maintain compliance with regulatory requirements could result in increased development costs, delays in or failure to obtain regulatory approval, and associated delays in SCN-104 reaching the market.

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Our third party collaborators and service providers are, or may become, subject to a variety of stringent and evolving privacy and data security laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to privacy and data security. Any actual or perceived failure to comply with such obligations could expose us to significant fines or other penalties and otherwise harm our business and operations.

In the ordinary course of our business, we and the third parties upon which we rely (such as our third party CROs and other contractors and consultants) collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data, business plans, transactions, financial information and data we collect about trial participants in connection with clinical trials. Our data processing activities subject us to numerous evolving privacy and data security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to privacy and data security.

The legislative and regulatory framework for the processing of personal data worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. In the United States, numerous federal, state and local laws and regulations, including federal health information privacy laws, state information security and data breach notification laws, federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws) govern the processing of health-related and other personal data.

At the state level, numerous U.S. states—including California, Virginia, Colorado, Connecticut and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording individuals certain rights concerning their personal data. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. While these states exempt some data processed in the context of clinical trials, these developments may further complicate compliance efforts, and increase legal risk and compliance costs for us and the third parties upon whom we rely.

Additionally, we may be subject to new laws governing the privacy of consumer health data. For example, Washington’s My Health My Data Act broadly defines consumer health data, creates a private right of action to allow individuals to sue for violations of the law, imposes stringent consent requirements and grants consumers certain rights with respect to their health data, including to request deletion of their information. Connecticut and Nevada have also passed similar laws regulating consumer health data. These various privacy and data security laws may impact our business activities, including our identification of research subjects, relationships with business partners and ultimately the marketing and distribution of our products.

Outside the United States, an increasing number of laws, regulations, and industry standards may govern privacy and data security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”) and the United Kingdom’s GDPR (collectively, “GDPR”) impose strict requirements for processing personal data.

GDPR establishes stringent requirements regarding the processing of personal data, including (i) strict requirements relating to processing of sensitive data (such as health data), ensuring there is a legal basis or condition to justify the processing of personal data, where required, (ii) strict requirements relating to obtaining consent of individuals, (iii) expanded disclosures about how personal data is to be used, (iv) limitations on retention of information, (v) implementing safeguards to protect the security and confidentiality of personal data, where required, (vi) providing notification of data breaches, (v) maintaining records of processing activities, and (vii) documenting data protection impact assessments where there is high risk processing and taking certain measures when engaging third-party processors.

Under GDPR, companies may face temporary or definitive bans on data processing and other corrective activities, fines, and private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Non-compliance could also result in a material adverse effect on our business, financial position and results of operations.

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In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activities activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to privacy and data security laws, we are contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. We are also bound by other contractual obligations related to privacy and data security, and our efforts to comply with such obligations may not be successful.

We may publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding privacy and data security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to privacy and data security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our privacy and data security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable privacy and data security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations (including, as relevant, clinical trials); inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

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The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If we obtain approval of any of our product candidates and we are found to have improperly promoted off-label uses of such products, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The government has also imposed consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Healthcare legislative reform measures may have a negative impact on our business and results of operations.

In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we obtain marketing approval. For more information, see “Scienture’s Business– Other Regulatory Requirements–Healthcare Reform.”

Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. In 2010, the ACA was passed, which substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical industry.

There are continued efforts to challenge the ACA. There are also efforts to broaden healthcare coverage. U.S. lawmakers also have explored proposals to reduce drug prices, including requiring price transparency and drug importation measures. These proposals might result in significant changes in the pharmaceutical value chain as manufacturers, PBM, managed care organizations and other industry stakeholders look to implement new transactional flows and adapt their business models.

Provincial governments in Canada that provide partial funding for the purchase of pharmaceuticals and independently regulate the sale and reimbursement of drugs have sought to reduce the costs of publicly funded health programs. For example, provincial governments have taken steps to reduce consumer prices for generic pharmaceuticals and, in some provinces, change professional allowances paid to pharmacists by generic manufacturers.

Many European governments provide or subsidize healthcare to consumers and regulate pharmaceutical prices, patient eligibility and reimbursement levels in order to control government healthcare system costs. Some European governments have implemented or are considering austerity measures to reduce healthcare spending. These measures exert pressure on the pricing and reimbursement timelines for pharmaceuticals and may cause our customers to purchase fewer of our products and services or influence us to reduce prices.

The continuing efforts of the government, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce costs of healthcare may adversely affect:

●	the demand for any of our product candidates, if approved;

●	the ability to set a price that we believe is fair for any of our product candidates, if approved;

●	our ability to generate revenues and achieve or maintain profitability;

●	the level of taxes that we are required to pay; and

●	the availability of capital.

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Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical and biologic products. In addition, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

We cannot predict what healthcare reform initiatives may be adopted in the future. We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and additional downward pressure on the price that we receive for any approved drug. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our drugs.

Inadequate funding for the FDA and other government agencies, including from government shutdowns, or other disruptions to these agencies’ operations, could hinder such agencies’ ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years the United States government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to Our Technology and Intellectual Property

We may not be able to protect our intellectual property and trade secret rights throughout the world. If our efforts to protect our intellectual property rights are inadequate, we may not be able to compete effectively in our market.

We may not be able to pursue patent coverage of our product candidates in certain countries outside of the United States. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States may be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. The breadth and strength of our or our licensors’ patents issued in foreign jurisdictions or regions may not be the same as the corresponding patents issued in the United States. Consequently, we may not be able to prevent third parties from practicing our or our licensors’ inventions in all countries outside the United States, or from selling or importing products made using our or our licensors’ inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to certain territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

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In addition to seeking patents for some of our product candidates, we also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time consuming, and the outcome is unpredictable. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, we may not be able to establish or maintain a competitive advantage in the market, which could materially adversely affect our business, operating results and financial condition. If we choose to go to court to stop a third party from using any of our trade secrets, we may incur substantial costs. These lawsuits may consume our time and other resources even if successful. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protections, particularly those relating to biotechnology and biopharmaceutical products. This difficulty with enforcing patents could make it difficult for us to stop the infringement of our or our licensors’ patents or marketing of competing products otherwise generally in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our or our licensors’ patents at risk of being invalidated or interpreted narrowly, put our or our licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We depend on in-licensed intellectual property. If we fail to comply with our obligations under intellectual property licenses with third parties, we could lose license rights that are important to our business.

Scienture LLC is a party to a Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), an exclusive and royalty-bearing intellectual property license agreement. In connection with our efforts to expand our pipeline of product candidates, we expect to enter into additional license agreements in the future. We expect that any future license agreements we may enter into may impose various diligence, milestone payment, royalty, insurance, and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate the relevant agreement, in which event we would not be able to develop or market the products covered by such licensed intellectual property, or to pursue other remedies.

We may not be able to obtain licenses at a reasonable cost or on reasonable terms, or at all. Furthermore, if we lose intellectual property rights licensed under existing agreements or fail to obtain future licenses, we may be required to expend considerable time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected proprietary technologies and product candidates, which could harm our business significantly.

If we or our licensors are unable to obtain and maintain patent protection for our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our product candidates, and our ability to successfully commercialize our product candidates may be adversely affected. Furthermore, we do not intend to seek patent protection for one of our products, SCN-106.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our product candidates, their respective components, formulations, combination therapies, methods used to manufacture them and methods of treatment that are important to our business. If we or our licensors does not adequately protect our or our licensors’ intellectual property rights, competitors may be able to erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. We and our licensors seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates that are important to our business. We may in the future also license or purchase patent applications filed by others. If we or our licensors are unable to secure or maintain patent protection with respect to our product candidates and any proprietary product candidates and technology we develop, our business, financial condition, results of operations, and prospects could be materially harmed.

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If the scope of the patent protection we or our licensors obtain is not sufficiently broad, we may not be able to prevent others from developing and commercializing products and technology similar or identical to our product candidates or otherwise maintain a competitive advantage. The degree of patent protection we require to successfully compete in the marketplace may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep any competitive advantage. We cannot provide any assurances that any of our or our licensors’ patents have, or that any of our or our licensors’ pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our product candidates or otherwise provide any competitive advantage. In addition, to the extent that we license intellectual property, we cannot make assurances that those licenses will remain in force.

Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage. The scope of the invention claimed in a patent application can be significantly reduced before the patent is issued, and this scope can be reinterpreted after issuance. Any patents that eventually issue may be challenged, narrowed or invalidated by third parties. Consequently, we do not know whether any of our product candidates will be protectable or remain protected by valid and enforceable patent rights. Our competitors or other third parties may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The patent prosecution process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we do not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering product candidates that we license from third parties and are reliant on our licensors. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. If such licensors fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases, at all. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability, and commercial value of our and our licensors’ patent rights are highly uncertain. Our and our licensors’ pending and future patent applications may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive products.

The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. We or our licensors may in the future, become subject to a third-party pre-issuance submission of prior art, opposition, derivation, revocation, re-examination, post-grant and inter partes review, or interference proceeding and other similar proceedings challenging our patent rights or the patent rights of others in the USPTO or other foreign patent office. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our product candidates.

Furthermore, given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our product candidates.

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In addition, we rely on certain of our licensors to prosecute patent applications and maintain patents and otherwise protect the intellectual property we license from them and may continue to do so in the future. We have limited control over these activities or any other intellectual property that may be related to our in-licensed intellectual property. For example, we cannot be certain that such activities by these licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. We have limited control over the manner in which our licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights or defend certain of the intellectual property that is licensed to us. It is possible that any licensors’ infringement proceeding or defense activities may be less vigorous than had we conducted them.

Moreover, some of our owned and in-licensed patents and patent applications may in the future be co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we or our licensors may need the cooperation of any such co-owners of our owned and in-licensed patents in order to enforce such patents against third parties, and such cooperation may not be provided to us or our licensors. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

Notwithstanding the importance of obtaining and maintaining patent protection for our products, we are not pursuing, and do not intend in the future to pursue, patent protection for one of our products, SCN-106. SCN-106 is a potential biosimilar product. Developing and commercializing a biosimilar product is time consuming, costly, and subject to numerous factors that may delay or prevent such development and commercialization. The biosimilar markets in which we compete are undergoing and are expected to continue to undergo, rapid and significant change. We expect competition to intensify as technology advances and consolidation continues. New developments by other manufacturers and distributors could render our products uncompetitive or obsolete.

Even if we are able to obtain regulatory approvals for SCN-106, the commercial success of SCN-106 is dependent upon market acceptance. Levels of market acceptance for our product could be affected by several factors, including:

a. the availability of alternative products from our competitors;

b. the prices of our products relative to those of our competitors;

c. the timing of our market entry;

d. the ability to market our products effectively at the institutional level;

e. the perception of patients and the healthcare community, including third-party payers, regarding the safety, efficacy and benefits of our drug products compared to those of competing products; and

f. the acceptance of our products by government and private formularies.

Some of these factors will not be in our control, and SCN-106 may not achieve expected levels of market acceptance. Many of our competitors in the biosimilar space have longer operating histories and greater financial, research and development, marketing, and other resources than we do. Consequently, some of our competitors may be able to develop biosimilar products and/or processes competitive with, or superior to, our products and/or processes and can enter the market prior to or after we launch the product. Furthermore, we may not be able to offer customers payment and other commercial terms as favorable as those offered by our competitors. Such actions have the potential to significantly reduce the potential market share and profitability of SCN-106.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies. Our patent protection could be reduced or eliminated for non-compliance with these requirements.

We cannot be certain that an allowed patent application will become an issued patent because there may be events that cause withdrawal of the allowance of a patent application. For example, after a patent application has been allowed, but prior to being issued, material that could be relevant to patentability may be identified. In such circumstances, the applicant may pull the application from allowance in order for the USPTO to review the application in view of the new material. We cannot be certain that the USPTO will issue the application in view of the new material. Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign countries may require the payment of maintenance fees or patent annuities during the lifetime of a patent application and/or any subsequent patent that issues from the application. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application. Such noncompliance can result in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. Such an event could have a material adverse effect on our business.

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Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

If we or one of our licensing partners initiates legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidates, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are various grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review and equivalent proceedings in foreign jurisdictions (such as opposition proceedings). Such proceedings could result in revocation or amendment to our or our licensors’ patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel, our licensors and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if we are otherwise unable to adequately protect our or our licensors’ rights, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize or license our technology and product candidates.

Changes to patent law in the United States and in foreign jurisdictions could diminish the value of our patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other biotechnology and biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology and biopharmaceutical industry involves both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. Patent reform legislation in the U.S. and other countries could increase those uncertainties and costs. Passed in 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) made a number of significant changes to U.S. patent law, including provisions affecting the way patent applications are prosecuted, redefining prior art and providing more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act transformed the U.S. patent system into a “first-to-file” system, effective on March 16, 2013 and has impacted our business by making it more difficult to obtain patent protection for our inventions and increasing the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Moreover, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our or our licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our or our licensors’ ability to obtain new patents or to enforce our or our licensors’ existing patents and patents that we or our licensors might obtain in the future. We cannot predict how future decisions by the courts, Congress or the USPTO may impact the value of our or our licensors’ patents. Similarly, any adverse changes in the patent laws of other jurisdictions could have a material adverse effect on our business and financial condition. Changes in the laws and regulations governing patents in other jurisdictions could similarly have an adverse effect on our ability to obtain and effectively enforce our patent rights.

If we do not obtain patent term extension for our current product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of our current product candidates, one or more of our or our licensors’ U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply for a patent extension within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we believe we are entitled to, our competitors may obtain approval of competing products sooner than we would expect, and our business, financial condition, results of operations, and prospects could be materially harmed.

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We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be distracting, expensive, time consuming, and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that our patents or our licensors’ patents are invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. Defense against these assertions, non-infringement, invalidity or unenforceability regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure.

Post-grant proceedings provoked by third parties or brought by the USPTO may be brought to determine the validity or priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could result in a loss of our current patent rights and could require us to cease using the related technology or require us to obtain license rights from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation or post-grant proceedings may result in a decision adverse to our interests and, even if successful, may result in substantial costs and distract our management, employees, and contractors. We may not be able to prevent, alone or with our licensors, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as those within the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, our licensors may have rights to file and prosecute such claims, and we are reliant on them.

We may be subject to claims challenging the inventorship or ownership of our intellectual property or asserting that we violated intellectual property rights of others, the outcome of which would be uncertain. These claims could be extremely costly to defend, could require us to pay significant damages and limit our ability to operate, and could distract our personnel from normal responsibilities.

Our commercial success depends upon our ability and the ability of our collaborators to commercialize, develop, manufacture, market, and sell our product candidates without infringing the proprietary rights of third parties. We have yet to conduct comprehensive freedom to operate searches to determine whether we would infringe patents issued to third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our product candidates, including interference proceedings before the USPTO. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing its product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

If a third party alleges that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

●	infringement and other intellectual property misappropriation which, regardless of merit, may be expensive and time-consuming to litigate and may divert management’s attention from our core business;

●	substantial damages for infringement or misappropriation, which we may have to pay if a court decides that the product or technology at issue infringes on or violates the third-party’s rights, and, if the court finds we have willfully infringed intellectual property rights, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

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●	an injunction prohibiting us from manufacturing, marketing or selling our product candidates, or from using our proprietary technologies, unless the third party agrees to license its patent rights to us;

●	even if a license is available from a third party, we may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights protecting our product candidates; and

●	we may be forced to try to redesign our product candidates or processes so they do not infringe third-party intellectual property rights, an undertaking which may not be possible or which may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

Third parties may assert that we are employing their proprietary technology without authorization. Patents issued in the United States by law enjoy a presumption of validity that can be rebutted only with evidence that is “clear and convincing,” a heightened standard of proof. There may be issued third-party patents of which we are currently unaware with claims to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Patent applications can take many years to issue. There may be currently pending patent applications which may later result in issued patents that may be infringed by our product candidates. Moreover, we may fail to identify relevant patents or incorrectly conclude that a patent is invalid, not enforceable, exhausted, or not infringed by its activities. If any third-party patents, held now or obtained in the future by a third party, were found by a court of competent jurisdiction to cover the manufacturing process of our product candidates, constructs or molecules used in or formed during the manufacturing process, or any final product or methods use of the product, the holders of any such patents may be able to block our ability to commercialize the product unless we obtained a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover any aspect of our formulations, any combination therapies or patient selection methods, the holders of any such patent may be able to block our ability to develop and commercialize the product unless we have obtained a license or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, our ability to commercialize our product candidates may be impaired or delayed, which could in turn significantly harm our business. Even if we obtain a license, such license may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, if the breadth or strength of protection provided by our patents and patent applications are threatened, it could dissuade companies from collaborating with us to license, develop or commercialize our product candidates.

Parties making claims against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, could involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign its infringing product candidates, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need or may choose to obtain licenses from third parties to advance its research or allow commercialization of its product candidates. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize its product candidates, which could harm our business significantly.

We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights. Disputes regarding ownership or inventorship of intellectual property can also arise in other contexts, such as collaborations and sponsored research. If we are subject to a dispute challenging our rights in or to patents or other intellectual property, such a dispute could be expensive and time-consuming. If we are unsuccessful, we could lose valuable rights in intellectual property that we regard as our own.

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This is especially relevant as some of our employees and contractors may have been previously employed at, or may have previously provided or may be currently providing consulting services to, universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We could in the future be subject to claims that we or our employees and contractors have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors. Although we try to ensure that our employees and contractors do not use the proprietary information or know how of others in their work for us, we may be subject to claims that we caused an employee or contractor to breach the terms of his or her non-competition or non-solicitation agreement, or that we or our employees or contractors have, inadvertently or otherwise, used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or competitor. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

European patents and patent applications could be challenged in the recently created Unified Patent Court for the European Union.

We or our licensors’ European patents and patent applications could be challenged in the recently created Unified Patent Court (“UPC”) for the European Union. We may decide to opt out our European patents and patent applications from the UPC. However, if certain formalities and requirements are not met, our European patents and patent applications could be challenged for non-compliance and brought under the jurisdiction of the UPC. We cannot be certain that our or our licensors’ European patents and patent applications will avoid falling under the jurisdiction of the UPC, if we decide to opt out of the UPC. Under the UPC, a granted European patent would be valid and enforceable in numerous European countries. A successful invalidity challenge to a European patent under the UPC would result in loss of patent protection in those European countries. Accordingly, a single proceeding under the UPC could result in the partial or complete loss of patent protection in numerous European countries, rather than in each validated European country separately as such patents always have been adjudicated. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize our technology and product candidates and, resultantly, on our business, financial condition, prospects and results of operations.

Our use, or the use by our third party collaborators and service providers, of new and evolving technologies, such as artificial intelligence (“AI”) and machine learning (“ML”), may result in spending additional resources and present new risks and challenges that can impact our business, including by posing security and other risks to our sensitive data. As a result, we may be exposed to reputational harm, other adverse consequences, and liability.

The use of new and evolving technologies, such as AI/ML, in our operations, and the operations of third parties upon which we rely presents new risks and challenges that could negatively impact our business. The use of certain AI/ML technologies can give rise to intellectual property risks, including compromises to proprietary intellectual property and intellectual property infringement. Additionally, several jurisdictions around the globe, including Europe and certain U.S. states, have proposed, enacted, or are considering, laws governing the development and use of AI/ML, such as the European Union’s AI Act. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML, or prevent or limit our use of AI/ML. For example, the Federal Trade Commission has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or our use is restricted, our business may be less efficient, or we may be at a competitive disadvantage.

The rapid evolution of AI/ML will require the application of significant resources to design, develop, test and maintain our products and services to help ensure that AI/ML is implemented in accordance with applicable law and regulation and in a socially responsible manner and to minimize any real or perceived unintended harmful impacts. Our vendors may in turn incorporate AI/ML tools into their own offerings, and the providers of these AI/ML tools may not meet existing or rapidly evolving regulatory or industry standards, including with respect to privacy and data security. Further, bad actors around the world use increasingly sophisticated methods, including the use of AI/ML, to engage in illegal activities involving the theft and misuse of sensitive data. Any of these effects could damage our reputation, result in the loss of valuable property and information, cause us to breach applicable laws and regulations, and adversely impact our business.

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If our trademarks and trade names are not adequately protected then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We rely on both registration and common law protection for our trademarks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During the trademark registration process, we may receive so called “Office Actions” from the USPTO objecting to the registration of our trademark. Although we would be given an opportunity to respond to those objections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and/or to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

Risks Related to this Offering and Our Common Stock

It is not possible to predict the actual number of shares we will issue to Arena Global.

The purchase price of the ELOC Shares will be ninety six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement. Accordingly, the number of ELOC Shares issuable pursuant to the ELOC Purchase Agreement cannot be determined at this time and may change over time.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions to the Selling Stockholders at prices lower than the prices they paid.

The issuance of common stock to the Selling Stockholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholders could cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholders up to 4,300,000 shares of common stock, comprised of (i) 3,925,000 ELOC Shares, (ii) 70,000 Initial Commitment Fee Shares, (iii) up to 250,000 Additional Commitment Fee Shares, and (iv) 55,000 SPA Commitment Fee Shares. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of ELOC Shares issued. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Stockholders may cause the trading price of our common stock to decline.

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We may not be able to comply with Nasdaq’s continued listing standards.

There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq. At times, including during our 2023 and 2024 fiscal years, we have received deficiency notices from Nasdaq regarding our inability to comply with various of the continued listing rules (including stockholders’ equity requirements, publicly held share requirements, and timely filing requirements). For example, the Company received a written notice from the Listing Qualifications department of Nasdaq on January 3, 2025, indicating that the Company (i) was not in compliance with Nasdaq Listing Rule 5620(a), due to the Company not holding an annual meeting of stockholders in 2024 within one year of the Company’s 2023 fiscal year end and (ii) has until February 18, 2025, to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company may receive until as late as June 30, 2025, to regain compliance.

In the past we have taken steps to attempt to regain compliance with these listing rules. Most recently, the Company has begun the process of scheduling its annual meeting of stockholders and preparing a proxy statement for such meeting with the SEC so that the Company can hold the meeting as soon as practicable in order to regain compliance with Nasdaq Listing Rule 5620(a). While the Company believes it will be able to timely regain compliance with Nasdaq’s continued listing requirements, there can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5620(a) or will otherwise be able to maintain compliance with other Nasdaq listing criteria. If our common stock were to be delisted from Nasdaq, it would likely reduce the liquidity of our common stock, and, among other things, may decrease the attractiveness of our common stock to the investment community, and make it more difficult for us to issue equity securities for capital raising purposes or for acquisitions.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to our common stock being listed on Nasdaq in February 2020), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock is not now considered a “penny stock” because it is listed on Nasdaq, if we are unable to maintain that listing, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock may be classified as a “penny stock” in the future.

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The exercise of outstanding warrants, options and other securities that are exercisable into shares of our common stock will be dilutive to our existing stockholders.

As of the date of this Registration Statement, we had outstanding various warrants, stock options and other securities that are exercisable into shares of our common stock. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock.

We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

We have not historically paid or declared any dividends on our common stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.

Although we declared special cash dividends in the first and third quarters of 2024, those dividends were declared as the result of a sale various business assets and not paid from cash generated in our operations. The Company has not historically paid or declared any dividends on our common stock or preferred stock. Any future dividends on common stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. As such, the return on your investment, if any, has historically been dependent solely on an increase, if any, in the market value of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in our industry;

●	litigation;

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●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.

The market price of our common stock will likely continue to be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our board of directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of common stock to Arena Global that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use the proceeds from the sale of our shares of common stock to Arena Global for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement.

More specifically, we intend to use the net proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement to fund (i) continued research and development, clinical development, and regulatory approvals of our products; (ii) costs associated with seeking and maintaining intellectual property protections of our products; (iii) our commercial operations, including building out a sales and marketing infrastructure through contract partners and service providers; (iv) the expansion of our product portfolio through strategic third party in-licensing and synergistic acquisitions of product assets that can leverage our commercial infrastructure; (v) the strategic expansion of our leadership team through recruitment of experienced team members; and (vi) to pay down certain outstanding debt obligations and settle payments coming due. These intended uses are summarized in the following table:

Function	Product	2025	2026	2027	Total
G&A		$1,908,400	$2,236,000	$2,478,400	$6,622,800
R&D/Clinical/ Regulatory		$5,690,000	$6,178,000	$11,593,000	$23,461,000
	SCN-102(1)	$405,000	$838,000	$838,000	$2,081,000
	SCN-104(2)	$3,895,000	$2,250,000	$405,000	$6,550,000
	SCN-106(3)	$890,000	$2,090,000	$9,350,000	$12,330,000
	SCN-107(4)	$500,000	$1,000,000	$1,000,000	$2,500,000
Commercial(5)		$3,318,295	$4,518,295	$5,718,295	$13,554,885
Intellectual Property(6)		$80,000	$100,000	$150,000	$330,000
Business Development(7)		$500,000	$600,000	$700,000	$1,800,000
One Time Convertible Debt Payment		$2,865,000	$—	$—	$2,865,000
One Time Settlement		$985,000	$300,000	$—	$1,285,000
	Total	$15,346,695	$13,932,295	$20,639,695	$49,918,685	(8)

(1) The Company anticipates using a portion of the net proceeds to fund NDA approval and the launch of SCN-102.

(2) The Company anticipates using a portion of the net proceeds to fund NDA filing costs associated with SCN-104 as well as to conduct a planned Phase 1 single dose study in healthy adults in 2025, following submission of an IND, if the IND is cleared by the FDA.

(3) The Company anticipates using a portion of the net proceeds to fund process development, optimization, clinical trials, BLA approval and the launch of SCN-106.

(4) The Company anticipates using a portion of the net proceeds to fund the scale-up of, and preclinical activities associated with, SCN-107.

(5) The Company anticipates using a portion of the net proceeds to improve and implement its commercial infrastructure.

(6) The Company anticipates using a portion of the net proceeds to pay for certain expenses associated with obtaining and maintaining patent protection for its product portfolio.

(7) The Company anticipates using a portion of the net proceeds to fund business development activities, such as in-licensing and commercialization of yet to be identified third-party assets.

(8) The Company does not anticipate that it will require a material amount of other funds necessary to accomplish the specified purposes for which the proceeds are to be used.

Our expected use of net proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement represents our current intentions based upon our present plans and business condition. We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company.

As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received pursuant to the ELOC Purchase Agreement, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our products, our operating costs and the other factors described under and incorporated by reference in “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. In the event we do not obtain the entire amount pursuant to the ELOC Purchase Agreement, we may attempt to obtain additional funds through other offerings of our securities or by borrowing funds.

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholders in this prospectus, we refer to each entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the shares that may be offered from time to time by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the shares identified below include only the shares being registered for resale and may not incorporate all shares of common stock or other securities of the Company deemed to be beneficially held by the Selling Stockholders. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholders may sell all, some or none of the shares in this offering. See “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholders do not have any material relationship with us or any of our predecessors or affiliates.

The number of shares of common stock beneficially owned by each Selling Stockholder is determined under rules promulgated by the SEC.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering (1)	Percent of Shares Owned After Offering (1)

Arena Finance Markets, LP (2)	44,703		44,703	—	—
Arena Special Opportunities Partners III, LP (3)	10,297		10,297	—	—
Arena Business Solutions Global SPC II, Ltd (4)	891,193	(5)	4,245,000	—	—

(1)	Assumes that the Selling Stockholders will sell all of the shares offered by them under this prospectus.

(2)	The principal business address for Arena Finance is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by Arena Finance.

(3)	The principal business address for ASOP is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by ASOP.

(4)	The principal business address for Arena Global is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by Arena Global.

(5)	Total shares owned (i) assumes the issuance of all shares of common stock under the ELOC Purchase Agreement and (ii) gives effect to the 9.99% Beneficial Ownership Limitation.

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DESCRIPTION OF eloc PURCHASE AGREEMENT

On November 25, 2024, we entered into the ELOC Purchase Agreement with Arena Global, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 in ELOC Shares upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Such sales of our common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of execution of the ELOC Purchase Agreement, provided that the registration statement of which this prospectus forms a part, and any other registration statement the Company may file from time to time covering the resale by Arena Global of ELOC Shares or Commitment Fee Shares, is declared effective by the SEC and remains effective, and the other conditions set forth in the ELOC Purchase Agreement are satisfied.

Arena Global has no right to require any sales by us, but Arena Global is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena Global could be obligated to pay for ELOC Shares under the ELOC Purchase Agreement. Actual sales of ELOC Shares to Arena Global from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the ELOC Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell ELOC Shares to Arena Global, our ability to meet the conditions of the ELOC Purchase Agreement, and the other limitations, terms and conditions of the ELOC Purchase Agreement and any impacts of the Beneficial Ownership Limitation.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of ELOC Shares

Under the ELOC Purchase Agreement, after the satisfaction of certain conditions, we have the right to present Arena Global with an Advance Notice directing it to purchase any amount of ELOC Shares, up to the Maximum Advance Amount, which is calculated as follows:

(a)	if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to eighty percent (80%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $20,000,000;

(b)	if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $10,000,000;

(c)	if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $5,000,000; and

(d)	if the Advance Notice is received after 12:30 p.m. Eastern Time but prior to 2:30 p.m. Eastern Time, the lower of: (i) an amount equal to ten percent (10%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $2,500,000.

The purchase price to be paid by Arena Global for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement.

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Consideration

In consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to Arena Global, as a commitment fee: (i) 70,000 Initial Commitment Fee Shares and (ii) in two separate tranches, a number of Additional Commitment Fee Shares equal to (a) the First Trance Price and (b) the Second Trance Price. The Additional Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to the terms of the ELOC Purchase Agreement. In connection with the true-up, we will issue to Arena Global a number of additional shares of our common stock, if any, having an aggregate dollar value equal to:

(i)	with respect to the first tranche, 500,000 based on the lower of (A) the First Tranche Price and (B) the lower of (x) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) trading days after (and not including) the Effectiveness Date and (y) the closing price on the twentieth (20th) trading day after the Effectiveness Date; and

(ii)	with respect to the second tranche, 500,000 based on the lower of (A) the Second Tranche Price and (B) the lower of (x) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) trading days after (and not including) the Anniversary and (y) the closing price on the twentieth (20th) trading day after the Anniversary.

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices under the ELOC Purchase Agreement is subject to the satisfaction of certain conditions, including, among other things, the following:

●	the representations and warranties of the Company under the ELOC Purchase Agreement being true and correct in all material respects;

●	the effectiveness of that the registration statement of which this prospectus forms a part, and any other registration statement the Company may file from time to time covering the resale by Arena Global of ELOC Shares or ELOC Commitment Fee Shares;

●	the Company having filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the six-month period immediately preceding the delivery of the Advance Notice;

●	the Company having obtained all permits and qualifications required by any applicable state for the offer and sale of all the ELOC Shares issuable pursuant to the Advance Notice, or having the availability of exemptions therefrom;

●	no continuing Material Outside Event or Material Adverse Effect (each as defined in the ELOC Purchase Agreement) having occurred;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Purchase Agreement to be performed, satisfied or complied with by the Company at or prior the delivery of the Advance Notice, including, without limitation, the delivery of all ELOC Shares issuable pursuant to all previously delivered Advance Notices and the issuance of all ELOC Commitment Fee Shares previously required to be issued;

●	no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by the ELOC Purchase Agreement;

●	the Company’s shares of common stock, including all of the ELOC Shares issuable pursuant to the Advance Notice, being quoted for trading on Nasdaq;

●	the Company shall not have received any written notice that is then still pending threatening the continued quotation of the common stock on Nasdaq;

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●	the Company having a sufficient number of authorized but unissued, and otherwise unreserved, shares of common shares available for the issuance of all of the ELOC Shares issuable pursuant to the Advance Notice;

●	the representations contained in the Advance Notice being true and correct in all material respects as of the date of delivery of the Advance Notice;

●	except with respect to the first Advance Notice, the Pricing Period (as defined in the ELOC Purchase Agreement) for all prior Advance Notices having been completed; and

●	the Company having obtained shareholder approval to issue an aggregate number of shares of common stock to Arena Global, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement.

Limitation on Sales

At any given time of any sale by us to Arena Global, we may not sell, and Arena Global may not purchase, ELOC Shares that would result in Arena Global owning more than the 9.99% Beneficial Ownership Limitation.

No Short Selling or Hedging by Arena Global

Arena Global has agreed that, during the term of the ELOC Purchase Agreement, neither Arena Global nor any of its affiliates will engage in any short sales or hedging transactions with respect to our common stock.

Termination of the ELOC Purchase Agreement

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) December 1, 2027, (ii) the date on which Arena Global shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement.

Limitation on Variable Rate Transactions

Pursuant to the ELOC Purchase Agreement, from the date of the ELOC Purchase Agreement until the earlier of (i) the date that Arena Global has purchased $20,000,000 in ELOC Shares, (ii) twelve (12) months after the Effectiveness Date, or (iii) three (3) months after the termination of the ELOC Purchase Agreement, pursuant to its terms, the Company is prohibited from effecting or entering into an agreement to effect any issuance of our common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the ELOC Purchase Agreement), other than in connection with an Exempt Issuance (as defined in the ELOC Purchase Agreement) or with the prior written consent of Arena Global.

Dilutive Effect

All shares of common stock registered in this offering which have been or may be issued or sold by us to Arena Global under the ELOC Purchase Agreement are expected to be freely tradable. It is anticipated that the shares of common stock registered in this offering will be sold over a period starting on the date that the registration statement of which this prospectus is a part is declared effective and ending on December 1, 2027. The sale by Arena Global of a significant amount of common stock registered in this offering could cause the market price of our common stock to decline and to be highly volatile. Sales of ELOC Shares to Arena Global, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena Global all, some or none of the ELOC Shares.

Global may resell all, some or none of the shares of common stock held by it at any time, or from time to time, in its discretion. Therefore, sales to Arena Global by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of common stock. In addition, if we sell a substantial number of ELOC Shares to Arena Global, or if investors expect that we will do so, the actual sales of ELOC Shares or the mere existence of our arrangement with Arena Global may make it more difficult for us to sell securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales to Arena Global and we are not obligated to submit any Advance Notices under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Arena Global from the sale of ELOC Shares to Arena Global under the ELOC Purchase Agreement at varying purchase prices, without giving effect to the Beneficial Ownership Limitation, for illustrative purposes only. The Beneficial Ownership Limitation may not be increased above 9.99% of our then outstanding common stock. Furthermore, as noted above, we are not obligated to submit any Advance Notices under the ELOC Purchase Agreement.

Assumed Average Purchase Price Per Share (1)		Number of Registered Common Shares to be Issued if Full Purchase, Without Giving Effect to the Beneficial Ownership Limitation (2)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Arena Global, Without Giving Effect to the Beneficial Ownership Limitation (3)	Proceeds from the Sale of Common Stock to Arena Global Under the ELOC Purchase Agreement(4)
$6.00		8,333,333	48.8%	$50,000,000
$7.00		7,142,857	45.0%	$50,000,000
$7.4112	(5)	6,746,545	43.6%	$50,000,000
$8.00		6,250,000	41.7%	$50,000,000
$8.50		5,882,353	40.3%	$50,000,000

(1)	For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.

(2)	Represents the number of ELOC Shares that could potentially be issued to Arena Global during the Commitment Period, in the aggregate, based on the applicable assumed purchase price per share, without giving effect to the Beneficial Ownership Limitation.

(3)	The denominator is based on 8,730,366 shares of our common stock outstanding as of December 3, 2024, adjusted to include the issuance of the number of shares of common stock set forth in the adjacent column which we would have issued to Arena Global based on the applicable assumed purchase price per share.

(4)	The Company did not receive any proceeds from the issuance of the ELOC Commitment Fee Shares to Arena Global.

(5)	Represents the last reported sales price of our common stock on December 2, 2024, as reported by Nasdaq, less a four percent (4%) discount.

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The ELOC Shares and ELOC Commitment Fee Shares were, and will be, offered and sold to Arena Global in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing summary of the ELOC Purchase Agreement is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES PURCHASE AGREEMENT

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Arena Investors. Under the Securities Purchase Agreement, the Company will issue Debentures in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The First Closing was consummated on November 25, 2024 and the Company issued to the Arena Investors the First Closing Debentures in an aggregate principal amount of $3,333,333. The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%).

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

As consideration for the Arena Investors’ consummation of the First Closing, concurrently with the First Closing, the Company issued to each Arena Investor participating in the First Closing its pro rata portion of the 55,000 SPA Commitment Fee Shares. Furthermore, as consideration for the Arena Investors’ consummation of subsequent closings, the Company shall issue to the Arena Investors participating in such closing a certain number of Company common stock as agreed upon among the Company and the Arena Investors participating.

The Company agreed, pursuant to the Security Agreement, to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture LLC, entered into the Guarantee Agreement, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Company also agreed, pursuant to the Registration Rights Agreement, to file with the SEC an initial registration statement within 45 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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DESCRIPTION OF BUSINESS

Corporate and Organizational History

Background of XCEL

We were incorporated in Delaware on July 15, 2005, as “Bluebird Exploration Company” (“Bluebird”). Bluebird was originally formed to engage in the exploitation of mineral properties. In December 2008, Bluebird changed its name to “Xcellink International, Inc.” (“XCEL”), and subsequently announced that its business plan was being expanded to include the development and marketing of platform-independent customer-centric payment systems and methodologies. XCEL was unable to raise the funds necessary to implement its business strategy, and never generated any revenue. On January 9, 2014, Trxade Group, Inc., a then privately held Nevada corporation, merged with and into XCEL, and XCEL changed its name to “Trxade Group, Inc.” On June 1, 2021, the Company changed its name from “Trxade Group, Inc” to “TRxADE HEALTH, Inc.” On September 20, 2024, the Company changed its name from “TRxADE HEALTH, Inc.” to “Scienture Holdings, Inc.”

Background of Trxade

PharmaCycle LLC, a Nevada limited liability company (“PharmaCycle”), was formed in August 2010 by Prashant Patel, our President, Chief Operating Officer, and Interim, to serve as a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. In January 2013, PharmaCycle converted into a Florida corporation and changed its name to Trxade, Inc. (“Trxade Florida”). In May 2013, Trxade Florida created a new wholly-owned subsidiary, Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”). Trxade Nevada acquired Trxade Florida pursuant to a reverse triangular merger, resulting in Trxade Florida becoming a wholly-owned subsidiary of Trxade Nevada (the “Nevada-Florida Merger”). The sole purpose of the Nevada-Florida Merger was to provide for a holding company to own Trxade Florida, the operating company. Immediately following the Nevada-Florida Merger, Messrs. Ajjarapu and Patel collectively owned 99% of Trxade Nevada.

Reverse Merger with Trxade

On September 26, 2008, Mark Fingarson, the former President, sole Director and controlling shareholder of XCEL, sold 80,000,000 shares of XCEL (prior to the Merger Reverse Split and Reverse Stock Splits (each discussed and defined below)). On November 22, 2013, Trxade Nevada acquired Mr. McIntyre’s controlling interest of 80,000,000 shares in XCEL pursuant to a Purchase and Sale Agreement dated November 7, 2013. At the time of the sale, XCEL had 104,160,000 shares of common stock issued and outstanding, including the 80,000,000 shares of stock acquired by Trxade Nevada (prior to the Merger Reverse Split and Reverse Stock Split(s) (each discussed and defined below)).

On December 16, 2013, Trxade Nevada and XCEL entered into a definitive merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Trxade Nevada with and into XCEL, with XCEL continuing as the surviving corporation. The Merger closed on January 8, 2014. Under the terms of the Merger Agreement, we amended our certificate of incorporation and changed our name to “Trxade Group, Inc.,” and changed our trading symbol to “TRXD”.

Recapitalization of Common Stock by a Reverse Split and Increase of Authorized Shares of Stock

We also reversed our issued and outstanding stock at the ratio of one for one thousand (1:1,000) shares effective upon the closing of the Merger (the “Merger Reverse Split”). In connection with the Merger Reverse Split, 104,160,000 outstanding shares of our common stock, including the 80,000,000 shares held by Trxade Nevada, were exchanged for 104,160 post-Merger Reverse Split shares of common stock. As a result of the Merger, Trxade Nevada stockholders holding 28,800,000 shares of common stock and 670,000 shares of Series A Preferred Stock converted their shares on a one-to-one basis into 28,800,000 shares of our common stock and 670,000 shares of our Series A Preferred Stock, for an aggregate total of 29,470,000 shares. Further, 100,000 shares of our common stock (on a post-Reverse Split basis and considering the Reverse Stock Split(s) (discussed below)) were issued following the Merger in connection with the conversion of our promissory notes. The 80,000,000 pre-Merger shares held by Trxade Nevada, which amounted to 13,334 shares (on a post-Reverse Split basis and taking into account the Reverse Stock Split(s)), reverted to treasury stock of the Company. Except as otherwise disclosed, the share amounts in the paragraph above have not been adjusted for the Merger Reverse Split or the Reverse Stock Split.

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February 2020 Reverse Stock Split and NASDAQ Capital Market Listing

In February 2020, the Company effected a 1-for-6 reverse stock split of the then outstanding common stock in order to allow us to meet the initial listing criteria of Nasdaq.

Our common stock was approved for listing on Nasdaq under the symbol “MEDS”, on February 13, 2020.

June 2023 Reverse Stock Split.

In June 2023 the Company effected a 1-for-15 reverse stock split of its issued and outstanding common stock.

Subsidiaries

We currently own 100% of Scienture LLC, Softell Inc. (f/k/a Trxade, Inc.), IPS, Bonum Health, Inc., and Bonum Health. During the year ended December 31, 2023, and a portion of the quarter ended March 31, 2024, Softell, operated a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Scienture LLC is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of CNS and cardiovascular CVS diseases.

IPS is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

Bonum Health was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward. We currently anticipate dissolving Bonum Health, Inc. and Bonum Health.

On October 4, 2024, the Company and Softell Inc. (f/k/a Trxade, Inc.) (“Softell”) entered into an Assignment and Assumption of Membership Interests (the “IPS Assignment Agreement”), pursuant to which the Company transferred, and Softell accepted, 100% of the membership interests of IPS. As a result, IPS is now a wholly-owned subsidiary of Softell. During the year ended December 31, 2023 and a portion of the quarter ended March 31, 2024, Softell, operated a web-based market platform that enabled commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services. Softell’s current primary operations are conducted through IPS.

Superlatus Merger

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Superlatus Merger Agreement”) with Superlatus and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Superlatus is a diversified food technology company with distribution capabilities and systems to optimize food security and population health via innovative Consumer Packaged Goods (“CPG”) products, agritech, foodtech, plant-based proteins and alt-protein and includes wholly-owned subsidiary, Sapientia, Inc. (“Sapientia”), a food tech business.

On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Superlatus Merger Agreement (the “Superlatus Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Superlatus Merger.

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Under the terms of the Superlatus Merger Agreement, at the closing of the Superlatus Merger (the “Closing”), shareholders of Superlatus received an aggregate of 136,441 shares of the Company’s common stock and 306,855 shares of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), convertible into 100 shares of the Company’s common stock. At Closing, the value of the Company’s common stock was $7.30 per share, resulting in a total value of $225,000,169. Upon consummation of the Superlatus Merger, the Company continued to trade under the former ticker symbol “MEDS.”

Not all of the closing conditions of the Superlatus Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Superlatus Amendment”) on January 8, 2024. Under the terms of the Superlatus Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of the Company’s common stock and 15,759 shares of the Company’s Series B Preferred Stock, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. As described below, the Company divested of its interest in Superlatus in March 2024.

Scienture Merger

On July 25, 2024, the Company entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture LLC. Pursuant to the Scienture Merger Agreement, (i) Merger Sub I merged with and into Scienture LLC (the “First Merger”), with Scienture LLC continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture LLC merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger and all other related transactions, the “Scienture Merger”), with Merger Sub II continuing as the surviving entity. In connection with the transactions, the Company changed its name to “Scienture Holdings, Inc.” and Merger Sub II, as the surviving entity of the Second Merger, changed its name to “Scienture, LLC”.

As consideration for the Scienture Merger, at the effective time of the First Merger (the “Effective Time”), the shares of Scienture LLC common stock issued and outstanding immediately prior to the Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of the Company’s common stock and (ii) 6,826,753 shares of the Company’s Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), each share of which is convertible into one share of common stock.

Dispositions

SOSRx, LLC

SOSRx, LLC (“SOSRx”) was formed on February 15, 2022. The Company entered into a relationship with Exchange Health, LLC (“Exchange Health”), a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. SOSRx, a Delaware limited liability company, was formed, which was owned 51% by the Company and 49% by Exchange Health. SOSRx did not generate material revenue and in February of 2023, the Company voluntarily withdrew from the joint venture agreement.

Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC

On January 20, 2023, the Company entered into Membership Interest Purchase Agreements to sell 100% of the outstanding membership interests of the Company’s former subsidiaries, Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS” d.b.a DelivMeds). The Company also agreed to enter into a Master Service Agreement to operate the businesses prior to closing. The transactions contemplated by the Membership Interest Purchase Agreements closed on August 22, 2023.

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Softell Inc.

On February 16, 2024, the Company, together with Softell, and Micro Merchant Systems, Inc. (“MMS”) entered into an asset purchase agreement (the “MMS APA”) under which MMS agreed to purchase for cash substantially all of the assets of Softell. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the MMS APA. Softell operated a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Superlatus Inc.

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“Superlatus SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the Superlatus SPA, the Company sold all of the issued and outstanding stock of Superlatus to the Buyer. The $1.00 purchase price for the Stock was delivered to the Company at the closing, which occurred simultaneously with the execution of the Superlatus SPA. As a result of the transaction Superlatus is no longer a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of the Buyer.

Historical Business

We historically focused on health services IT assets and operations aimed at digitalizing the retail pharmacy experience via an online pharmaceutical marketplace. Our current primary operations are conducted through our wholly-owned subsidiary, IPS, which is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

We began operations as Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) in August of 2010 and spent over two years creating and enhancing our web-based services. The Company changed its name on June 1, 2021, from “Trxade Group, Inc” to “TRxADE HEALTH, Inc.” Our services provided pricing transparency, purchasing capabilities and other value-added services on a single platform focused on serving the nation’s approximately 19,397 independent pharmacies with annual purchasing power of $67.1 billion (according to the National Community of Pharmacists Association’s 2021 Digest). Our national wholesale supply partners and manufacturers were able to fulfill orders on our platform in real-time and provide pharmacies and wholesale suppliers with cost-saving payment terms and next-day delivery capabilities in unrestrictive states. We have expanded significantly since 2015 and served approximately 14,400+ registered members on our sales platform.

Trxade.com previously operated the Company’s web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies, small chains, hospitals, clinics, and alternate dispensing sites with large pharmaceutical suppliers nationally. That marketplace had over 60 national and regional pharmaceutical suppliers providing over 120,000 branded and generic drugs, including over-the-counter drugs (OTCs), and drugs available for purchase by pharmacists. We served approximately 14,400+ registered members, providing access to Trxade’s proprietary pharmaceutical database and data analytics regarding medication pricing. We generated revenue from these services by charging a transaction fee to the seller of the products for sales conducted via the Trxade platform. The buyers did not bear the cost of transaction fees for the purchases that they made, nor did they pay a fee to join or register with our platform. In February 2024 we divested substantially all of our assets related to our web-based pharmaceutical marketplace previously operated through Softell. Substantially all of our revenues during Fiscal 2023, Fiscal 2022, and Fiscal 2021 were from platform revenue generated on www.rx.trxade.com, product sales through IPS, and prescription sales through Community Specialty Pharmacy, LLC.

We previously had a number of products and services focused on the US market in operation and business assets, which are described below.

Integra Pharma Solutions, LLC. IPS is intended to serve as our logistics company for pharmaceutical distribution. We currently distribute through our manufacturer and strategic distribution partners prescription medication, medical devices and over the counter medication to over 1,600 pharmacies and medical clinics across 38 states.

Trxade Prime. Trxade Prime previously allowed pharmacy members on the Trxade platform to process, consolidate and ship purchase orders that were placed directly with Trxade suppliers via Trxade Prime. This service was provided at no cost, with the goal of offering a single tool with one low order minimum, one invoice, one package and one delivery from multiple quality wholesalers and distributors. Revenue had been generated from this service through our IPS subsidiary, which provided the consolidation of the orders.

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Bonum Health Application. The “Bonum Health app,” previously provided an overall healthcare experience comparable to a primary care practitioner, and an online portal as a personal electronic medical record and scheduling system was available on a subscription basis, primarily as a stand-alone telehealth software application that could be licensed on a business-to-business (B2B) model to clients as an employment health benefit for the clients’ employees. Revenue was generated from this service through our Bonum Health subsidiary.

Bonum+ Business to Business (B2B). Bonum+ previously bundled telehealth, a COVID-19 risk assessment tool and a Personal Protective Equipment (PPE) purchasing tool, through a secure mobile dashboard for corporate clients. The B2B platform eased pressure on employees who were required to report any relevant health issues daily, centralizing communication and contact tracing to deliver risk scores. This allowed employers to monitor employee COVID-19 risk profiles and streamlined the ordering of new PPE as needed. An integrated artificial intelligence (AI) tool offered health recommendations and connects employees with board certified physicians, as needed. No revenue was generated from this product.

SOSRx, LLC. On February 15, 2022, the Company entered into a relationship with Exchange Health, LLC (“Exchange Health”), a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. SOSRx, LLC (“SOSRx”) was formed, which was owned 51% by the Company and 49% by Exchange Health. SOSRx did not generate material revenue and in February of 2023, the Company voluntarily withdrew from the joint venture agreement.

Superlatus. As of December 31, 2023, Superlatus was a wholly owned subsidiary of the Company as a result of a merger transaction that closed in July 2023. Superlatus is a diversified food technology company with distribution capabilities and systems to optimize food security and population health via innovative Consumer Packaged Goods products, agritech, foodtech, plant-based proteins and alt-protein and includes wholly-owned subsidiary, Sapientia, Inc., a food tech business. Subsequent to December 31, 2023, the Company divested its entire interest in Superlatus.

Current Business – Scienture LLC

Overview

Scienture LLC was originally incorporated in Delaware and commenced operations in 2019. In connection with our acquisition in July 2024, Scienture became a wholly owned subsidiary of the Company. Scienture’s principal executive offices are located in Commack, New York.

Scienture LLC is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of CNS and CVS diseases. Scienture LLC is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Scienture LLC’s Strategy

Scienture LLC’s mission is to improve the lives of patients suffering from CNS and CVS diseases. Scienture LLC’s vision is to be a leader in the industry by developing and commercializing new medicines for the treatment of CNS and CVS diseases. Key elements of Scienture LLC’s strategy to achieve this vision include:

●	Advance product candidates through clinical studies and toward commercialization. Scienture LLC is in various stages of clinical development for the product candidates in its pipeline, and it intends to move these programs efficiently toward being commercially available to patients, subject to approval by the U.S. Food and Drug Administration (the “FDA”). Scienture LLC is working to obtain regulatory approval of its first product candidate, SCN-102.

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●	Drive growth and profitability. Using dedicated sales and marketing resources in the U.S., which Scienture LLC is in the process of building, Scienture LLC will seek to drive the revenue growth of its product candidates approved for marketing by the FDA.

●	Continue to grow pipeline. Scienture LLC will continue to evaluate and seek to develop additional product candidates that it believes have significant commercial potential through Scienture’s internal research and development efforts.

●	Target strategic business development opportunities. Scienture LLC is exploring a broad range of strategic opportunities. This may include in-licensing products and entering into co-promotion and co-development partnerships for Scienture’s product candidates, although no agreements have been reached.

Research and Development and Product Portfolio

Scienture LLC is committed to the development of innovative product candidates in the CNS and CVS therapeutic areas. The process by which Scienture LLC intends to bring its product candidates to market and the anticipated launch dates of its product candidates is depicted in the following table. The progress of the Company’s products through this process is represented by checkmarks in the table.

Scienture LLC does not have any product candidates approved for sale and has not generated any revenue from product sales. Scienture LLC will not generate revenue from product sales unless and until it successfully obtains regulatory approval for its product candidates. Scienture LLC is engaged in a variety of research and development efforts including development of a pipeline of novel product candidates for the treatment of various disease conditions. Scienture LLC has devoted and will continue to devote significant resources to research and development activities, and expects to incur significant expenses as Scienture LLC continues advancing its product candidates towards FDA approval and expanding product indications for approved products and its intellectual property portfolio. Scienture LLC’s expectations regarding its research and development programs are subject to risks, including the risk that Scienture LLC’s financial condition and results of operations for fiscal year 2024 and beyond may be materially and adversely affected by delays and failures in the completion of clinical development of its product candidates, which could increase its costs or delay or limit our ability to generate revenues.

SCN-102 (ARBLITM - Losartan Oral Suspension)

SCN-102 is an oral liquid formulation of losartan potassium in development under the 505(b)(2) pathway, for (i) treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old, (ii) reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy, and (iii) treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension. Currently, there are no FDA-approved liquid formulations of losartan potassium.

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A Phase I PK study has shown that SCN-102 has close comparability to the immediate-release tablet as depicted in the data below:

Summary of Statistical Results for Losartan Potassium Oral Liquid 10 mg/ml (T) versus Losartan Potassium Immediate Release Tablets 100 mg (R) – For Losartan
		Geometric Means of treatment:
PK Parameter	N	Test (T)	Reference (R)	Ratio (%)	Intra-subject %CV	90% CI of Ratio	SABE Result – Bound	SABE SWR
Log Cmax (ng/ml)	44	1317.6955	974.6741	135.19	39.6	122.19 – 149.58	0.070	0.3361
LogAUC0-t (ng.hr/ml)	44	1590.6271	1581.0602	100.61	13.2	97.25 – 104.08	-0.014	0.1576
LogAUC0-inf (ng.hr/ml)	44	1615.4717	1605.3052	100.63	13.0	97.34 – 104.03	-0.014	0.1549

Summary of Statistical Results for Losartan Potassium Oral Liquid 10 mg/ml (T) versus Losartan Potassium Immediate Release Tablets 100 mg (R) – For Carboxylic Acid Metabolite
		Geometric Means of treatment:
PK Parameter	N	Test (T)	Reference (R)	Ratio (%)	Intra-subject %CV	90% CI of Ratio	SABE Result – Bound	SABE SWR
Log Cmax (ng/ml)	44	1160.0978	1056.3253	109.82	25.5	102.91 – 117.20	-0.028	0.2828
LogAUC0-t (ng.hr/ml)	44	6775.8841	6726.8952	100.73	10.3	98.11 – 103.42	-0.006	0.1099
LogAUC0-inf (ng.hr/ml)	44	6872.6739	6823.3736	100.72	10.2	98.13 – 103.39	-0.006	0.1071

Specifically, the Phase I PK study showed that SCN-102 was comparable to immediate release tablets based on the following:

●	The overall exposure for the Carboxylic Acid metabolite (EXP-3174) meet the confidence interval 80-125% range.

●	The overall exposure for Losartan were within the 90% confidence interval.

●	The Cmax for Losartan analyte, a pro-drug, for SCN-102 was slightly higher than the immediate release tablets (122.19 - 149.58%). This is due to the fact that the SCN-102 (oral liquid) and the reference product are two different dosage forms. SCN-102 is an oral liquid formulation and therefore it is expected to have an earlier Cmax than the immediate release tablet. Based on the discussion above, we believe that the impact of this Cmax difference will be minimal.

●	The data obtained in the study is similar to the PK study data for the immediate release tablet.

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If approved, SCN-102 would be the first FDA approved oral liquid formulation of losartan on the market.

Scienture LLC submitted an IND application to the FDA in September 2022. Multiple human pharmacokinetics studies were performed, showing close comparability with the oral solid dosage form. In October 2023, Scienture LLC submitted an NDA for losartan potassium oral suspension to the FDA. In December 2023, the FDA accepted the NDA for review and assigned a Prescription Drug User Fee Act (“PDUFA”) target action date of August 19, 2024. Despite responding during the FDA’s review to information requests related to chemistry, manufacturing, and controls (“CMC”), pharmacovigilance, clinical, microbiology and labeling, the FDA issued a Complete Response Letter to Scienture LLC focused on the CMC information submitted. Scienture LLC prepared the requested information and resubmitted the NDA to the FDA on September 17, 2024. In October 2024, the FDA accepted the resubmitted NDA for review and assigned a PDUFA target action date of March 17, 2025.

SCN-104 (Multi-dose Dihydroergotamine Mesylate (“DHE”) injection pen)

The SCN-104 injection pen is a disposable, multiple fixed dose, single entity combination product comprised of a small molecule drug, SCN-104, which is administered using a customized injection pen. SCN-104 is a drug product containing DHE as the active ingredient. The mechanism of action of SCN-104 is mediated through DHE and is exactly the same as that of DHE. DHE is available in the market as a single dose nasal spray, which has a high degree of variability in clinical outcomes. DHE is also available in the market as single dose ampoules for injection, however, We believe that the process of dose withdrawal from the ampoule followed by self-injection at the time of intense need is cumbersome and difficult for the patient.

We believe that the SCN-104 multi-dose self-injection pen is easy to use and provides enhanced patient convenience. Furthermore, we believe that the SCN-104 injection pen provides for consistent and accurate delivery of every dose which results in better exposure compared to the nasal spray formulation. The SCN-104 injection pen is being developed via the 505(b)(2) regulatory pathway. The SCN-104 injection pen is in development for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

As shown in third party studies of DHE, SCN-104’s mechanism of action for its antimigraine effect is due to its potential action as an agonist at the serotonin 5-HT1D receptors. SCN-104 is intended for subcutaneous administration. SCN-104 is also intended for acute use and is not intended for chronic administration.

Scienture LLC has conducted two preclinical studies of SCN-104 and the SCN-104 injection pen: (i) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Sprague-Dawley rats and (ii) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Göttingen minipigs. The objective of each study was to evaluate the safety and tolerability of the test items with and without DHE to the subject animals, providing information on important potential toxic effects, target organs, progressive toxic effects, characterization of a possible dose-response relationship, and an estimate the No-Observed-Adverse-Effect Level (the “NOAEL”). Both studies were designed for the qualification of the excipients. The animals treated either with DHE + DMSO + caffeine or DMSO + Caffeine formulations did not reveal any changes attributable to treatment at the end of the treatment/recovery periods. As such, both studies support a conclusion that SCN-102 is considered to have no toxicological significance across the following attributes – Hematology, Coagulation Parameters, Clinical Chemistry and Urinalysis.

Scienture LLC believes the SCN-104 injection pen may offer a significant improvement, in terms of usability and patient acceptability, to the current standard of care in the market (ampoules for injection). The intended pen delivery system was designed with patients in mind to carry multiple doses, have a lower volume of injection, and utilize shielded needles to avoid unnecessary exposure.

Scienture LLC has had initial discussions with the FDA to align on a path forward for this development program. As a result of these discussions, Scienture LLC learned that its proposed plan for manufacturing NDA registration batches and that the reference product and dose selection of the reference product that Scienture LLC selected for a comparative regulatory study are acceptable. Scienture LLC also received guidance from the FDA on nonclinical safety studies and stability testing. The formulation has been scaled up to enable future commercial scale production and the pen has been optimized for commercial use. As shown below, several pharmacokinetics studies have shown comparability between SCN-104 and the currently available marketed injection product.

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Mean Concentration (pg/mL)
2,500
2,000
1,500
1,000
500
0
0
5
10
15
20
25
Time (hr)
Treatment
R1
R2
T

Scienture LLC is initiating manufacturing activities and planning to conduct bioequivalence studies. Scienture LLC plans to initiate a Phase 1 single dose study in healthy adults in 2025, following submission of an IND, if the IND is cleared by the FDA.

SCN-106 (Potential Biosimilar)

Scienture LLC is developing a potential biosimilar, SCN-106, based on Cathflo Activase, a reference product that is a thrombolytic agent that binds to fibrin in clots and converts entrapped plasminogen to plasmin. SCN-106 is a sterile, purified glycoprotein that is synthesized using the complementary DNA for natural human tPA obtained from a Chinese hamster ovary cell-line.

Scienture LLC is working with Anthem Biosciences Pvt, Ltd. (“Anthem”) to develop a biosimilar product that utilizes the same mechanism(s) of action for the proposed condition of use, and has the same route of administration, dosage form, and strength as the reference product. In this regard, Scienture LLC entered into a Master Services Agreement with Anthem on October 29, 2024 (the “Anthem Agreement”). The following is a summary of the Anthem Agreement, which is qualified in its entirety by the full text of the Anthem Agreement, previously filed as Exhibit 10.25 to the Registration Statement.

Under the Anthem Agreement, Anthem has agreed to diligently complete the services associated with SCN-106 as included in work orders to be attached to the Anthem Agreement. In performing these services, Anthem has agreed to strictly comply with the specifications in the Anthem Agreement, the work order, standard operating procedures approved in writing by Scienture LLC, and relevant professional standards, and any regulatory authority requirements, including current Good Laboratory Practices (“GLPs”) and current Good Manufacturing Practices (“GMPs”) promulgated by the FDA, and any other applicable laws, rules, and regulations. In carrying-out its services, Anthem will only allow those employees and personnel under Anthem’s direct control to perform such services and will obtain the Scienture LLC’s consent prior to delegating or subcontracting any portion of the services. Anthem is required to provide prompt written reports to Scienture LLC the status of the services provided by Anthem under the Anthem Agreement and any work order. Under the Anthem Agreement, Scienture LLC is responsible for paying Anthem the amounts designated on any attached work order. These amounts are to be paid on the schedule stated on the work order and Anthem is responsible for invoicing Scienture LLC for such amounts. Undisputed late payments incur interest at the rate of 18% per annum payable until the date of actual payment.

Any project or work order in effect under the Anthem Agreement may be terminated by Scienture LLC without cause upon thirty (30) days’ prior notice to Anthem. Anthem may terminate the Anthem Agreement without cause upon thirty (30) days’ prior notice to Scienture LLC. However, Anthem is responsible for delivering all services and deliverables under the Anthem Agreement then required to be performed by Anthem under a work order prior to any such termination. Either party may terminate the Anthem Agreement upon the breach of the Anthem Agreement by the other party if the breach remains uncured for a period of thirty (30) days. In the event that performance by Anthem or Scienture LLC under the Anthem Agreement is delayed due to an event beyond the control of Anthem or Scienture LLC for a period of ninety (90) days, then the other party can terminate the Anthem Agreement upon written notice.

With respect to projects to be performed by Anthem under the Anthem Agreement, any and all materials relating to such projects are the property of Scienture LLC, and are to be protected as such by Anthem. Furthermore, Anthem has agreed to irrevocably assign to Scienture LLC all right, title, and interest in and to any “Program Technology” (as defined in the Anthem Agreement) and to make any assignments necessary to ensure that Scienture LLC has such ownership interest. The Anthem Agreement also contains customary confidentiality obligations, representations and warranties, indemnification provisions, and anti-assignment provisions. The Anthem Agreement may only be amended upon the written consent of both parties.

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The CMC development program is focused on establishing the analytical similarity of SCN-106 to the reference product. Multiple clones of CHO cells have been produced to synthesize lots of SCN-106 which were screened for similarity to the reference product for several key biochemical quality attributes as well as overall protein yield and finalization of a lead clone.

Scienture LLC completed a Biosimilar Initial Advisory meeting with the FDA in June 2023 to discuss the CMC, non-clinical, and clinical studies required for regulatory approval. As a result of this meeting, Scienture LLC learned that its analytical strategy for initiating analytical similarity studies between SCN-106 and a proposed biosimilar product is acceptable. Scienture LLC also learned that SCN-106 is suitable for further development and received guidance from the FDA on a comparable clinical study needed to demonstrate biosimilarity of SCN-106 and the reference product.

SCN-107 (Bupivacaine Long-Acting Injection)

SCN-107 is a long-acting injection suspension formulation of a non-opioid analgesic that is indicated for postsurgical local and regional analgesia. Scienture LLC’s long-acting formulation, SCN-107, is a novel microsphere-based formulation of bupivacaine that comprises the drug in polymer-based microspheres and is intended to provide pain management over a period of 5-7 days. The product candidate is designed to potentially provide longer term post-surgical pain relief compared to the currently available products in the market.

Based on initial discussions with FDA regarding this program, Scienture LLC believes this product candidate would require at least one Phase 3 clinical trial to support submission of a marketing application.

Scienture LLC anticipates submitting an IND and, if cleared by the FDA, initiating a Phase 1 single dose study in healthy adults in 2025 to conduct an initial assessment of safety and tolerability of SCN-107.

Sales and Marketing

The Company intends to market Scienture LLC’s products through its own sales forces in the U.S. and seek strategic collaborations with other pharmaceutical companies to commercialize its products outside of the U.S. The Company is in the process of building a commercial sales and marketing operation in the U.S., through a partnership with a Contract Sales Organization, to support sales of Scienture LLC’s products. Once approved, this sales and marketing organization will include a combination of field teams, virtual sales representatives and omnichannel marketing to effectively reach Health Care Providers (“HCPs”) and offer patient education. The Company’s promotional efforts are expected to further include developing a market access strategy to obtain commercial and government payor coverage for its products. In addition, the Company intends to partner with a third-party logistics provider (“3PL”) and have internal sales operations and analytics teams to provide state-of-the-art distribution capabilities to wholesalers, pharmacies, institutional buying groups and hospitals. The Company believes its commercial operations infrastructure, once established, will enable it to effectively target healthcare providers to support and grow its products subsequent to market entry.

Customers

The majority of Scienture LLC’s product sales, if its products are approved by the FDA, are expected to be to pharmaceutical wholesalers, specialty pharmacies, and distributors who, in turn, would sell such products to pharmacies, hospitals, long term care institutions and other customers, potentially including federal and state entities.

Market and Competition

The Company is engaged in segments of the pharmaceutical industry that are highly competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and other public and private research organizations are commercializing or pursuing the development of products utilizing the same molecules or compounds or for the same indications that the Company is currently pursuing or may target in the future.

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Hypertension

Hypertension (high blood pressure) is a CVS condition, when the pressure in the blood vessels is too high (140/90 mmHg or higher). According to the Centers for Disease Control, hypertension, or high blood pressure, affects nearly half of adults in the United States, or 119.9 million people. Hypertension is defined as a systolic blood pressure of 140 mmHg or higher, and diastolic blood pressure of 90 mmHg or higher. Hypertension is a risk factor for stroke and heart disease, which are leading causes of death in the U.S. Factors that increase the risk of having high blood pressure include: older age, genetics, being overweight or obese, not being physically active, high-salt diet and drinking too much alcohol. Hypertension is clinically diagnosed if, when blood pressure is measured on two different days, the systolic blood pressure readings on both days is ≥140 mmHg and/or the diastolic blood pressure readings on both days is ≥ 90 mmHg.

The hypertension market has increased with the commercial launch of several branded products in recent years, as well as the launch of generic versions of branded drugs, such as Prinvil, Lotensin, Cozaar, Cardizem, Apresoline, Nitrostat and Toprol-XL. Treatment options for hypertension in the U.S. market can be broadly classified across the following product classes, Angiotensin-converting enzyme (ACE) inhibitors, Angiotensin II receptor blockers (ARBs), Beta-Blockers, Diuretics and Calcium Channel Blockers.

Scienture LLC’s product candidate SCN-102, ARBLITM (Losartan Oral Suspension 10mg/mL), is a ready to use oral suspension of losartan for increased patient convenience and ease of dosing. Losartan is classified as an ARB for treating hypertension and is one of the highest prescribed molecules for this indication. Current products in the market containing losartan are available only as oral solids, which can be further compounded to a liquid formulation. Scienture LLC believes that ARBLITM, if approved by the FDA, would be the first liquid formulation of losartan on the market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage.

Migraine

Migraine is a painful, complex neurological disorder consisting of recurring painful attacks that can significantly impact quality of life. Migraine headaches are often characterized by throbbing pain, extreme sensitivity to light or sound, and potentially nausea and vomiting. The World Health Organization categorizes migraine as one of the most disabling medical illnesses worldwide. The American Research Foundation categorizes migraine as the third most prevalent illness in the world, and nearly 1 in 4 U.S. households includes someone with migraines. Migraine is estimated to affect over 39 million individuals in the U.S.

Current products in the market that are available to treat migraine headaches, include CGRP antagonists (calcitonin gene related peptide), which is a class of products first introduced in 2018 (Nurtec, Ubrelvy), Botox, branded and generic versions of triptans (Imitrex, Maxalt, Relpax), and ergot alkaloids (Ergotamine and Dihydroergotamine (DHE)).

Scienture LLC’s product candidate, SCN-104, is supplied in a multi-dose pen-based delivery system for self-injection and increased patient convenience. The product candidate is in development for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

Thrombotically Occluded Catheter (CVAD) Management

Catheters, which are a type of a Central Venous Access Device (“CVAD”), are employed to deliver life-sustaining therapies. They can be used for short-term or long-term infusion of antibiotics, parenteral nutrition, chemotherapy, blood and blood products in patients with limited peripheral access. More than 7 million CVADs are inserted each year in patients in the United States. Occlusion of catheters while in use can complicate patient care by interrupting the administration of medications and solutions, delaying or disrupting therapies and leading to additional procedures such as catheter replacement. Occlusion is the most common noninfectious complication in the long-term use of CVADs and may occur soon after insertion of a device or develop at any time. About 58% of catheter occlusions are thrombotic, resulting from the formation of a thrombus within, surrounding, or at the tip of the catheter.

Scienture LLC’s product candidate, SCN-106, is a thrombolytic agent currently in development. Scienture LLC plans to develop SCN-106 through the FDA’s 351(k) pathway for biosimilars.

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Postoperative Pain

Post-surgery pain, also known as postoperative pain, is pain that a patient experiences after a surgical procedure. Pain can be caused by a number of factors, including: the type of procedure, the size of the operation, and medications used during surgery. Chronic pain can negatively impact a patient’s rehabilitation, quality of life, and the results of the procedure.

Current drug product treatments available in the market for treating postoperative pain include IV and oral opioids, injectable local anesthetics, and steroidal and non-steroidal analgesics. Marketed products include branded and generic versions of Celebrex, Ketalar, Exparel, Lyrica, Neurontin and Astromorph.

Scienture LLC’s product candidate, SCN-107, is a microsphere based long-acting injection of Bupivacaine, a local anesthetic, in development for postsurgical analgesia. SCN-107 is designed to be a non-opioid treatment regimen with rapid onset of action and analgesia that is intended to provide coverage over a period of 5-7 days.

Manufacturing

The Company currently depends on third-party commercial manufacturing organizations (“CMOs”) for all manufacturing operations, including the production of raw materials, finished dosage form product, and product packaging for both its planned commercial scale manufacturer and the products used in its preclinical and clinical research. Scienture LLC does not own or operate manufacturing facilities for the production of any of its product candidates nor does Scienture LLC has plans to develop its own manufacturing operations in the foreseeable future to support clinical trials or commercial production. Scienture LLC currently employs internal resources to manage its manufacturing contractors.

Scienture LLC is in discussion with CMOs headquartered in North America, Europe and Asia for its pipeline product candidates. These CMOs offer a comprehensive range of commercial contract manufacturing and packaging services.

If Scienture LLC fails to produce its products and product candidates in the volumes that Scienture LLC requires on a timely basis, or fails to comply with stringent regulations applicable to pharmaceutical drug manufacturers, Scienture LLC may face delays in the development and commercialization of its products and product candidates or be required to withdraw its products from the market for risks associated with manufacturing and supply of its products and product candidates.

License Agreements

On May 26, 2020, Scienture LLC entered into Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), for certain intellectual property rights. Under the Innocore License, Innocore granted Scienture LLC a worldwide exclusive, milestone, royalty-bearing and sublicensable license to certain patent rights for the research and development of SCN-107 in postsurgical local and regional analgesia. Pursuant to the Innocore License, Scienture LLC is required to make low single-digit percentage royalty payments based on annual net sales of licensed products for the first three years of sales on a country-by-country basis, subject to a low single digit increase as of the fourth year of sales on a country-by-country basis. Scienture LLC is required to remunerate Innocore for the development of the licensed product, subject to a limit of $0.4 million for certain safety and toxicity studies which will be deducted from certain development and regulatory milestones as described below. Scienture LLC is required to make development and regulatory milestone payments up to €2.7 million in the aggregate, commercial sale milestone payments of up to €18.875 million in the aggregate, and maintenance fees of €0.25 million annually, subsequent to the first regulatory filing, until the date that Scienture LLC begins making royalty payments based on annual net sales, up to €0.5 million of which may be credited toward the regulatory milestone payments. As of October 25, 2024, Scienture LLC had made aggregate payments to Innocore of $1,021,089.37 in connection with the Innocore License.

The Innocore License is terminable by either Scienture LLC or Innocore on thirty (30) days’ prior written notice if the terminating party determines in good faith, that it is technically or legally not feasible, or commercially not viable to jointly develop a formulation which meets the specifications described in the Innocore License. The Innocore License can also be terminated for any material breach of the Innocore License that remains uncured after thirty (30) days and if either party files for insolvency under any applicable foreign, federal or state law.

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Intellectual Property

Overview

The Company continues to build its intellectual property portfolio to provide protection for its technologies, products, and product candidates. Scienture LLC seeks patent protection, where appropriate, both in the U.S. and internationally for products and product candidates.

The Company’s intended objective is to protect its innovations and proprietary products by, among other things, filing patent applications in the U.S. and abroad, including Europe, Canada, and other countries when appropriate. The Company also relies on trade secrets, know-how, proprietary knowledge, continuing technological innovation, and in-licensing opportunities to develop and maintain its proprietary position. The Company cannot be sure that patents will be granted with respect to its pending patent applications or with respect to any patent applications filed by it in the future, nor can the Company be sure that any of its existing patents or any patents that may be granted to it in the future will be commercially useful in protecting its technology or its products. The Company cannot be sure that any patents, if granted, will sustain a legal challenge.

Patent Portfolio

SCN-102

SCN-102 will soon have two orange book listable formulation composition and method of use patents in the U.S. One of them is already issued (Patent #: 11,890,273, Issue Date: February 6, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”, Expiration Date: October 7, 2041) and the other patent application is allowed, with the issue fee paid on July 24, 2024 (Appl. No. 18/421,405; Filing Date: January 24, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”). A third application is pending (Appl. No. 18/061,819; Filing Date: December 5, 2022; Expiration: on or after October 7, 2041).

SCN-104

SCN-104 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/757,924; Filing Date: June 23, 2022; Expiration Date: June 15, 2035).

SCN-106

SCN-106 is a potential biosimilar and considered by the Company to be part of its product development portfolio, however the Company is not pursuing patent protection for this product.

SCN-107

SCN-107 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/996,995; Filing Date: October 24, 2022; Expiration Date: on or after April 22, 2041). Applications in Canada and Europe are currently pending. As described above, the Company licenses certain patent rights from Innocore for the research and development of SCN-107.

Collaborations and Licensing Arrangements

Scienture LLC entered into exclusive license and commercial agreements on August 28, 2022 and April 24, 2023, with Kesin, a related party, pursuant to which Scienture LLC granted the exclusive license rights to commercialize SCN-102 and SCN-104, respectively to Kesin for use in the United States of America (together, the “Kesin Agreement”). In consideration of the rights granted, Scienture LLC received milestone payments and reimbursement of costs actually incurred related to SCN-102 and SCN-104.

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On March 13, 2024, the parties terminated the Kesin Agreement by entering a Confidential Termination Agreement (the “Kesin Termination Agreement”), and the parties agreed that Scienture LLC would pay Kesin a total gross amount of $1.285 million upon commercialization of either SCN-102 or SCN-104 via a royalty arrangement. The Kesin Termination Agreement also requires that if the full $1.285 million has not been repaid within two years of the earlier of (i) commercial launch of a product or (ii) 120 days after FDA approval of a product, then interest will accrue prospectively at a rate of 8% annually on the unpaid balance.

In August 2024, Kesin demanded immediate payment of the full amount under the Kesin Termination Agreement, alleging the full amount is payable in connection with the consummation Scienture LLC’s business combination with the Company. Scienture LLC has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture LLC will vigorously defend it.

Government Regulation

U.S. Drug Development Process

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug, and Cosmetic Act (the “FDCA”) and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. The Company, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory authorities of the countries in which Scienture LLC wishes to conduct studies or seek approval of its product candidates. Failure to comply with applicable United States requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending applications, withdrawal of an approval, warning or untitled letters, clinical holds, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, civil penalties, and criminal prosecution.

FDA approval is required before any new unapproved product or a product with certain changes to a previously approved product, including a new use of a previously approved drug, can be marketed in the United States. The steps required to be completed by the FDA before a drug may be marketed in the United States generally include the following:

●	completion of preclinical laboratory tests, animal studies, and formulation studies performed in accordance with the FDA’s GLP regulations;

●	submission to the FDA of an IND application for human clinical testing, which must become effective before human clinical trials may begin and must be updated annually or when significant changes are made;

●	approval by an independent institutional review board (“IRB”) or ethics committee at each clinical site before the clinical trial is commenced;

●	performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, GCPs requirements and other clinical-trial related regulations to establish the safety and efficacy of the proposed drug for each indication;

●	preparation and submission to the FDA of an NDA or biologics license application (“BLA”), after completion of all pivotal clinical trials, which includes not only the results of the clinical trials, but also, detailed information on the chemistry, manufacture and quality controls for the product candidate and proposed labeling;

●	satisfactory completion of an FDA Advisory Committee review, if applicable;

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●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed drug is produced to assess compliance with current GMP regulations and of selected clinical trial sites to assess compliance with GCPs; and

●	FDA review and approval of the NDA or BLA to permit commercial marketing of the product for particular indications for use in the United States.

Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease.

Preclinical and Clinical Development

Preclinical tests include laboratory evaluation of product chemistry, formulation, and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements, including GLP. The results of preclinical testing are submitted to the FDA as part of an IND application along with other information, including information about the product candidate, chemistry, manufacturing and controls, any available human data or literature to support the use of the product candidate and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

An IND application must become effective before human clinical trials may begin. The IND application automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises safety concerns or questions relating to one or more proposed clinical trials and places the clinical trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. The FDA may also impose clinical holds on a product candidate at any time before or during clinical trials due to safety concerns, non-compliance or other issues affecting the integrity of the trial. Accordingly, submission of an IND application may or may not result in the FDA allowing clinical trials to commence and, once begun, issues may arise that could cause the trial to be suspended or terminated.

Clinical trials involve the administration of the investigational drug product to human subjects under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with GCP, an international standard meant to protect the rights and health of clinical research participants and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on United States patients and subsequent protocol amendments must be submitted to the FDA as part of the IND. Furthermore, an independent IRB or ethics committee for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objects. The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial is not being conducted in accordance with FDA requirements. Further, an IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions. Some trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may recommend a clinical trial to be halted if it determines that there is an unacceptable safety risk for subjects or other grounds, such as futility.

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Clinical trials to support an NDA or BLA for marketing approval are typically conducted in three sequential phases, but the phases may overlap or be combined. In Phase 1 clinical trials, the investigational product is typically introduced into a limited population of healthy human subjects or patients with the target disease or condition. These trials are designed to test the safety, dosage tolerance, pharmacokinetics and pharmacological actions of the investigational product, to identify side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. Phase 2 clinical trials usually involve administering the investigational product to a limited patient population with the specified disease or condition to evaluate the preliminarily efficacy, dosage tolerance, and optimum dosage, and to identify possible adverse effects and safety risks. Phase 3 clinical trials are typically undertaken in a larger number of patients, typically at geographically dispersed clinical trial sites, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population. These clinical trials are intended to permit the FDA to evaluate the overall benefit-risk relationship of the investigational product and to provide adequate information for the labeling of the product candidate.

In reviewing an NDA or BLA, the FDA will consider all information submitted in the application, including the results of all clinical trials conducted. In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be made a condition to approval of the NDA or BLA. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and further document clinical benefit in the case of drugs approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in the withdrawal of approval for products.

Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with current GMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical study investigators. Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other studies suggesting a significant risk to humans exposed to the product candidate, findings from animal or in vitro testing that suggest a significant risk for human subjects, and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

NDA and BLA Submission and Review

Assuming successful completion of the required clinical testing in accordance with all applicable regulatory requirements, an NDA or BLA application which includes, among other information, the results of product development, preclinical studies and clinical trials is submitted to the FDA. FDA approval of the application is required before marketing of the product may begin in the United States. The application must include, among other things, the results of all trials and preclinical testing, and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, controls and proposed labeling. The cost of preparing and submitting an NDA or BLA is substantial.

The FDA has 60 days from its receipt of an NDA or BLA to either issue a Refuse to File Letter or accept the NDA or BLA for filing, indicating that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs and BLAs. Under applications subject to the performance goals of the PDUFA, the FDA has a goal of responding to standard review NDAs and BLAs within ten months after it accepts the application for filing, or, if the application qualifies for priority review, six months after the FDA accepts the application for filing, but this timeframe can be extended, such as by the submission of major amendments by applicants during the review period. The FDA reviews an application to determine, among other things, whether the product is safe and effective and the facility in which it is manufactured, processed, packed or held meets standards designed to assure the product’s continued safety, purity and potency.

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The FDA may refer applications for novel drug products, or drug products that present difficult questions of safety or efficacy, to an advisory committee—typically a panel that includes clinicians and other experts—for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an application, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. Additionally, the FDA will inspect the facility or the facilities at which the proposed product is manufactured. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates the application and conducts inspections of the manufacturing facilities where the investigational product and/or its drug substance will be produced, it issues either an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with approved prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter generally outlines the deficiencies in the submission, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response Letter without first conducting required inspections or reviewing proposed labeling. In issuing the Complete Response Letter, the FDA may require substantial additional clinical data and/or other significant, expensive, and time-consuming requirements related to clinical trials, preclinical studies and/or manufacturing. If a Complete Response Letter is issued, the applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, withdraw the application or request a hearing. The FDA has committed to reviewing resubmissions of the NDA or BLA addressing such deficiencies in two or six months depending on the type of information included. Even if such data are submitted, however, the FDA may ultimately decide that the NDA or BLA does not satisfy the criteria for approval.

If regulatory approval of a product is granted, such approval will be granted for a particular indication(s) and may include limitations on the indicated use(s) for which such product may be marketed. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling or may condition the approval of the application on other changes to the proposed labeling, development of adequate controls and specifications, or a commitment to conduct post-market testing or clinical trials and surveillance to monitor the effects of approved products. As a condition of NDA or BLA approval, the FDA may require a risk evaluation and mitigation strategy (“REMS”) to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for REMS can materially affect the potential market and profitability of the product. Moreover, product approval may also be conditioned on substantial post-approval testing, such as Phase 4 post-market studies, and surveillance to monitor the product’s safety or efficacy, and the FDA may limit further marketing of the product based on the results of these post-approval studies. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or BLA, or NDA or BLA supplement before the change can be implemented. An NDA or BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA and BLA supplements as it does in reviewing NDAs and BLAs. As with new NDAs and BLAs, the review process is often significantly extended by requests for additional information or clarification.

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505(b)(2) NDA Approval Process

Section 505(b)(2) of the FDCA provides an alternate regulatory pathway for the FDA to approve a new product and permits reliance for such approval on published literature or an FDA finding of safety and effectiveness for a previously approved drug product. Specifically, section 505(b)(2) permits the filing of an NDA where one or more of the investigations relied upon by the applicant for approval were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Typically, 505(b)(2) applicants must perform additional trials to support the change from the previously approved drug and to further demonstrate the new product’s safety and effectiveness. The FDA may then approve the new product candidate for all or some of the labeled indications for which the referenced product has been approved, as well as for any new indication sought by the section 505(b)(2) applicant.

Regulation of Combination Products in the United States

Certain products may be comprised of components, such as drug components and device components, that would normally be regulated under different types of regulatory authorities, and frequently by different centers at the FDA. These products are known as combination products. Specifically, under regulations issued by the FDA, a combination product may be:

●	a product comprised of two or more regulated components that are physically, chemically, or otherwise combined or mixed and produced as a single entity;

●	two or more separate products packaged together in a single package or as a unit and comprised of drug and device products, device and biological products, or biological and drug products;

●	a drug, or device, or biological product packaged separately that according to its investigational plan or proposed labeling is intended for use only with an approved individually specified drug, or device, or biological product where both are required to achieve the intended use, indication, or effect and where upon approval of the proposed product the labeling of the approved product would need to be changed, e.g., to reflect a change in intended use, dosage form, strength, route of administration, or significant change in dose; or

●	any investigational drug, or device, or biological product packaged separately that according to its proposed labeling is for use only with another individually specified investigational drug, device, or biological product where both are required to achieve the intended use, indication, or effect.

Under the FDCA and its implementing regulations, the FDA is charged with assigning a center with primary jurisdiction, or a lead center, for review of a combination product. The designation of a lead center generally eliminates the need to receive approvals from more than one FDA component for combination products, although it does not preclude consultations by the lead center with other components of FDA. The determination of which center will be the lead center is based on the “primary mode of action” of the combination product. Thus, if the primary mode of action of a drug-device combination product is attributable to the drug product, the FDA center responsible for premarket review of the drug product would have primary jurisdiction for the combination product. The FDA has also established an Office of Combination Products to address issues surrounding combination products and provide more certainty to the regulatory review process. That office serves as a focal point for combination product issues for agency reviewers and industry. It is also responsible for developing guidance and regulations to clarify the regulation of combination products, and for assignment of the FDA center that has primary jurisdiction for review of combination products where the jurisdiction is unclear or in dispute.

A combination product with a drug primary mode of action generally would be reviewed and approved pursuant to the drug approval processes under the FDCA. In reviewing the NDA application for such a product, however, FDA reviewers in the drug center could consult with their counterparts in the device center to ensure that the device component of the combination product met applicable requirements regarding safety, effectiveness, durability and performance. In addition, under FDA regulations, combination products are subject to current GMP requirements applicable to both drugs and devices, including the Quality System regulations applicable to medical devices.

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Post-Approval Requirements

Once an NDA or BLA is approved, a product will be subject to pervasive and continuing regulation by the FDA including, among other things, requirements relating to current GMPs, quality controls, record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. For instance, the FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by Scienture LLC and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the practice of medicine by physicians or their choice of treatments. The FDA does, however, regulate manufacturer’s communications on the subject of off-label use of their products.

In addition, quality control, drug manufacture, packaging, and labeling procedures must continue to conform to current GMPs after approval. Drug manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA, and certain state agencies for compliance with current GMPs, which impose certain organizational, procedural and documentation requirements with respect to manufacturing and quality assurance activities. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from current GMPs and impose reporting requirements upon Scienture LLC and any third-party manufacturers that Scienture LLC may decide to use. NDA or BLA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms, and, in certain circumstances, qualified suppliers to these firms. Drug manufacturers and other parties involved in the drug supply chain for prescription drug products must also comply with product tracking and tracing requirements and notify the FDA of counterfeit, diverted, stolen and intentionally adulterated products or products that are otherwise unfit for distribution in the United States. The discovery of violative conditions, including failure to conform to current GMPs, could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute products manufactured, processed or tested by them. Accordingly, manufacturers must continue to expend time, money, and effort in the areas of production and quality-control to maintain compliance with current GMPs.

The FDA may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards or is not maintained, if problems occur following initial marketing, or if previously unrecognized problems are subsequently discovered. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of a product, complete withdrawal of the product from the market or product recalls;

●	fines, warning letters or holds on post-approval clinical trials;

●	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

●	product seizure or detention, or refusal of the FDA to permit the import or export of products;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

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●	the issuance of safety alerts, Dear Healthcare Provider letters, press releases and other communications containing warnings or other safety information about the product; or

●	injunctions or the imposition of civil or criminal penalties.

U.S. Patent Term Restoration

Depending upon the timing, duration and specifics of the potential FDA approval of Scienture LLC’s product candidates, some of its U.S. patents may be eligible for limited patent term extension. The Hatch-Waxman Amendments permit a patent restoration term, often referred to as patent term extension, of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The U.S. Patent and Trademark Office, in consultation with the FDA, reviews and approves or denies the application for any patent term extension or restoration.

U.S. Marketing Exclusivity

Market exclusivity provisions under the FDCA can also delay the submission or the approval of certain marketing applications, including 505(b)(2) applications. The FDA provides three years of marketing exclusivity for an NDA (including a 505(b)(2) application), or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application. Three-year exclusivity is typically awarded to innovative changes to a previously-approved drug product, such as new indications, dosage forms or strengths. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving applications for drugs that do not have the innovative change, such as generic copies of the original, unmodified drug product. Three-year exclusivity blocks approval of 505(b)(2) applications and Abbreviated New Drug Applications (“ANDAs”), but will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the nonclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness. Orphan drug exclusivity, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances. Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods, including exclusivity attaching to certain patent certifications. This six-month exclusivity, which runs from the end of other exclusivity protection and patent terms, may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA-issued “Written Request” for such a trial, provided that at the time pediatric exclusivity is granted there is not less than nine months of term remaining.

Biosimilars and Exclusivity

The ACA, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”). The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. A biosimilar is a biological product that is highly similar to an existing FDA-licensed “reference product.” The FDA has issued multiple guidance documents outlining an approach to review and approval of biosimilars. Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and (for products administered multiple times) that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

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Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. Since the passage of the BPCIA, many states have passed laws or amendments to laws, including laws governing pharmacy practices, which are state regulated, to regulate the use of biosimilars.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition—generally a disease or condition with either a patient population that affects fewer than 200,000 individuals in the United States or a patient population greater than 200,000 individuals in the United States and there is no reasonable expectation that the cost of developing and making available the drug will be recovered from sales of the drug in the United States. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the generic identity of the product and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

The first applicant to receive FDA approval for a particular active ingredient to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that product, for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same product for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of the patients with the disease or condition for which the product was designated. Orphan drug exclusivity does not prevent the FDA from approving a different product for the same disease or condition, or the same product for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA or BLA application user fee.

A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan drug designation. In addition, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Fast Track Designation and Breakthrough Therapy Designation

The FDA is required to facilitate the development, and expedite the review, of drugs that are intended for the treatment of a serious or life-threatening disease or condition which demonstrate the potential to address unmet medical needs for the condition, and accordingly, the FDA has established the fast track designation and breakthrough therapy designation programs.

A product candidate is eligible for fast track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. Under the fast track program, the sponsor of a drug candidate may request that the FDA designate the candidate for a specific indication as a fast track product concurrent with, or after, the filing of the IND for the candidate. The FDA must determine if the product candidate qualifies for fast track designation within 60 days of receipt of the sponsor’s request. Fast track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review of sections of the applicant’s NDA or BLA before the application is complete. This rolling review is available if the applicant provides, and the FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. However, the FDA’s time period goal for reviewing an application does not begin until the last section of the application is submitted. Additionally, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

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Under the FDA’s breakthrough therapy program, a sponsor may seek FDA designation of its product candidate as a breakthrough therapy if the product candidate is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that it may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough therapy designation comes with all of the benefits of fast track designation. The FDA may take other actions appropriate to expedite the development and review of the product candidate, including intensive guidance on an efficient product development program beginning as early as Phase 1, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Priority Review

A product is eligible for priority review if it has the potential to provide a significant improvement in safety or effectiveness in the treatment, diagnosis or prevention of a serious disease or condition. A priority review means that the goal for the FDA to review an application is six months, rather than the standard review of ten months under current PDUFA guidelines. Under the current PDUFA agreement, these six-and ten-month review periods are measured from the “filing” date rather than the receipt date for NDAs for new molecular entities, which typically adds approximately two months to the timeline for review and decision from the date of submission. Most products that are eligible for fast track designation are also likely to be considered appropriate to receive a priority review.

Pediatric Information

Under the Pediatric Research Equity Act (the “PREA”), NDAs and BLAs, or supplements to NDAs and BLAs, must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of FDA-regulated products, including drugs and combination products, are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, trial sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to disclose the results of their clinical trials after completion. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs. Disclosure of the results of these trials can be delayed until the new product or new indication being studied has been approved. Failure to timely register a covered clinical study or to submit study results as provided for in the law can give rise to civil monetary penalties and also prevent the non-compliant party from receiving future grant funds from the federal government. The Final Rule on ClinicalTrials.gov registration and reporting requirements became effective in 2017, and both the National Institutes of Health and the FDA have signaled the government’s willingness to begin enforcing those requirements against non-compliant clinical trial sponsors.

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Other Regulatory Requirements

Health Care Laws

Pharmaceutical companies are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business that may constrain the financial arrangements and relationships through which Scienture LLC researches, as well as sell, market and distribute any products for which Scienture LLC obtains marketing authorization. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, and transparency laws and regulations related to drug pricing and payments and other transfers of value made to physicians and other healthcare providers. If Scienture LLC’s operations are found to be in violation of any of such laws or any other governmental regulations that apply, the Company may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and responsible individuals may be subject to imprisonment. The Company may be subject to:

●	The federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil monetary penalties;

●	The federal civil and criminal false claims laws and civil monetary penalty laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; knowingly making, using or causing to be made or used, a false statement of record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. Manufacturers can be held liable under the federal False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery;

●	The federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit a person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates, independent contractors or agents of covered entities, that perform services for them that involve the creation, maintenance, receipt, use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and non-U.S. laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

●	The U.S. federal transparency requirements under the ACA, including the provision commonly referred to as the Physician Payments Sunshine Act, and its implementing regulations, which requires applicable manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other licensed health care practitioners and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

●	Federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement and/or discounts on approved products; and

●	Federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Additionally, the Company is subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to the Company’s business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state and require the registration of pharmaceutical sales representatives. There are ambiguities as to what is required to comply with these state requirements and if the Company fails to comply with an applicable state law requirement the Company could be subject to penalties. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective in May 2018, also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if the Company fails to comply with an applicable state law requirement the Company could be subject to penalties.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry.

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Ensuring that the Company’s internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that the Company’s business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If the Company’s operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, the Company may be subject to significant penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment, reputational harm,  and the curtailment or restructuring of the Company’s operations, as well as additional reporting obligations and oversight if the Company becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Further, defending against any such actions can be costly and time consuming, and may require significant financial and personnel resources. Therefore, even if the Company is successful in defending against any such actions that may be brought against it, its business may be impaired. If any of the physicians or other providers or entities with whom the Company expects to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment. If any of the above occur, the Company’s ability to operate its business and its results of operations could be adversely affected.

Healthcare Reform

Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies such as gene therapy and therapies addressing rare diseases such as those Scienture LLC is developing. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact Scienture LLC’s ability to sell its products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

In addition, other legislative and regulatory changes have been proposed and adopted in the United States since the ACA was enacted.

●	The Budget Control Act of 2011 and subsequent legislation, among other things, created measures for spending reductions by Congress that include aggregate reductions of Medicare payments to providers of 2% per fiscal year, which remain in effect through 2031. Due to the Statutory Pay-As-You-Go Act of 2010, estimated budget deficit increases resulting from the American Rescue Plan Act of 2021, and subsequent legislation, Medicare payments to providers will be further reduced starting in 2025 absent further legislation. The U.S. American Taxpayer Relief Act of 2012 further reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

●	On April 13, 2017, CMS published a final rule that gives states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces.

●	On May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

●	On May 23, 2019, CMS published a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs.

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Additionally, there has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices.  Specifically, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, and review the relationship between pricing and manufacturer patient programs.

In August 2022, the Inflation Reduction Act of 2022 (the “IRA”), was signed into law. The IRA includes several provisions that may impact the Company’s business, depending on how various aspects of the IRA are implemented. Provisions that may impact the Company’s business include a $2,000 out-of-pocket cap for Medicare Part D beneficiaries, the imposition of new manufacturer financial liability on most drugs in Medicare Part D, permitting the U.S. government to negotiate Medicare Part B and Part D pricing for certain high-cost drugs and biologics without generic or biosimilar competition, requiring companies to pay rebates to Medicare for drug prices that increase faster than inflation, and delay until January 1, 2032 the implementation of the U.S. Department of Health and Human Services (“HHS”) rebate rule that would have limited the fees that pharmacy benefit managers can charge. Further, under the IRA, orphan drugs are exempted from the Medicare drug price negotiation program, but only if they have one orphan designation and for which the only approved indication is for that disease or condition.  If a product receives multiple orphan designations or has multiple approved indications, it may not qualify for the orphan drug exemption. The implementation of the IRA is currently subject to ongoing litigation challenging the constitutionality of the IRA’s Medicare drug price negotiation program. The effects of the IRA on Company’s business and the healthcare industry in general is not yet known.

Former President Biden issued multiple executive orders that sought to reduce prescription drug costs. In February 2023, HHS also issued a proposal in response to an October 2022 executive order from former President Biden that includes a proposed prescription drug pricing model that will test whether targeted Medicare payment adjustments will sufficiently incentivize manufacturers to complete confirmatory trials for drugs approved through FDA’s accelerated approval pathway. A number of these and other proposed measures may require authorization through additional legislation to become effective and the Trump administration may reverse or otherwise change these measures. However, Congress has indicated that it will continue to seek new legislative measures to control drug costs.

The Company expects that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. Federal Government will pay for healthcare drugs and services, which could result in reduced demand for Scienture LLC’s drug candidates or additional pricing pressures.

Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain drug access and marketing cost disclosure and transparency measures, and designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm the Company’s business, financial condition, results of operations and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for Scienture LLC’s drugs or put pressure on its drug pricing, which could negatively affect its business, financial condition, results of operations and prospects.

Pharmaceutical Coverage, Pricing, and Reimbursement

The success of Scienture LLC’s product candidates, if approved, depends on the availability of coverage and adequate reimbursement from third-party payors. The Company cannot be sure that coverage and reimbursement will be available for, or accurately estimate the potential revenue from, Scienture LLC’s product candidates or assure that coverage and reimbursement will be available for any product that it may develop. Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance.

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Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

●	a covered benefit under its health plan;

●	safe, effective and medically necessary;

●	appropriate for the specific patient;

●	cost-effective; and

●	neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require Scienture LLC to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of Scienture LLC’s products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. In the United States, the principal decisions about reimbursement for new medicines are typically made by CMS. CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. Even if Scienture LLC obtains coverage for a given product, the resulting reimbursement payment rates might not be adequate for Scienture LLC to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of product candidates, once approved. Patients are unlikely to use Scienture LLC’s product candidates, once approved, unless coverage is provided and reimbursement is adequate to cover a significant portion of their cost. There is significant uncertainty related to insurance coverage and reimbursement of newly approved products. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for Scienture LLC’s product candidates.

Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Scienture LLC cannot be sure that reimbursement will be available for any product candidate that it commercializes and, if reimbursement is available, the level of reimbursement. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs. Payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives.

The Company expects that healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and in additional downward pressure on the price that Scienture LLC receives for any approved product. The implementation of cost containment measures or other healthcare reforms may prevent Scienture LLC from being able to generate revenue, attain profitability, or commercialize Scienture LLC’s products. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. The Company cannot be sure whether additional legislative changes will be enacted, or whether existing regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals or clearances of Scienture LLC’s product candidates, if any, may be.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of Scienture LLC’s product candidates. Historically, products launched in the European Union do not follow price structures of the United States and generally prices tend to be significantly lower.

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Environmental Matters

The Company’s operations and those of its third-party manufacturers and suppliers are subject to national, state and local environmental laws. The Company has made, and intends to continue to make, expenditures and undertake efforts to comply with applicable laws. The Company believes the safety procedures utilized by it for the handling and disposing hazardous materials comply with the standards prescribed by applicable laws and regulations.

Human Capital

The Company’s success begins and ends with our people. The Company’s solid progress to date reflects the talent and hard work of all of its employees. The Company considers the intellectual capital of its employees to be an essential driver of its business and key to its future prospects. Attracting, developing, and retaining talented people in technical, marketing, sales, research, and other positions is crucial to executing its strategy and its ability to compete effectively.

Talent Acquisition, Retention and Development

The Company’s key human capital objectives are to attract, retain and develop the highest quality talent. The Company employs various human resource programs in support of these objectives. The Company’s ability to recruit and retain such talent depends on a number of factors, including compensation and benefits, talent development and career opportunities, and the work environment.

Scienture LLC attracts and rewards its employees by providing market competitive compensation and benefit packages, including incentives and recognition plans that extend to all levels in its organization. To that end, Scienture LLC offers a comprehensive total rewards program aimed at health, home-life, and financial needs of its employees. Scienture LLC’s total rewards package includes market-competitive pay, broad-based stock grants, bonuses, healthcare benefits, retirement savings plans, paid time off and family leave, an Employee Assistance Program, and mental health services.

The Company is committed to the safety, health, and security of its employees. The Company believes a hazard-free environment is critical for the success of its business. Throughout the Company’s operations, the Company strives to ensure that all its employees have access to safe workplaces that allow them to succeed in their jobs. The Company’s experience and continuing focus on workplace safety has enabled it to preserve business continuity without sacrificing its commitment to keeping its colleagues and workplace visitors safe.

Inclusion and Diversity

The Company places a strong value on collaboration, inclusion, and diversity, and believes that working together leads to better outcomes for its customers. This extends to the way the Company’s employees treat each other as team members. The Company strives to create an environment where innovative ideas can flourish by demonstrating respect for each other and valuing the diverse opinions, backgrounds, and viewpoints of employees. the Company believes a diverse and inclusive workplace results in business growth and encourages increased innovation, retention of talent, and a more engaged workforce.

Facilities

Scienture LLC’s corporate headquarters is located at 20 Austin Blvd, Commack, NY 11725, which is 2,000 square feet of office space with a lease termination date of July 31, 2026. Scienture LLC believes its facilities are sufficient to meet its current needs for the foreseeable future.

Legal Proceedings

From time to time, the Company may be involved in various claims and legal proceedings. The Company is not currently a party to any material legal proceedings.

Employees

Currently, the Company and Scienture LLC collectively employ approximately fourteen (14) full-time employees and five (5) part-time employees. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees and consultants to be satisfactory.

Seasonality

Our business is not directly affected by seasonal fluctuations but is affected indirectly by the fall and winter flu season, to the extent it leads to an increased demand for certain generic pharmaceuticals.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the shares, unless they are contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder is, and any broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.

DESCRIPTION OF cAPITAL sTOCK

The following summary describes the common stock of the Company, which common stock is registered pursuant to Section 12 of the Exchange Act. Only the Company’s common stock is registered under Section 12 of the Exchange Act.

The following description of our common stock is a summary and is qualified in its entirety by reference to our certificate of incorporation, as amended and our bylaws, as amended, which are incorporated by reference herein, and by applicable law. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to its subsidiaries.

Authorized Capitalization

The total number of authorized shares of our common stock is 100,000,000 shares, $0.00001 par value per share. The total number of authorized shares of our preferred stock is 10,000,000 shares, $0.00001 par value per share.

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Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our certificate of incorporation, as amended or bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on Nasdaq under the symbol “SCNX”.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law, our Certificate of Incorporation and Bylaws

Section 203 of Delaware General Corporation Law (DGCL) prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

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●	any sale, transfer, pledge, or other disposition (in one transaction or a series) of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. Our Certificate of Incorporation provides that we shall not be governed by Section 203 of DGCL and as a result, Section 203 of DGCL does not apply to us.

Our certificate of incorporation does not provide that our board of directors will be classified. As a result, a person can gain control of our board only by successfully engaging in a proxy contest at one annual meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our bylaws require, that unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or such indispensable parties consenting to the personal jurisdiction of the Court of Chancery within 10 days following any determination by the Court of Chancery that an indispensable party is not subject to such personal jurisdiction); provided that, if and only if the Court of Chancery of the State of Delaware dismisses any action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Notwithstanding any other provisions of law, the certificate of incorporation or the bylaws of the Company, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with the exclusive forum requirements in our certificate of incorporation. If any provision or provision of the exclusive forum requirements in our certificate of incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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As a result of the above, our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Separately, pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by written consent

Any action required or permitted to be taken by our common stockholders may be effected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment to Bylaws by Stockholders

Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our bylaws, our bylaws provide that any amendment to such bylaws undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

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EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	All Other Compensation ($)		Total ($)
Suren Ajjarapu	2024	$484,154	-	25,500	-	60,923	(1)	$570,577
Chairman of the Board, Chief Executive Officer, and Secretary	2023	$360,000	-	243,075	$-	24,934	(1)	$628,009

Prashant Patel	2024	$332,962	-	76,500	-	-		$409,462
President, Chief Operating Officer, Interim Principal Financial/ Accounting Officer and Director	2023	$150,000	-	43,650	$-	-		$193,650

*	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2024. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the officer upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

(1)	Represents a car allowance of $1,000 per month and a disability insurance policy paid for by the Company.

Narrative Disclosure to 2024 Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary and long-term incentive compensation in the form of equity awards and other benefits, as described below.

2023 Increased Officer Compensation

Effective January 1, 2023, the Board and the Compensation Committee, increased the annual salaries of each of Mr. Ajjarapu, Mr. Patel and Ms. Huffman to the levels of their salaries prior to certain reductions that had been effective since September 1, 2022. Mr. Ajjarapu’s annual salary was increased back to $360,000 per year, Mr. Patel’s annual salary was increased back to $150,000 per year.

The increases in officer salaries were documented by amendments to the employment agreements with each officer. The amendments also clarified that the equity compensation issuable to each officer was additional compensation and not specifically a result of the reduction in salaries effective on September 1, 2022, and that the amount of reduced salary from September 1, 2022, to December 31, 2022 was forgiven by each officer.

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Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information as of December 31, 2024, concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Suren Ajjarapu	5/13/2019	1,111	-	-	$39.60	5/13/2029

Prashant Patel	5/13/2019	1,111	-	-	$39.60	5/13/2029

Equity Grant Timing

The Board does not determine the timing or terms of equity awards, including stock options or similar awards whose exercise price is related to the market value of our common stock, in connection with the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we do not time the public release of such information based on stock option grant dates. During fiscal year 2024, there were no equity awards granted to any of our named executive officers within either four business days before or one business day after the filing of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any Current Report on Form 8-K that contained any material nonpublic information.

Employment Agreements with Our Named Executive Officers

Suren Ajjarapu, Chief Executive Officer and Secretary

Effective on April 14, 2020, we entered into an employment agreement with Mr. Suren Ajjarapu, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Ajjarapu to serve as our Chief Executive Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Ajjarapu to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement and to serve as the Chairman of the Board.

Pursuant to the terms of the agreement, Mr. Ajjarapu’s annual compensation package includes (1) a base salary of $360,000 per year ($300,000 for the 2020 fiscal year), subject to annual increases as determined in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee and Mr. Ajjarapu (“Performance Metrics”). Additionally, in the event that Mr. Ajjarapu meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (which requirement was met for the 2020 fiscal year, and which salary was automatically increased), Mr. Ajjarapu’s Base Salary is increased by 20%. Mr. Ajjarapu is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Ajjarapu’s performance bonus metrics include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Ajjarapu and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after (a) December 31, 2020, in connection with the 2020 Performance Metrics; and (b) the end of such calendar year for subsequent years. For the year ended December 31, 2020, Mr. Ajjarapu was awarded 49,020 shares of restricted common stock (the “2020 Restricted Stock”), valued at $372,062, based on the closing sales price of the Company’s common stock on the effective date of grant, which vested in full. Mr. Ajjarapu may also receive additional bonuses awarded from time to time in the discretion of the Board and/or Compensation Committee and the Board (in cash, options or other forms of equity) or the Compensation Committee may waive or change the performance metrics associated with his performance bonus in their discretion. Mr. Ajjarapu’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Ajjarapu is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Ajjarapu to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Ajjarapu from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Ajjarapu has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Ajjarapu obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

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We may terminate Mr. Ajjarapu’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Ajjarapu, any act of misappropriation of funds or embezzlement by Mr. Ajjarapu, Mr. Ajjarapu committing any act of fraud, or Mr. Ajjarapu being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Ajjarapu suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Ajjarapu.

Mr. Ajjarapu may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Ajjarapu reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Ajjarapu, (iii) Mr. Ajjarapu’s compensation is reduced without his consent, or we fail to pay to Mr. Ajjarapu any compensation due to him upon five days written notice from Mr. Ajjarapu informing us of such failure, or (iv) if Mr. Ajjarapu is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Ajjarapu for “good reason”, Mr. Ajjarapu must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Ajjarapu’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Ajjarapu’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Ajjarapu’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Ajjarapu, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Ajjarapu (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Ajjarapu’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Ajjarapu’s equity-based compensation immediately vests to Mr. Ajjarapu and any outstanding stock options held by Mr. Ajjarapu can be exercised by Mr. Ajjarapu until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Ajjarapu’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Ajjarapu a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Ajjarapu on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on April 14, 2020, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Ajjarapu’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Ajjarapu, or by us for “cause”, Mr. Ajjarapu is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Ajjarapu was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Ajjarapu immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Ajjarapu.

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If Mr. Ajjarapu’s employment is terminated by Mr. Ajjarapu for “good reason”, or by us without “cause”, Mr. Ajjarapu is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Ajjarapu will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Ajjarapu is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Ajjarapu is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Ajjarapu is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Ajjarapu will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2022 Reduced Officer Compensation” and “2023 Increased Officer Compensation” above.

Prashant Patel, President, Chief Operating Officer and Interim Principal Financial/Accounting Officer

Effective March 31, 2024, we entered into an employment agreement with Mr. Prashant Patel, our President, Chief Operating Officer and Interim Principal Financial/Accounting Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Patel to serve as our President Chief Operating Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Patel to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement.

Pursuant to the terms of the agreement, Mr. Patel’s annual compensation package includes (1) a base salary of $350,000 per year, subject to annual increases as determined in the sole discretion of the Chief Executive Officer, and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee of the Board (“Performance Metrics”). Additionally, in the event that Mr. Patel meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (the “Compensation Committee”), Mr. Patel’s Base Salary will increase by 20%. Mr. Patel is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Patel’s performance bonus metrics are to be added to the agreement and the Company currently contemplates that such metrics will include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Patel and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after the end of such calendar year. Mr. Patel may also receive additional bonuses awarded from time to time in the discretion of the Compensation Committee (in cash, options or other forms of equity). Mr. Patel is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Patel to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Patel from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Patel has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Patel obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Patel’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Patel, any act of misappropriation of funds or embezzlement by Mr. Patel, any act of fraud by Mr. Patel, or Mr. Patel being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Patel suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Patel.

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Mr. Patel may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of Chief Compliance Officer of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Patel reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Patel, (iii) Mr. Patel’s compensation is reduced without his consent, or we fail to pay to Mr. Patel any compensation due to him upon five days written notice from Mr. Patel informing us of such failure, or (iv) if Mr. Patel is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Patel for “good reason”, Mr. Patel must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Patel’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Patel’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Patel’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Patel, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Patel (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Patel’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Patel’s equity-based compensation immediately vests to Mr. Patel and any outstanding stock options held by Mr. Patel can be exercised by Mr. Patel until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Patel’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Patel a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Patel on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on March 31, 2024, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Patel’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Patel, or by us for “cause”, Mr. Patel is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Patel was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Patel immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Patel.

If Mr. Patel’s employment is terminated by Mr. Patel for “good reason”, or by us without “cause”, Mr. Patel is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Patel will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Patel is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Patel is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Patel is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Patel will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2023 Increased Officer Compensation” above.

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DIRECTOR COMPENSATION

Summary Non-Employee Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2024. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in cash	Stock Awards*	Option Awards**	All Other Compensation	Total

Donald G. Fell(1)	$41,250	$149,443	$-	$-	$190,693
Shankar Hariharan(2)	$-	$-	$-	$-	$-
Narasimhan Mani(3)	$-	$-	$-	$-	$-
Mayur Doshi(4)	$-	$-	$-	$-	$-
Subbarao Jayanthi(5)	$-	$-	$-	$-	$-
Candice Beaumont (6)	$-	$-	$-	$-	$-
Jeff Newell(7)	$26,250	$163,736	$-	$-	$189,986
Michael L. Peterson(8)	$41,250	$149,443	$-	$-	$190,693

* Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2023. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

(1) As of December 31, 2024, Mr. Fell had been awarded 3,345 vested stock options and 222,217 shares of vested common stock of the Company.

(2) Dr. Hariharan was appointed to the Board on July 25, 2024, in connection with the Company’s acquisition of Scienture LLC. As of December 31, 2024. Dr. Hariharan did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(3) Dr. Mani was appointed to the Board on July 25, 2024, in connection with the Company’s acquisition of Scienture LLC. As of December 31, 2024. Dr. Mani did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(4) Mr. Doshi was appointed to the Board on May 28, 2024. As of December 31, 2024. Mr. Doshi did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(5) Mr. Jayanthi was appointed to the Board on June 17, 2024. As of December 31, 2024. Mr. Jayanthi did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(6) Ms. Beaumont was appointed to the Board on July 31, 2023, and then resigned from the Board effective April 10, 2024. Ms. Beaumont did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(7) As previously disclosed, Mr. Newell voluntarily resigned from the Board effective May 30, 2024. As of December 31, 2024, Mr. Newell had been awarded 80,702 shares of vested common stock of the Company.

(8) As previously disclosed, Mr. Peterson voluntarily resigned from the Board effective May 30, 2024. As of December 31, 2024, Mr. Peterson had been awarded 12,131 in vested stock options and 246,685 in shares of vested common stock of the Company.

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Independent Director Compensation Policy

Each independent member of the Board is to receive an annual grant of restricted common stock of the Company equal to $55,000 in value, on April 1st of each year (or such date thereafter as the awards are approved by the Board), and valued on such same date, based on the closing sales price on such date (or the first business day thereafter), which restricted stock awards will vest at the rate of 1/4th of such awards over the following four calendar quarters, subject to such directors continued service to the Company.

The Company has also entered into an indemnification agreement with each member of the Board.

2024 Independent Director Compensation

The Board approved the issuance of 36,163 shares of the Company’s common stock to each of Mr. Fell and Mr. Peterson for services rendered to the Company during fiscal 2024, which shares were valued at $149,443 each. The Board also approved the issuance of 38,526 shares of the Company’s common stock to Mr. Newell for services rendered during fiscal 2024, which shares were valued at $163,736. The shares vest immediately on the grant date, subject to each applicable independent director’s continued service to the Company.

All of these awards were issued under the Incentive Plan and all awards were evidenced by Restricted Stock Grant Agreements.

Each independent director also receives an annual cash retainer of $35,000.

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CHANGE IN AUDITOR

Dismissal of MaloneBailey, LLP

On September 14, 2023, the Company dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm to audit the Company’s financial statements, effective as of such date. The dismissal of MaloneBailey was approved by the Audit Committee. MaloneBailey’s audit report on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Engagement of CM3 Advisory

On September 14, 2023, the Company engaged CM3 Advisory as its new independent registered public accounting firm of the Company. The engagement of CM3 Advisory was approved by Audit Committee.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with CM3 Advisory regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CM3 Advisory concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Scienture Holdings, Inc. at December 31, 2023 and the consolidated financial statements of Scienture Holdings, Inc. at December 31, 2022 incorporated by reference in this prospectus have been audited by CM3 Advisory and MaloneBailey, LLP, each an independent registered public accounting firm, as set forth in their reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The financial statements of Scienture, LLC at December 31, 2023 and December 31, 2022 incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 22, 2024, as amended by our Amendment No. 1 to Form 10-K filed on May 3, 2024;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed on June 26, 2024;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed on August 9, 2024;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed on November 6, 2024;

●	our Definitive Information Statement on Schedule 14C filed on August 28, 2024;

●	our Definitive Information Statement on Schedule 14C filed on December 30, 2024;

●	our Definitive Proxy Statement on Schedule 14A filed on January 27, 2025; and

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed on January 17, 2024; February 16, 2024; March 6, 2024; May 23, 2024; May 30, 2024; June 20, 2024; and July 9, 2024; July 31, 2024; September 24, 2024; October 8, 2024; October 11, 2024; November 26, 2024; January 8, 2025; and January 17, 2025.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. Our website addresses is https://scienture.com. Information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

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INDEX TO FINANCIAL INFORMATION

Scienture, LLC (FKA Scienture, Inc.) Financial Statements

Scienture Holdings, Inc. (FKA TRxADE HEALTH, Inc.) Unaudited Pro Forma Financial Statements

F-1

Scienture Inc.

Balance Sheets

Unaudited

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$114,210	$1,123,878
Accounts receivable	-	66,414
Other receivables	485	485
Total Current Assets	114,695	1,190,777
Operating lease, right of use asset	61,579	64,091
Total Assets	$176,274	$1,254,868

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$884,581	$107,175
Accrued expenses and other liabilities	1,198,822	332,211
Convertible notes	-	3,665,220
Operating lease liability	22,567	21,404
Total Current Liabilities	2,105,970	4,126,010
Long-term convertible notes, net of debt discount	1,734,661	1,625,117
Operating Lease Liability, non current	39,319	42,893
Development agreement liability	1,285,000	-
Total Liabilities	5,164,950	5,794,020

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 3,365,657 and 2,400,000 authorized, issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	337	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding as of both June 30, 2024, and December 31, 2023	500	500
Additional paid-in capital	10,835,257	6,849,064
Accumulated deficit	(15,824,770)	(11,388,956)
Total stockholders’ deficit	(4,988,676)	(4,539,152)
Total Liabilities and Stockholders’ Deficit	$176,274	$1,254,868

F-2

Scienture Inc.

Statements of Operations and Comprehensive Loss

Unaudited

	Six Months Ended June 30,
	2024	2023
Revenue	$-	$800,000

Operating Expenses:
Research and development	1,520,947	946,435
General and administrative	1,413,893	267,236
Termination fee	1,285,000	-
Total operating expenses	4,219,840	1,213,671

Loss from Operations	(4,219,840)	(413,671)

Other Income (Expense)
Other income	11,931	18,304
Interest expense	(227,905)	(76,203)
Total other expense	(215,974)	(57,899)

Net Loss	$(4,435,814)	$(471,570)

Net loss per share - basic and diluted	$(0.89)	$(0.09)
Weighted-average shares used to compute net loss per share - diluted	5,000,000	5,000,000

F-3

Scienture Inc.

Statements of Stockholders’ Deficit

Unaudited

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,919
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	$240	5,000,000	$500	$6,325,355	$(9,147,967)	$(2,821,872)
Stock-based compensation expense	-	-	-	-	39,724	-	39,724
Net loss	-	-	-	-	-	(471,570)	(471,570)
Balance at June 30, 2023	2,400,000	$240	5,000,000	$500	$6,365,079	$(9,619,537)	$(3,253,718)

Balance at December 31, 2023	2,400,000	$240	5,000,000	$500	$6,849,064	$(11,388,956)	$(4,539,152)
Conversion of notes into preferred stock	965,657	97	-	-	3,941,356	-	3,941,453
Stock-based compensation expense	-	-	-	-	44,837	-	44,837
Net loss	-	-	-	-	-	(4,435,814)	(4,435,814)
Balance at June 30, 2024	3,365,657	$337	5,000,000	$500	$10,835,257	$(15,824,770)	$(4,988,676)

F-4

Scienture Inc.

Statements of Cash Flows

Unaudited

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,435,814)	$(471,570)
Adjustments to reconcile Net loss to net cash used in operating activities:
Amortization of debt discount	109,544	-
Stock-based compensation expense	44,837	39,724
Changes in operating assets and liabilities:
Accounts receivable	66,414	(300,000)
Accounts payable	777,406	29,729
Accrued expenses and other liabilities	1,142,843	76,212
Development agreement liability	1,285,000	-
Operating lease liability, Net	102	-
Net cash used in operating activities	(1,009,668)	(625,905)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes		400,000
Net cash used in financing activities	-	400,000

Net change in cash and cash equivalents	(1,009,668)	(225,905)
Cash and cash equivalents at beginning of period	1,123,878	604,813
Cash and cash equivalents at end of period	$114,210	$378,908

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Conversion of notes and accrued interest into preferred stock	$3,941,453	$-

F-5

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the periods ending June 30, 2024 and 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Unaudited Interim Financial Information

The unaudited condensed consolidated interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

F-6

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2023.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of June 30, 2024 and December 31, 2023, respectively.

F-7

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 for the six months ended June 30, 2023, at the point when the development milestone events occurred.

In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,00 has not been repaid within two years of the early of i) commercial launch or ii) 120 from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. Accordingly, the Company recorded a $1,285,000 termination fee liability. As of the date of issue of financial statements, the entire amount is outstanding.

F-8

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the six months ended June 30, 2024, the Company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

F-9

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

F-10

Note 3 Going Concern

The Company has a net loss of ($4,435,814) for the six months ended June 30, 2024 and stockholders’ deficit of ($4,988,676) as of June 30, 2024. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	June 30,	December 31,
	2024	2023
Balances with banks	$116,107	$31,943
Money market securities(Highly liquid investments)	-	1,091,935
Total Cash and Cash Equivalents	$116,106	$1,123,878

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023, there $3,665,220 in outstanding principal. All the short-term convertible notes matured during the period of December 2023. In March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest through the date of conversion amounting to $276,233 into an aggregate of 965,567 shares of preferred stock of the Company.

F-11

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of June 30, 2024 and December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the six months ended June 30, 2024, the Company amortized $109,544 of the debt discount to interest expense.

Long-term convertible debt, net of debt discount, consisted of the following:

	June 30,	December 31,
	2024	2023
Principal	$2,000,000	$2,000,000
Less: Unamortized debt discount	265,339	374,883
Long-term convertible notes, net of debt discount	$1,734,661	$1,625,117

Maturities of the outstanding notes are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

F-12

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

In August 2024, Kesin demanded immediate payment of the full amount under the Kesin Termination Agreement, alleging the full amount is payable in connection with the consummation Scienture’s business combination with the Company. Scienture has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture will vigorously defend it.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the six months ended June 30, 2024 and 2023 were $0 and $800,000, respectively. The Company terminated the agreement with Kesin in March 2024, and recorded a termination fee and related liability of $1,285,000 as of June 30, 2024.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the six months ended June 30, 2024 and 2023 are $14,440 and $0, respectively. The Company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the six months ended June 30, 2024 and 2023 amounted to $106,539 and $189,027, respectively.

During the six months ended June 30, 2023, a related party to a director issued a convertible note to the Company for $250,000.

In July 2024, officers of the company provided a short term promissory note to the Company for $265,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

F-13

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2023	655,000	$0.90	7.56
Granted	142,199	1.13
Exercised	-	-
Cancelled and forfeited	-	-
Balance as of June 20, 2024	797,199	$0.94	6.21

Vested and exercisable as of June 30, 2024	499,089	$0.84	5.62

The weighted-average grant date fair value of options granted during the six months ended June 30, 2024 was $0.76 per share.

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	June 30,
	2024	2023
General and Administrative Expenses	$44,837	$39,724
Total stock-based compensation expense	$44,837	$39,724

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	June 30,
	2024	2023
Expected volatility	72%	65% - 75%
Risk-free interest rate	4.1% - 4.4%	0.5% - 3.5%
Expected term	5.7 - 6.1 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of June 30, 2024, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

F-14

Note 12 Net Loss per Share

Stock options to purchase 799,199 and 655,000 shares of common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 0 and 3,350,000 shares common stock were outstanding at June 30, 2024 and 2023, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	June 30,
	2024	2023
Operating lease costs
Amortization of ROU Assets	$2,152	$-
Interest on Lease Liabilities	$1,190	$-
Short term lease costs	$17,010	$-

F-15

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right of Use Assets	$61,579	$64,091

Short term Lease liabilities	$22,567	$21,404
Long term Lease liabilities	$39,319	$42,893
	$61,886	$64,297

Weighted Average Remaining Lease Term (in years)	2.33	2.83

Weighted Average Discount Rate	15.50%	15.50%

Note 14 Subsequent Events

In July 2024, the executives of the Company issued a short-term loan to Company for an aggregate amount of $250,000.

In July 2024, all of the unvested options per the Company’s Stock Option and Grant Plan became vested.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Management has evaluated subsequent events through August 15, 2024, the date the financial statements were available to be issued.

F-16

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Scienture Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scienture Inc. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations and comprehensive loss, statements of stockholders’ deficit and statements of cash flows, and the related notes collectively referred to as the “financial statements” for each of the two years in the period ended December 31, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America. We were appointed as the independent auditors of Scienture Inc. since 2022.

Matters related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of the Management for the Financial Statements

These financial statements are the responsibility of the Company’s management. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

We have served as the Company’s auditors since 2022.

/s/ Suri & Co., Chartered Accountants

Date: July 31,2024

Place: Chennai, India

F-17

Scienture Inc.

Balance Sheets

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$1,123,878	$604,813
Accounts receivable	66,414	-
Other receivables	485	485
Total Current Assets	1,190,777	605,298
Operating lease, right of use asset	64,091	-
Total Assets	$1,254,868	$605,298

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	107,175	393,676
Accrued expenses and other liabilities	332,211	83,494
Convertible notes	3,665,220	2,950,000
Operating lease liability	21,404	-
Total Current Liabilities	4,126,010	3,427,170
Long-term convertible debt, net of debt discount	1,625,117	-
Operating lease liability, non current	42,893	-
Total Liabilities	5,794,020	3,427,170

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 2,400,000 authorized, issued and outstanding	240	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	6,849,064	6,325,355
Accumulated deficit	(11,388,956)	(9,147,967)
Total stockholders’ deficit	(4,539,152)	(2,821,872)
Total Liabilities and Stockholders’ Deficit	$1,254,868	$605,298

F-18

Scienture Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2023	2022

Net revenue	$800,000	$300,000

Operating Expenses:
Research and development	2,029,812	3,061,493
General and administrative expenses	719,398	880,110
Total operating expenses	2,749,210	3,941,603

Loss from Operations	(1,949,210)	(3,641,603)

Other Income (Expense)
Dividend income	2,401	-
Interest income (expense), net	(312,577)	(76,351)
Miscellaneous income	18,397	9,574
Total other expense	(291,779)	(66,777)

Net Loss	$(2,240,989)	$(3,708,378)

Net loss per share - basic and diluted	(0.45)	(0.74)
Weighted-average shares used to compute net loss per share - basic and diluted	5,000,000	5,000,000

F-19

Scienture Inc.

Statements of Stockholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,919
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	240	5,000,000	500	6,325,355	(9,147,967)	(2,821,872)
Warrants issued in connection with long-term convertible debt	-	-	-	-	444,260	-	444,260
Stock-based compensation expenses	-	-	-	-	79,449	-	79,449
Net loss	-	-	-	-	-	(2,240,989)	(2,240,989)
Balance at December 31, 2023	2,400,000	$240	5,000,000.00	$500	$6,849,064	$(11,388,956)	$(4,539,152)

F-20

Scienture Inc.

Statements of Cash Flows

	Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(2,240,989)	$(3,708,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	145,500
Amortization of debt discount	69,378	-
Stock-based compensation expenses	79,449	68,087
Changes in operating assets and liabilities:
Accounts payable	(286,501)	65,394
Accrued expenses and other liabilities	248,716	76,704
Operating lease liability, net	206	-
Accounts receivable	(66,414)	-
Net cash used in operating activities	(2,196,155)	(3,352,693)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes	715,220	850,000
Proceeds from the issuance of long-term convertible debt	2,000,000	-
Net cash used in financing activities	2,715,220	850,000

Net change in cash and cash equivalents	519,065	(2,502,693)
Cash and cash equivalents at beginning of year	604,813	3,107,506
Cash and cash equivalents at end of year	$1,123,878	$604,813

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Warrants issued in connection with long-term convertible debt	$444,260	$-

F-21

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the period ending December 31, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	lease term
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

F-22

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of December 31, 2023 and 2022, respectively.

(Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

F-23

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 and $300,000, respectively, during the years ended December 31, 2023 and 2022 at the point when the development milestone events occurred. (Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

F-24

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the years ended December 31, 2023, and 2022, the company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The fair values of stock-based compensations are recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

F-25

Income Taxes

State Income Tax:

The Company is incorporated in Delaware and headquartered in New York where the state tax is 8.70% and 7.25% respectively. However, due to losses for the years ended December 31, 2023 and 2022, no provision on state income tax has been recognized.

Federal Income Tax:

The Company is a C Corporation for tax purposes, filing Form 1120 annually. Profits are not being passed through to owners. The company records income taxes pursuant to the liability method. The Company has a loss before tax of ($2,240,989) and ($3,708,378) for years ended December 31, 2023 and 2022 respectively. Therefore, no provision for federal income tax has been recognized.

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities. Realization of the future tax benefits related to the net deferred tax assets is dependent on many factors including the Company’s ability to generate taxable income. Management believes that, at a minimum, it is more likely than not that future taxable income may not be sufficient to realize the recorded assets.

The Company has recorded a deferred tax asset related to its net operating loss carryforwards, timing difference between written down value of assets, and unutilized R&D credit, which are expected to reduce future taxable income. The company has assessed the likelihood of realizing the deferred tax assets and determined that it is more likely than not that a portion of the assets may not be realized. Therefore, a valuation allowance has been created to account for 100% of the deferred tax assets to its expected realizable value.

The impact of the deferred tax assets and related valuation allowance on the Company’s financial statements is as follows:

	Year Ended December 31,
	2023	2022
Deferred Tax Assets
Net operating loss carryforwards	$3,173,840	$2,491,667
Research and development tax credits	6,635	2,705
Property and equipment and operating lease liability	49,220	53,960
Valuation allowance	(3,229,695)	(2,548,331)
Net deferred tax assets	$-	$-

F-26

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted this new guidance effective January 1, 2022.

F-27

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

Note 3 Going Concern

The Company has a net loss of ($2,240,989) for the year ended December 31,2023 and stockholders’ deficit of ($4,539,152) as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

F-28

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	December 31,
	2023	2022
Balances with banks	$31,943	$604,813
Money market securities (Highly liquid investments)	1,091,935	-
Total Cash and Cash Equivalents	$1,123,878	$604,813

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023 and 2022, there were $3,665,220 and $2,950,000 in outstanding principal. All such notes have matured on December 31,2023. Interest expenses recognized for the years ended December 31, 2023 and 2022 amounted to $152,423 and $76,705 respectively. (Refer – Note 14– Subsequent Events – Short-Term Convertible Notes)

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the year ended December 31, 2023, the Company amortized $69,377 of the debt discount to interest expense. (Refer – Note 11– Warrants)

F-29

Long-term convertible debt, net of debt discount, consisted of the following:

	December 31,
	2023	2022
Principal	$2,000,000	$-
Less: Unamortized debt discount	374,883	-
Long-term convertible debt, net of debt discount	$1,625,117	$-

Maturities of the outstanding debt are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the years ended December 31,2023 and 2022 amounted to $800,000 and $300,000 respectively.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the year ended December 31, 2023 and 2022 are $ 7200 and $0 respectively. The company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the year ended December 31, 2023 and December 31,2022 amounted to $355,124 and $647,566 respectively.

F-30

Relatives or related parties to directors purchased securities from the Company on the same terms as unrelated parties as set forth below:

Name of the Related Party	Nature of transaction	Transactions during the year ended December 31		Balances as at December 31
		2023	2022	2022	2023
Ms. Pushpa Shankar	Issue of Preferred Stock	$-	$-	$750,000	$750,000
Ms. Pushpa Shankar	Issue of Convertible notes	400,000	150,000	550,000	400,000
Ms. Yogita Desai	Issue of Preferred Stock	-	-	500,000	500,000
Ms. Yogita Desai	Issue of Convertible notes	-	-	100,000	100,000
Mr. Sandeep Gupta	Issue of Convertible notes	-	50,000	50,000	-
Total		$400,000	$200,000	$1,950,000	$1,750,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2022	560,000	$0.83	7.95
Granted	185,000	1.13
Exercised	-	-
Cancelled and forfeited	(90,000)	-
Balance as of December 31, 2023	655,000	$0.90	7.56

Vested and exercisable as of December 31, 2023	410,065	$0.84	6.84

The weighted-average grant date fair value of options granted during the years ended December 31, 2023 and 2022 are $ 0.55 and $ 0.52 per share respectively.

F-31

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	December 31,
	2023	2022
General and Administrative Expenses	$79,449	$68,087
Total stock-based compensation expense	$79,449	$68,087

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	December 31,
	2023	2022
Expected volatility	65% - 75%	65% - 75%
Risk-free interest rate	0.5% - 3.5%	0.5% - 2.8%
Expected term	5.9 - 6.0 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of December 31, 2023, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

The following table summarizes the assumptions used to estimate the fair value of the outstanding warrants during the years ended December 31, 2023, and 2022:

	December 31,
	2023	2022
Expected dividend yield	0%	-
Weighted-average expected volatility	70.52%	-
Weighted-average risk-free interest rate	4.50%	-
Expected life of warrants	5 years	-

Note 12 Net Loss per Share

Stock options to purchase 655,000 and 560,000 common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 9,529,683 and 0 common stock were outstanding at December 31, 2023 and 2022, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

F-32

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	December 31,
	2023	2022
Operating lease costs
Amortization of ROU Assets	$5,025	$-
Interest on Lease Liabilities	$2,380	$-
Short term lease costs	$34,021	$32,677

Supplemental cash flow information related to leases was as follows:

	December 31,
	2023	2022
Cash paid for accounts included in the measurements of lease liabilities
Operating cash flows for Operating leases	$7,200	$-
Right of Use Assets obtained in exchange for new Lease Liabilities	$205	$-

F-33

Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right of Use Assets	$64,091	$-

Short term Lease liabilities	$21,404	$-
Long term Lease liabilities	$42,893	$-
Total Lease Liabilities	$64,297	$-

Weighted Average Remaining Lease Term (in years)	2.83	-

Weighted Average Discount Rate	15.50%	-

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$29,017
2025	29,887
2026	17,823
Total lease payments	76,727
Less: Imputed interest	12,430
Total	$64,297

Note 14 Subsequent Events

Short-Term Convertible Notes

All the short-term convertible notes matured during the period of December 2023. The Company has not paid the amounts due including the principal and the accrued interest. However, in March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest till the date of conversion amounting to $276,233 into an aggregate of 965,568 preferred stock of the company.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Termination of Exclusive License and Commercial Agreement:

Scienture Inc. (Scienture) and Kesin had entered into two exclusive license commercial agreements where Scienture had granted Kesin the rights to commercialize the products. In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,000 has not been repaid within two years of the early of i) commercial launch or ii) 120 days from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. As of the date of issue of financial statements, the entire amount is outstanding.

Management has evaluated subsequent events through July 31, 2024, the date the financial statements were available to be issued.

F-34

Scienture Holdings, Inc. (FKA TRxADE HEALTH, Inc.)

Unaudited Pro Forma Financial Statements

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of the Scienture Holdings and Scienture LLC after giving effect to the acquisition of Scienture LLC by Scienture Holdings (the “Transaction”) and the adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of the Scienture Holdings and Scienture LLC as of June 30, 2024, have been prepared to reflect the effects of the Transaction as if it occurred on June 30, 2024. The unaudited pro forma combined statements of operations for Scienture Holdings and Scienture LLC for the six months ended June 30, 2024, combine the historical results and operations of the Scienture Holdings and Scienture LLC giving effect to the Transaction as if it occurred on January 1, 2024. The unaudited pro forma combined statements of operations for Scienture Holdings and Scienture LLC for the year ended December 31, 2023, combine the historical results and operations of the Scienture Holdings and Scienture LLC giving effect to the Transaction as if it occurred on January 1, 2023.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of Scienture Holdings and Scienture LLC and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

F-35

Unaudited Proforma Combined Balance Sheet as of June 30, 2024

	Scienture	Scienture	Pro Forma		Pro Forma
	Holdings	LLC	Adjustments		Combined
ASSETS
Current assets:
Cash	$7,719,993	$114,210	$-		$7,834,203
Accounts receivable, net	13,091	-	-		13,091
Inventory	6,439	-	-		6,439
Prepaid expenses	797,383	-	-		797,383
Notes receivable - related party	1,300,000	-	-		1,300,000
Other receivables	2,230,797	485	-		2,231,282
Deferred offering costs	69,444	-	-		69,444
Current assets of discontinued operations	7,297	-			7,297
Total current assets	12,144,444	114,695	-		12,259,139
Property plant and equipment, net	6,500	-	-		6,500
Deposits	22,039	-	-		22,039
Deferred offering costs	-	-	-		-
Goodwill	-	-	7,234,860	(a)	7,234,860
Intangible assets, net	-	-	76,400,000	(a)	76,400,000
Investments	2,500,000	-	-		2,500,000
Operating lease right-of-use assets	175,550	61,579	-		237,129
Total assets	$14,848,533	$176,273	$83,634,860		$98,659,667

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$726,266	$884,581	$-		$1,610,847
Accrued liabilities	500,454	1,198,822	-		1,699,276
Other current liabilities	5,441	-	-		5,441
Lease liability - current	32,608	22,567	-		55,175
Warrant liability	1,631,974	-	-		1,631,974
Current liabilities of discontinued operations	5,346				5,346
Total current liabilities	2,902,089	2,105,970	-		5,008,059
Long-term convertible notes, net of debt discount	-	1,734,661	-		1,734,661
Lease liability	160,996	39,319	-		200,315
Development agreement liability	-	1,285,000	-		1,285,000
Total liabilities	3,063,085	5,164,950	-		8,228,035

Stockholders’ equity (deficit):
			68	(a)
Preferred stock	-	337	(337	)(a)	68
Common stock	14	500	3	(a)	17
			(500	)(a)	-
Additional paid-in capital	38,290,315	10,835,257	78,646,113	(a)	116,936,428
			(10,835,257	)(a)	-
Accumulated deficit	(26,504,881)	(15,824,770)	15,824,770	(a)	(26,504,881)
Total stockholders’ equity	11,785,448	(4,988,676)	83,634,860		90,431,632
Total liabilities and stockholders’ equity	$14,848,533	$176,273	$83,634,860		$98,659,667

(a) To record the purchase price allocation of the pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by the Scienture Holdings, and elimination of Scienture LLC’s equity.

F-36

Unaudited Proforma Combined Statement of Operations for the Six Months Ended June 30, 2024

	Scienture	Scienture	Pro Forma	Pro Forma
	Holdings	LLC	Adjustments	Combined

Revenues	$18,699	$-	$-	$18,699
Cost of sales	19,402	-	-	19,402
Gross profit	(703)	-	-	(703)

Operating expenses:
Wage and salary expense	534,644	-	-	534,644
Professional fees	688,689	-	-	688,689
Accounting and legal expense	510,755	-	-	510,755
Technology expense	138,289	-	-	138,289
Research and development	-	1,520,947	-	1,520,947
General and administrative	5,115,582	1,413,893	-	6,529,475
Termination fee	-	1,285,000	-	1,285,000
Total operating expenses	6,987,959	4,219,840	-	11,207,800
Operating loss	(6,988,662)	(4,219,840)	-	(11,208,503)

Non-operating income (expense):
Change in fair value of warrant liability	(895,021)	-	-	(895,021)
Interest and other income	103,952	11,931	-	115,883
Loss on disposal of asset	(374,968)	-	-	(374,968)
Interest expense	(103,464)	(227,905)	-	(331,369)
Total non-operating income (expense)	(1,269,501)	(215,974)	-	(1,485,475)
Net loss from continuing operations	(8,258,163)	(4,435,814)	-	(12,693,977)
Net income on discontinued operations	27,670,294	-	-	27,670,294
Net income/(loss)	$19,412,131	$(4,435,814)	-	$14,976,317

Net loss per common share from continuing operations
Basic	$(6.75)			$(8.37)
Diluted	$(6.75)			$(8.37)
Net income per common share from discontinued operations
Basic	$22.60			$18.25
Diluted	$19.02			$15.85
Net income/(loss)
Basic	$15.86			$9.88
Diluted	$13.35			$8.58
Weighted average common shares outstanding
Basic	1,224,337			1,515,892
Diluted	1,454,558			1,746,113

F-37

Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2023

	Scienture	Scienture	Pro Forma	Pro Forma
	Holdings	LLC	Adjustments	Combined

Revenues	$8,272,214	$800,000	$-	$9,072,214
Cost of sales	5,673,957	-	-	5,673,957
Gross profit	2,598,257	800,000	-	3,398,257

Operating expenses:
Wage and salary expense	2,698,178	-	-	2,698,178
Professional fees	1,466,567	-	-	1,466,567
Accounting and legal expense	1,534,377	-	-	1,534,377
Technology expense	1,376,908	-	-	1,376,908
Research and development	-	2,029,812	-	2,029,812
General and administrative	2,785,633	719,398	-	3,505,031
Total operating expenses	9,861,663	2,749,210	-	12,610,873
Operating loss	(7,263,406)	(1,949,210)	-	(9,212,616)

Non-operating income (expense):
Change in fair value of warrant liability	(148,420)	-	-	(148,420)
Interest and other income	18,741	20,798	-	39,539
Goodwill impairment	(5,129,115)	-	-	(5,129,115)
Interest expense	(1,198,346)	(312,577)	-	(1,510,923)
Total non-operating income (expense)	(6,457,140)	(291,779)	-	(6,748,919)
Net loss from continuing operations	(13,720,546)	(2,240,989)	-	(15,961,535)
Net loss on discontinued operations	(4,123,028)	-	-	(4,123,028)
Net loss	$(17,843,574)	$(2,240,989)	$-	$(20,084,563)

Net loss per common share from continuing operations
Basic	$(17.96)			$(15.12)
Diluted	$(5.76)			$(5.97)
Net loss per common share from discontinued operations
Basic	$(5.40)			$(3.91)
Diluted	$(1.73)			$(1.54)
Net loss
Basic	$(23.35)			$(19.03)
Diluted	$(7.49)			$(7.51)
Weighted average common shares outstanding
Basic	764,058			1,055,613
Diluted	2,381,443			2,672,998

F-38

Note 1 – Description of Transaction and Basis of Presentation

Description of Transaction

The Transaction occurred pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), which was entered into and closed on July 25, 2024, by and among the Scienture Holdings, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Scienture LLC. Pursuant to the Merger Agreement, on July 25, 2024, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture LLC continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture LLC merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity and Merger Sub II changed its name to “Scienture, LLC”.

As consideration for the Transaction, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture Holdings common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of Scienture Holdings’ common stock, par value $0.00001 per share representing 19.99% of the number of shares of Scienture Holdings’ common stock issued and outstanding immediately prior to the First Effective Time, and (ii) 6,826,713 shares of the Series X Preferred Stock, each share of which is convertible into one share of Scienture Holdings’ common stock.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited proforma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transaction was accounted for as a business acquisition wherein Scienture LLC is the accounting acquiree and Scienture Holdings is the accounting acquirer.

Note 2 – Consideration Transferred

Scienture Holdings issued 291,536 shares of its common stock and 6,826,713 shares of Series X Preferred Stock in connection with the Transaction. The total fair value of the initial purchase price consideration associated with the Transaction was determined as follows:

Common stock issued	$3,221,245
Preferred stock issued	75,424,939
Total purchase price	$78,646,184

The following table shows the preliminary allocation of the purchase price for Scienture LLC to the acquired net identifiable assets and pro forma goodwill:

Assets acquired	$176,273
Goodwill	7,234,860
Intangible assets	76,400,000
Liabilities assumed	(5,164,950)
$78,646,184

Scienture Holdings recorded $7,234,860 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed. The pro forma intangible assets acquired consist of developed technology and the related intellectual property and of the Company’s products. The Company is currently assessing whether the assets are indefinite-lived such as in-process research and development assets, or whether they will begin amortization upon commercialization.

The purchase price allocation of intangible assets was evaluated under ASC 805. The identified intangible assets were determined to be product technologies, and were valued accordingly by each product candidate:

Product Candidate	Fair Value
SCN-102	$23,600,000
SCN-104	25,000,000
SCN-106	15,000,000
SCN-107	12,800,000
$76,400,000

The fair value of the product technologies was determined by the Income Approach: Multi-Period Excess Earnings Methods (“MPEEM”). The MPEEM measures economic benefits by calculating the cash flows attributable to an asset after deducting appropriate returns for contributory assets used by the business in generating the asset’s revenue and earnings. The MPEEM utilized revenue and cash flow projections through 2030 based on each product candidate’s phase of development.. Key assumptions include a 2% long-term revenue growth rate and 3% contributory asset charge rate. The Company discounted the expected future cash flows at a 53.0% rate of return, equal to the WACC plus 10%, to reflect the risk of the cash flows related to the product technologies. The Company then summed the present values of the estimated future cash flows and included an amortization tax benefit to the value indication of each of the product technologies.

F-39

Prospectus

4,300,000 Shares of Common Stock

February [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount Paid or to Be Paid
SEC registration fee	$4,845.31
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Printing fees and expenses	$5,000
Total	$54,845.31

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

II-1

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and Certificate of Incorporation, our amended and restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we are not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company has sold the following securities that were not registered under the Securities Act and that were offered and sold pursuant to the exemptions from registration under the Securities Act:

2022 Warrant Exercises

In January 2022, warrants to purchase 14,584 shares of common stock were exercised with an exercise price of $0.06 per share; the Company issued 14,584 shares of common stock, and $875 in proceeds were received in connection with such exercise. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

II-2

2022 SPA

On October 4, 2022, the Company entered into a Securities Purchase Agreement (the “2022 SPA”) with an institutional investor. The 2022 SPA provided for the sale and issuance by the Company of an aggregate of: (i) 920,000 shares of the Company’s Common Stock (61,334 shares after the effect of the 1:15 reverse stock split on June 21, 2023), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock split) (the “Shares”), and (iii) private placement warrants (the “Private Placement Warrants”) to purchase up to 2,663,045 shares of common stock (177,537 shares after the effect of the 1:15 reverse stock split). The offering price per Share was $1.15 and the offering price per Pre-Funded Warrant was $1.14999. The Company received approximately $1.750 million in proceeds and paid approximately $0.205 million in commissions and legal fees related to the transaction. The Private Placement Warrants were sold in a concurrent private placement.

In January 2023, the investor executed the Pre-Funded Warrants and purchased 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock) with a purchase price of $6.02.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Purchase Agreement

In the first quarter of 2023, we issued 50,000 shares of common stock to White Lion Capital, LLC in connection with the termination of the common stock purchase agreement dated September 7, 2022, as amended on September 12, 2022. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Superlatus Merger Agreement

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Superlatus Merger Agreement”) with Superlatus, Inc. (“Superlatus”) and Foods Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”). On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of one to one hundred. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169.

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company and 15,759 shares of Company’s Series B Preferred Stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. In March 2024 the Company divested of its interest in Superlatus.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2023 SPA

On October 4, 2023, the Company entered into a Securities Purchase Agreement (the “2023 SPA”) with Hudson Global Ventures, LLC (“Hudson”). Under the terms of the 2023 SPA, the Company agreed to sell, and Hudson agreed to purchase, 290 shares of Series C Preferred Stock (the “Purchased Shares”) at a price of $1,000 per share and a warrant to purchase up to 41,193 shares of common stock. Additionally, pursuant to the 2023 SPA, 40,000 shares of common stock were issued to Hudson upon closing for a commitment fee. The Company received $250,000 in exchange for the Purchased Shares, common stock, and warrants, net of issuance costs.

On July 12, 2024, the Company converted the 290 Purchased Shares into 52,158 shares of common stock at the election of the holder.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

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Scienture Merger Agreement

On July 25, 2024, the Company, entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture, Inc., a Delaware corporation (“Scienture”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity.

As consideration for the Mergers, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of the Company’s common stock and (ii) 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series X Preferred Stock”), each share of which was convertible into one share of common stock.

On September 20, 2024, all shares of Series X Preferred Stock were converted into a total of 6,826,753 shares of common stock.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

August 2024 Note and Warrants

In August 2024, the Company issued a convertible note of $360,000, for which the Company received $314,000 in net proceeds. The Conversion Price is the lesser of i) $8.36 or (ii) 85% of the lowest volume-weighted average prices of the preceding five trading days. The note matures on August 20, 2025. In connection with the note, the Company issued 76,923 warrants to purchase common stock. The warrants have an exercise price of $9.36 per share, are immediately exercisable and have a term of 5 years. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2024 Warrant Exercises

In August 2024, the Company issued 28,571 shares of common stock pursuant to the exercise of warrants on a cashless basis. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Issued for Services

During the nine months ended September 30, 2024, the Company issued 470,482 shares of common stock for services. The fair value of shares issued for services were $4,450,919. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 25, 2024, by and among the Company, MEDS Merger Sub I, Inc., MEDS Merger Sub II, LLC, and Scienture, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 31, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended through September 20, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed on November 6, 2024).

3.2	Amended and Restated Bylaws of the Company, as amended through March 24, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q filed on November 6, 2024).

3.3	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 26, 2023).

3.4	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 31, 2024).

5.1	Opinion of Dykema Gossett PLLC (incorporated by reference to Exhibit 5.1 of the Company’s Form S-1 filed on December 3, 2024).

10.1#	Form of Indemnification Agreement entered into with certain directors and officers (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-K filed on March 22, 2019).

10.2#	Employment Agreement with Prashant Patel dated March 1, 2021 and effective March 31, 2024 (incorporated by reference to Exhibit 6.7 of the Company’s Form 1-A/A filed on November 6, 2024).

10.3#	Employment Agreement with Surendra Ajjarapu dated April 14, 2020 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on April 16, 2020).

10.4#	First Amendment to Employment Agreement with Surendra Ajjarapu dated May 5, 2020 and effective April 14, 2020 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on May 7, 2020).

10.5#	Second Amendment to Employment Agreement with Mr. Ajjarapu dated August 29, 2022 and effective September 1, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on September 1, 2022).

10.6#	Third Amendment to Employment Agreement with Surendra Ajjarapu dated January 17, 2023 and effective September 1, 2022 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on January 20, 2023).

10.7#	Second Amended and Restated Trxade Group, Inc. 2019 Equity Incentive Plan, as amended through September 20, 2024 (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1 filed on December 3, 2024).

10.8	Amended and Restated Agreement and Plan of Merger, dated July 14, 2023, between the Company, Foods Merger Sub, Inc., and Superlatus Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 14, 2023).

10.9	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between the Company, Superlatus Inc. and Foods Merger Sub Inc., dated January 8, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 11, 2024).

10.10	Asset Purchase Agreement between Trxade, Inc., Micro Merchant Systems, Inc. and the Company (for the limited purposes identified therein), dated February 16, 2024 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 16, 2024).

10.11	Subscription Agreement, dated February 29, 2024 between Trxade, Inc. and Lafayette Energy Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 6, 2024).

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10.12	Stock Purchase Agreement, dated March 5, 2024 between the Company and Superlatus Foods Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on March 6, 2024).

10.13	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 31, 2024).

10.14#	Consulting Agreement, dated July 25, 2024, by and between the Company and Surendra K. Ajjarapu (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 31, 2024).

10.15#	Consulting Agreement, dated July 25, 2024, by and between the Company and Prashant Patel (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on July 31, 2024).

10.16	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on July 31, 2024).

10.17	Assignment and Assumption of Membership Interests – Integra Pharma Solutions, LLC, dated October 4, 2024, by and between the Company and Softell Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q filed on November 6, 2024).

10.18+	Purchase Agreement, dated November 25, 2024, between the Company and Arena Business Solutions Global SPC II, Ltd (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed on November 26, 2024).

10.19+	Securities Purchase Agreement, dated November 22, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 26, 2024).

10.20	Form of 10% Original Issue Discount Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 26, 2024).

10.21+	Security Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on November 26, 2024).

10.22	Guarantee Agreement, dated November 25, 2024, between Scienture, LLC and the Arena Investors (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on November 26, 2024).

10.23	Registration Rights Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on November 26, 2024).

10.24	First Amendment of Loan and Security Agreement, dated November 22, 2024, between the Company, NVK Finance, LLC, Scienture, LLC, Srivatsav, LLC, and Shankar Hariharan (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on November 26, 2024).

10.25**+	Master Services Agreement, dated October 29, 2024, by and between the Company and Anthem Biosciences Pvt. Ltd.

16.1	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated September 14, 2023 (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, filed on September 14, 2023).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Form S-1 filed on December 3, 2024).

23.1**	Consent of CM3 Advisory.

23.2**	Consent of MaloneBailey, LLP.

23.3**	Consent of Suri & Co.

23.4	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of the Registration Statement filed by the Company on December 3, 2024).

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Form S-1 filed on December 3, 2024).

*	Filed herewith.

**	Previously filed

#	Represents management compensation plan, contract or arrangement.

+	Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the 6th day of February 2025.

SCIENTURE HOLDINGS, INC.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Surendra Ajjarapu	Chief Executive Officer	February 6, 2025
Surendra Ajjarapu	(Principal Executive Officer)

/s/ Prashant Patel	Interim Chief Financial Officer	February 6, 2025
Prashant Patel	(Principal Financial and Accounting Officer)

*	Director	February 6, 2025
Donald G. Fell

*	Director	February 6, 2025
Mayur Doshi

*	Director	February 6, 2025
Subbarao Jayanthi

*	Director	February 6, 2025
Shankar Hariharan

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